UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-effective Amendment No. 2 to
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.
(Name of small business issuer in its charter)

Iowa	2860	20-3297479
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number
121 S. 2nd Street.
P.O. Box 366
Akron, Iowa 51001
(Address and telephone number of principal executive offices and principal place of business)
John E. Lucken
121 S. 2nd Street
P.O. Box 366
Akron, Iowa 51001
(712) 568-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
Sean P. Moore
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000,
Des Moines, Iowa 50309-2510
(515) 242-2400
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class	Maximum number of	Proposed maximum	Proposed maximum
of securities to be	units to be	offering price per	aggregate offering	Amount of
Registered	Registered	Unit	Price	registration fee
Membership Units	60,000	$1,000	$60,000,000	$1,842 (1)

(1)	Determined pursuant to Section 6(b) of the Securities Act of 1933 and Fee Rate Advisory #6 for Fiscal Year 2007, and Rule 457(o) of Regulation C.

*	Fee table revised due to increase in proposed maximum aggregate offering price. Original Fee paid was $5,446, so no additional fee has been paid along with this amendment.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.
Preliminary Prospectus
Dated August 2, 2007
NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.
an Iowa Limited Liability Company
[Effective Date]
The securities being offered by Natural Innovative Renewable Energy, L.L.C. are Limited Liability Company Membership Units

Minimum Offering Amount	$45,000,000	Minimum Number of Units	45,000
Maximum Offering Amount	$60,000,000	Maximum Number of Units	60,000
Offering Price: $1,000 per Unit
Minimum Purchase Requirement: Twenty Units ($20,000)
Additional Purchases in Increments of One (1) Unit
          We are offering limited liability company membership units in Natural Innovative Renewable Energy, L.L.C., a development stage Iowa limited liability company. Natural Innovative Renewable Energy, L.L.C. (Natural Innovative Renewable Energy) was formerly known as Northwest Iowa Renewable Energy, L.L.C. On June 27, 2007 the members of our company voted unanimously in favor of changing our name to Natural Innovative Renewable Energy. We intend to use the offering proceeds to develop, construct and operate a 60 million gallon per year biodiesel manufacturing facility in Akron, Iowa. We estimate the total project, including operating capital, will cost approximately $100,000,000. We expect to use debt financing to complete the project capitalization. We estimate the net proceeds of the offering after deducting offering expenses to be $44,573,354 if the minimum amount of equity is raised, and $59,573,354 if the maximum number of units offered is sold. We are offering the units for a purchase price of $1,000 per unit. The minimum purchase requirement is 20 units for a minimum investment of $20,000. A unit represents a pro rata ownership interest in our capital, profits, losses, and distributions. The offering will end no later than [one year from the effective date of this registration statement]. If we sell the maximum number of units prior to [one year date], the offering will end on the date that the maximum number of units have been sold. We may also decide to end the offering any time after we have sold the minimum number of units and prior to [one year date]. If we decide to abandon the project for any reason, we will terminate the offering and promptly return your investment with nominal interest. Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Security National Bank of Sioux City, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $45,000,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $38,688,750 to $53,688,750, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) the escrow agent provides an affidavit, as provided in the escrow agreement, to the states in which the units have been registered stating that the foregoing requirements of (1), (2) and (3) have been satisfied. We are selling the units directly to investors on a best efforts basis without using an underwriter. This means that approved board members will diligently attempt to offer the units for sale through road show presentations and through a marketing campaign. However, as discussed in “RISK FACTORS” starting on page 10 our directors have limited or no experience in selling securities or in the biodiesel industry. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
          These securities are speculative securities and involve a significant degree of risk (see “RISK FACTORS” starting on page 10), and will constitute an investment in an illiquid security since no public or other market for the units now exists or is expected to develop. Our transfer restrictions may require you to assume the risks for investing in us for an indefinite period of time, potentially for the life of the Company, and only investors who can afford an illiquid investment should invest in us. You should consider these risk factors before investing in us.
•	Our units will not be listed on a national exchange, therefore your investment in us will be an investment in illiquid securities;

•	The units are subject to a number of transfer restrictions imposed by our operating agreement as well as tax and securities laws, and no public market exists for our units and none is expected to develop;

•	We will need to obtain significant debt financing to fund construction of our proposed biodiesel plant;

•	The initial board of directors will serve until the first annual meeting following the date on which substantial operations of the proposed biodiesel plant commence, which is not expected until winter of 2008;

•	Our directors and officers are inexperienced in the biodiesel business;

•	New plants under construction or decreases in the demand for biodiesel may result in excess production capacity which could decrease our revenues and adversely impact our financial condition; and

•	We do not have binding commitments from suppliers of raw soy or other oils to supply feedstock for our plant. We may not be able to obtain satisfactory amounts or competitive pricing for our feedstock supply which could force us to abandon our business, impair our ability to operate profitably and decrease the value of your investment.

PROSPECTUS SUMMARY
          This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus and the financial statements, and attached exhibits before you decide whether to invest.
Natural Innovative Renewable Energy
          We are an Iowa limited liability company originally organized by filing articles of organization with the Iowa Secretary of State’s Office on June 6, 2005. Our directors adopted our operating agreement on April 14, 2006 attached hereto as Exhibit B. Natural Innovative Renewable Energy was formerly know as Northwest Iowa Renewable Energy, L.L.C. On June 27, 2007 the members of our company voted unanimously in favor of changing the name to Natural Innovative Renewable Energy. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 121 S. 2nd Street, P.O. Box 366, Akron, Iowa 51001. Our telephone number is (712) 568-1000.
          We are a development-stage company with no prior operating history. The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 60 million gallon per year biodiesel processing plant to be located near Akron, Plymouth County, Iowa. The National Biodiesel Board defines biodiesel as a domestic, renewable fuel for diesel engines derived from natural oils like soybean oil. We will market our pure biodiesel to fuel blenders, who will mix it with petroleum diesel and then deliver it to retailers. We do not expect to generate any revenue until we begin operating the proposed biodiesel plant.
The Offering
          The following is a brief summary of this offering:

Minimum number of units offered	45,000 units

Maximum number of units offered	60,000 units

Purchase price per unit	$1,000

Minimum purchase amount	20 units ($20,000)

Additional purchases	1 unit increments ($1,000)

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 60-million gallon per year biodiesel plant to be located in Akron, Plymouth County, Iowa.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date	The offering will end no later than [one year following the effective date of this registration statement]. If we sell the maximum number of units prior to [one year date], the offering will end on or about the date that we sell the maximum number of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units and we may end the offering any time after we sell the minimum number of units and prior to [one year date]. If we sell the minimum number of units before the end of [one year date] we may continue to sell units, even after we release funds from escrow, up to the maximum number of units in this offering until [one year date]. In addition, if we abandon the project for any reason prior to [one year date], we will terminate the offering and return offering proceeds to investors including nominal interest on your investment less fees.

Units issued and outstanding if min. sold	47,747 units(1)

Units issued and outstanding if max. sold	62,747 units(1)

Risk factors	See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

(1)	Includes 2,373.5 of seed capital units and 373.5 of founder units currently issued and outstanding from our previous private placements.

          We plan to register the offering only with the Iowa, South Dakota, Nebraska and Colorado state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Iowa, South Dakota, Nebraska, Colorado or in states that allow general solicitation under an exemption from registration. This limitation may result in the offering being unsuccessful. The directors and officers identified on page 28 of this prospectus will be offering the securities on our behalf directly to investors without the use of an underwriter. Our directors have no broker-dealer experience and no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering. We will not pay commissions to our directors and officers for these sales.
Suitability of Investors
     Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, you cannot invest in this offering unless you meet the following suitability tests, which vary depending on the state in which you reside as follows:
     For investors that reside in states other than Iowa, the following suitability standard applies:
(1)	You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.
     For Iowa investors, the following suitability standard applies:
(1)	You have annual income from whatever source of at least $65,000 and you have a net worth of at least $65,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $175,000 exclusive of home, furnishings and automobiles.
          For married persons, the above tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
          Units will be sold only to persons that meet these and other specific suitability requirements. Even if you represent that you meet the required suitability standards, the board of directors reserves the right to reject any portion or all of your subscription for any reason, including if the board determines that the units are not a suitable investment for you. See “PLAN OF DISTRIBUTION – Suitability of Investors.”
The Project
          If we are able to fully capitalize the project as described in our financing plan below, we will use the offering proceeds to build and operate a 60 million gallon per year biodiesel plant in Akron, Plymouth County, Iowa. We expect the biodiesel plant to annually process approximately 373 million pounds of soybean oil and approximately 97 million pounds of animal fats and grease to produce approximately 60 million gallons of fuel-grade biodiesel per year. The National Biodiesel Board has identified biodiesel users in industries including transport trucks, marinas, buses, farming, heating oil and many government vehicles. We also expect the biodiesel plant to annually produce approximately 63 million pounds of glycerin, which is a principal co-product of the biodiesel production process. As identified by the Soap and Detergent Association, glycerin has many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products.
          We have not begun design or construction of our plant. We expect Bratney Companies of Des Moines, Iowa (“Bratney”) will build our plant. We have entered into a Letter of Intent and a Phase I Design Services Agreement with Bratney for the design and construction of our proposed biodiesel plant. The Letter of Intent is non-binding and provides that Bratney will perform preliminary engineering and design work necessary to reach a definitive design build agreement. The Phase I Design Services Agreement requires Bratney to perform pre-engineering work for a fee of $400,000. The pre-engineering work will include but is not limited to:
–	Preparation of a project cash flow projection

–	Development of a site lay out plan

–	Development of a process area layout

–	Process engineering

–	Design of process buildings necessary for construction permits and construction bidding

–	Development of a project schedule

–	Determination of a maximum project cost

–	Development of a definitive design-build agreement

–	Development of a procurement plan to procure equipment for the project
          We estimate that it will take 12 to 17 months from closing the offering to complete the construction of the plant and begin operations. The plant will be constructed with technology provided by Cimbria Sket. Our board selected Bratney as the most suitable company for the project after interviewing four construction and engineering firms. Bratney has no prior experience in the design and construction of biodiesel facilities. However, Bratney has constructed seed, feed, grain, food and bulk handling facilities. Bratney is the exclusive public provider of Cimbria Sket technology in North America. The Cimbria Sket technology is widely used in Europe, with over 300 million gallons of biodiesel currently in production using this technology. The European plants produce biodiesel from either rape seed or soybean oil. We expect that Cimbria Sket along with Westfalia Separator US will provide the technology for our plant. Westfalia Separator US is a German Company with its United States offices located in Northvale, NJ. Westfalia Separator US specializes in centrifuge separation technology. We anticipate plant operations beginning in the winter of 2008. We expect to execute a definitive construction agreement with Bratney which will set forth in detail the design and construction services provided by Bratney. However, our letter of intent and Phase I Design Services Agreement did not establish a fixed contract price for construction of our plant. Based upon our conversations with Bratney, we have estimated general contractor construction costs of $80,231,815 which includes land and site costs, process controls equipment, the process building, the chemical and control room building, the boiler maintenance building, the administration building, the tank farm and distribution facilities, construction labor and costs, railroad equipment, switches and siding, the wastewater treatment system and the fire protection system. However, this is not a firm estimate and Bratney and the final cost could be higher. In addition, we have entered into a consulting agreement with Engineering & Construction Services (“ECS”), a consulting firm out of Sioux City, Iowa, for a variety of consulting services in relation to the design and construction of our plant.
Most Significant Risk Factors
•	New plants under construction or decreases in the demand for biodiesel may result in excess production capacity which could decrease our revenues and adversely impact our financial condition;

•	We do not have binding commitments from suppliers of raw soy or other oils to supply feedstock for our plant. We may not be able to obtain satisfactory amounts or competitive pricing for our feedstock supply which could force us to abandon our business, impair our ability to operate profitably and decrease the value of your investment;

•	We are very dependent on Bratney for the construction and design of our plant and any loss of our relationship with Bratney may cause us to delay or abandon the project;

•	Bratney Companies has no prior experience in the design and construction of biodiesel facilities and its lack of experience may cause unforeseen delays or costs;

•	We are very dependent upon Westfalia Separator US and Cimbria Sket as the technology providers for our biodiesel production technology and any loss of our relationship with our technology providers may cause us to delay or abandon the project;

•	Cimbria Sket biodiesel technology has never been utilized in the United States and problems may arise in Americanizing the production process;

•	Once made, you will not be allowed to withdraw your investment. Therefore, you should only invest if you are willing to have your investment be unavailable to you indefinitely;

•	We are a development-stage company and have not yet generated and do not expect to generate revenue until plant operations begin;

•	Cash distributions depend upon our future financial and operational performance and will be affected by debt covenants, reserves, and operating expenditures;

•	Our project and future plant operations are subject to construction risks, fluctuations in the prices and availability of feedstock and utilities and fluctuations in the price of biodiesel, all of which are affected by various factors over which we have no control, including weather, supply, demand, technology changes, and government support and regulations;

•	We face substantially different risks in the biodiesel industry than do ethanol manufacturers, and you should not base your decision to invest in us upon any perceived favorable comparisons;

•	Competition from other diesel fuel lubricity additives for ultra low sulfur diesel may be less expensive than biodiesel, which may result in loss of market share and decrease the value of your investment;

•	We expect to construct the plant by means of substantial leverage of equity, resulting in substantial debt service requirements that could reduce the value of your investment;

•	Conflicts of interest may arise in the future between us, our members, our directors and the companies upon which we will depend;

•	The units are subject to a number of transfer restrictions, and no public market exists for our units and none is expected to develop;

•	Member’s voting rights are limited and we are managed by a board of directors and officers; and

•	We may elect to terminate or abandon the offering prior to [effective date plus 12 months] if we have not sold the minimum offering amount of $45,000,000 or we have not received a written debt financing commitment ranging from $38,688,750 to $53,688,750, which will be necessary to fully capitalize the project.

Our Anticipated Construction Schedule

▪	August-October 2007 – Conduct equity drive

▪	November 2007 – Negotiate and close debt financing

▪	Winter 2007 – Commence plant construction

▪	Winter 2007 to Fall 2008 – Manage plant construction

▪	Fall or Winter 2008 – Plant completion and commencement of operations
Our Financing Plan
               We estimate the total project will cost approximately $100,000,000. We expect that the general contractor construction costs will be approximately $80,231,815 including the purchase price of land and certain site development costs, with additional start-up and development costs of approximately $19,768,185. This is a preliminary estimate based our discussions with our anticipated general contractor, Bratney. However, Bratney has no prior experience in the design and construction of biodiesel facilities. Therefore, Bratney has depended upon the knowledge and prior experience of Cimbria Sket our technology provider in producing its estimate. While Cimbria Sket’s biodiesel technology has been used by several biodiesel plants in Europe, Cimbria Sket’s biodiesel technology has never been used in the United States. As a result, we expect our estimate to change as we continue to develop the project. We expect to capitalize our project using a combination of equity and debt to supplement our seed capital proceeds. We raised a total of $1,311,250 from our founding members and our private placement seed capital offering for the purpose of funding our developmental, organizational and offering expenses. We intend to raise a minimum of $45,000,000 and a maximum of $60,000,000 of additional equity in this offering. See “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION – Project Capitalization.”
               Depending on the level of equity raised in this offering and the amount of any grants we may be awarded, we will need to obtain debt financing ranging from approximately $38,688,750 to $53,688,750 in order to supplement our registered offering and seed capital proceeds of $1,311,250 and fully capitalize the project. We do not currently have a debt commitment from any financial institution or other lender for our debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment for debt financing. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,311,250 we raised as seed capital from the estimated total project cost. The following table describes our anticipated uses of equity and debt proceeds.

Use of Proceeds	Amount
Land	$800,000
Site Costs	2,181,912
Primary Processing Equipment	26,853,157
Process Controls Equipment	638,771
Utility Equipment	2,745,220
Process Building	6,609,171
Chemical & Control Room Building	1,166,445
Boiler Maintenance Building	1,305,154
Administration Building	915,463
Tank Farm Storage & Distribution Facilities	20,859,327
Construction Labor and Other Construction Costs	8,761,084

Use of Proceeds	Amount
Railroad Equipment, Turnouts, Switches & Siding	3,249,873
Wastewater Treatment System & Sanitation System	3,366,941
Fire Protection Equipment	779,297

Subtotal General Contractor Construction Costs	$80,231,815

Capitalized Construction Interest	$2,450,000
Working Capital	12,000,000
Rolling Stock- Railroad Equipment	150,000
Rolling Stock- Vehicle(s) and Utility Tractor(s)	100,000
Construction Performance Bond	600,000
Financing Costs	500,000
Legal, Accounting and Consulting Fees	500,000
Construction Contingency	3,468,185

Subtotal for additional start up and development costs	$19,768,185

TOTAL	$100,000,000

Financial Information
          We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.
Membership in Natural Innovative Renewable Energy and Our Operating Agreement
          If you purchase 20 or more of our units in this offering, you will become a member in Natural Innovative Renewable Energy, and your rights as a member will be governed by our operating agreement. Each member will have one vote per unit owned. Members may vote on a limited number of issues, such as dissolving the company, amending the operating agreement, and electing future directors. Generally, we will allocate our profits and losses based upon the ratio each member’s units bear to total units outstanding.
          In the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., we will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income.
          The transfer of units is restricted by our operating agreement, which, except in limited circumstances, does not allow unit transfers until the plant is operational. Once we are operational, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws. Please see “SUMMARY OF OUR OPERATING AGREEMENT” and “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.”
Subscription Period and Procedures
          The offering will end no later than [one year date]. If we sell the maximum number of units prior to [one year date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [one year date]. In addition, if we abandon the project for any reason prior to [one year date], we will terminate the offering and promptly return offering proceeds to investors, including nominal interest on your investment less fees. We may continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part, and to waive conditions to the purchase of units. Additionally, if we sell the minimum number of units we may, in our sole discretion, determine that it is not necessary to offer the maximum number of available units for sale.
          Before purchasing any units, you must read and complete the subscription and signature page of our operating agreement, pay 10% of your total investment into our escrow account and sign a promissory note and security agreement for the 90% balance of the purchase price.

          Once you have executed the subscription agreement, you will not be able to withdraw the funds from escrow, sell or transfer your units or otherwise cancel the subscription agreement. Any time after we sell the minimum aggregate offering amount of $45,000,000, we may give written demand for payment and you will have 20 days to pay the balance of the purchase price. If you fail to pay the balance of the purchase price, you will forfeit your 10% cash deposit and you will not be entitled to any ownership interest in Natural Innovative Renewable Energy. If we acquire sufficient equity cash proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase. See “PLAN OF DISTRIBUTION – Subscription Period” and “PLAN OF DISTRIBUTION – Subscription Procedures.”
Escrow Procedures
          Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Security National Bank of Sioux City, as escrow agent, under a written escrow agreement. The escrow agent will be paid an annualized fee of 0.1% of the monthly fund yield, which will be paid from interest on the escrow account, not principal. In addition, if the escrow agreement is terminated prematurely, the escrow agent is entitled to a $10 fee for each purchaser. This fee will only be paid from interest on the escrow account, not principal. We will be responsible for any fees which exceed interest. Security National Bank of Sioux City is acting only as an escrow agent in connection with the offering described herein and has not endorsed, recommended or guaranteed the purchase, value or repayment of the securities being offered.
          We will not release funds from the escrow account until specific conditions are satisfied. See “PLAN OF DISTRIBUTION – Escrow Procedures” for the conditions required of us before we release funds from escrow.
RISK FACTORS
The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.
Risks Related to Biodiesel Industry
If demand for biodiesel fails to grow at the same rate as planned supply, the excess production capacity will adversely impact our financial condition.
          The National Biodiesel Board reported the annual biodiesel production for 2006 was approximately 250 million gallons. In addition, many biodiesel plants do not operate at full capacity and the National Biodiesel Board estimates the current dedicated biodiesel production capacity of these plants as of June 7, 2007 is about 1.39 billion gallons per year. Further, current plant construction and expansion are expected to result in another 1.89 billion gallons of annual biodiesel production capacity, for total annual production capacity of 3.28 billion gallons. In contrast, the estimated annual consumption of biodiesel in 2006 was 250 million gallons. Thus, the estimated annual production capacity far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board and released on September 30, 2006, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. LECG, LLC was formed by faculty from the University of California at Berkeley to provide independent testimony, authoritative studies and advisory services to inform business, regulatory and judicial decision makers and help resolve commercial disputes. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result.
          Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel. Biodiesel production at our plant will require significant amounts of soybean oil and other inputs. We do not have any long-term commitments to acquire soybean oil and other inputs for biodiesel production at our plant. If overproduction of biodiesel occurs, we will face increased competition for inputs which means we may be either unable to acquire the inputs that we need or unable to acquire them at profitable prices. In addition, if excess capacity occurs, we may also be unable to market our products at profitable prices. If the demand for biodiesel does not grow at the same pace as increases in supply, we would expect the price for biodiesel to decline. Any decrease in the price at which we can sell our biodiesel will negatively impact our future revenues.

Increased expenses and decreased sales prices for biodiesel may result in less income, which would decrease our revenues and result in the loss of some or all of your investment.
As the production of biodiesel increases there may not be an adequate supply of railroad cars or trucks to distribute the biodiesel fuel produced by our plant.
          As more of the biodiesel production plants under construction and in the planning phase begin production, there exists an increasingly large supply of biodiesel fuel to be distributed and there may not be an adequate supply of rail cars or trucks to distribute the fuel which is produced. If the volume of biodiesel shipments continues to increase, there may be weaknesses in infrastructure such that our biodiesel cannot reach its target markets. Rail and trucking infrastructure may be inadequate to meet the expanding volume of biodiesel shipments, which could prevent us from shipping our biodiesel to our target markets. According to the Biodiesel Magazine in July 2006, railcar shortages have already been reported in some areas and it is unknown when a sufficient supply of rail cars and trucks will become available. If we are unable to transport our products, we may have to slow or halt production which would result in a decrease of our profitability.
The biodiesel industry is becoming increasingly competitive and we compete with larger, better financed entities which could impact our ability to operate profitably.
          According to a report by the National Biodiesel Board on September 30, 2006, commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants, and there are numerous other entities considering the construction of biodiesel plants. Nationally, the biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. In June 2007, the National Biodiesel Board estimated:

•	there were 148 active plants with an annual production capacity of 1.39 billion gallons annually;

•	another 96 plants are currently under construction and an additional 5 plants are expanding their existing operations;

•	the additional combined capacity of these plants under construction is estimated at 1.89 billion gallons per year;

•	biodiesel plants are operating or have been proposed in at least 46 states; and

•	currently, there are 11 operating biodiesel plants in Iowa.

          At least 8 other companies have proposed plants in Iowa according to the National Biodiesel Board and registrations with Securities and Exchange Commission of the Iowa Securities Bureau as of January 2007. For a list of these plants, please see “Description of Business—Our Primary Competition.”
          In addition, investors should understand that we face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs. For example, Cargill, Inc., a large supplier of soybean oil, is operating a 37.5 million gallon plant in Iowa Falls, Iowa, according to the National Biodiesel Board on January 31, 2007. The National Biodiesel Board also reported on January 1, 2007 that another large corporation and supplier of soybean oil, Archer Daniels Midland Co., is building an 85 million gallon plant in Velva, North Dakota. This plant will be capable of producing significantly greater quantities of biodiesel than the amount we will produce. Moreover, these plants may not face the same competition we do for inputs as the companies that own them are suppliers of the inputs. In light of such competition, there is no assurance that we will be able to compete effectively in the industry. We may generate less income as a result, which would decrease the value of your units.
Competition from other diesel fuel lubricity additives for ultra low sulfur diesel may be a less expensive alternative to our biodiesel, which would cause us to lose market share and reduce the value of your investment.
          The Environmental Protection Agency (EPA) has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality. These regulations mandate the removal of 99 percent of the sulfur in diesel fuel by 2010, according the EPA’s summary of the rule in May of 2004. According to the National Biodiesel Board, the removal of sulfur from diesel fuel also reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties. Our biodiesel plant is expected to compete with producers of other diesel additives made from raw materials other than soybeans having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. Many major oil companies produce these petroleum-based lubricity additives and strongly favor their use because they may be used in lower concentrations than biodiesel. In addition, according to the March 2006 edition of Biodiesel Magazine, refiners have spent millions of dollars getting the infrastructure in place for petroleum-based additives, which is not suitable for biodiesel. As a result, petroleum-based additives may be more cost-effective than biodiesel. Therefore, it may be difficult to market our biodiesel as a lubricity additive, which could result in the loss of some or all of your investment.

We face substantially different risks in the biodiesel industry than do ethanol manufacturers, and you should not base your decision to invest in us upon any perceived favorable comparisons.
          The ethanol industry enjoys over 4 billion gallons of annual domestic demand and a vast existing production, marketing, and transportation network servicing a substantial demand. Conversely, in 2006, the National Biodiesel Board reported that the biodiesel industry supplied only approximately 250 million gallons of fuel for domestic consumption. The entire diesel fuel market constitutes only about one-third of the gasoline market as a whole. Fifty-six percent of the diesel market is the trucking industry. Furthermore, diesel vehicles make up about only 4% of all passenger vehicle sales. Acceptance of biodiesel by consumers has been slow, and the biodiesel industry has faced opposition from the trucking industry and others in regard to legislative mandates for its use. Nonetheless, the American Trucking Associations altered its position on biodiesel in October 2005 by passing a resolution advocating the use of 5% biodiesel blends by the trucking industry, according to an April 26, 2006 Senate Committee on Agriculture report. In addition, the present marketing and transportation network must expand significantly before our biodiesel plant begins production. For example, biodiesel is often not readily available at pumps in fuel service stations. Therefore, we may be unable to market our biodiesel profitably which may result in less income, which would decrease our revenues and decrease the value of your investment in us.
          In addition, we face a substantially different market than do ethanol producers for the supply of raw material. Manufacturers of ethanol often purchase raw grains directly from producers, which presents an almost unlimited supply from thousands of corn growers. For the first few years of operations, we intend to purchase only raw or partially refined oils and fats from a very limited number of suppliers. Accordingly, we may be unable to obtain the necessary supply of raw materials and may be unable to operate at profitable levels, which could result in the loss of some or all of your investment.
          The ethanol industry has historically enjoyed substantially more governmental support than the biodiesel industry on both the federal and state levels. Although the Energy Policy Act of 2005 enacted or extended certain tax credits for the biodiesel industry, such incentives had been previously available to the ethanol industry. In addition, various states offer other ethanol production subsidies which may make ethanol production more profitable. These and other differences between the ethanol industry and our industry make risk and investment comparisons between the two industries unreliable. You should base your decision to invest in us upon the factors affecting us and not upon the ethanol industry’s experiences.
The biodiesel manufacturing industry is a feedstock limited industry. As more plants are developed and go into production and less soybean acreage is planted there may not be an adequate supply of feedstock to supply the demands of the industry, which could threaten the viability of our plant and jeopardize your investment or cause you to lose some or all of your investment.
          The number of biodiesel manufacturing plants either in production or in the planning or construction phase continues to increase at a rapid pace. As more plants are developed and go into production, there may not be an adequate supply of feedstock to supply the demand of the biodiesel industry. In addition, acres of land being planted with soy beans have recently decreased, as more acres are being planted with corn to supply the ethanol industry. According to the United States Department of Agriculture Economic Research Service, Oil Crops Outlook report on July 13, 2007, the United States had planted 64.1 million acres with soybeans as of June 2007, which was the lowest acreage of soybeans planted in the United States since 1995 and down from the 75.5 million acres planted in 2006. In addition, our feasibility study recommended only a 30 million gallon per year plant be built based on the risk of shortage of feedstock. Consequently, a shortage of feedstock could result in a rise of the price of feedstock to the point where it decreases our ability to be profitable and threatens the viability of our project.
Our feasibility study concluded that there is sufficient feedstock available to support a 30 million gallon per year plant in Akron and we are building a 60 million gallon per year plant. If we cannot obtain adequate feedstock for a 60 mmgy plant, we may be forced to operate at less then full capacity.
          Our feasibility study concluded that our project was feasible only if we could obtain feedstock agreements with multiple suppliers, and even then our feasibility study recommended a plant half the size of what we are planning on building. If we cannot enter into such agreements or find alternate means for acquiring adequate amounts of feedstock, we may not be able to produce 60 million gallons of biodiesel per year. As a result, we may be forced to operate at limited capacity or shut-down the plant completely for extended periods. If we cannot produce 60 million gallons of biodiesel per year, our revenues and the value of your investment may decrease.
Excess production of glycerin, a co-product of the biodiesel production process, may cause the price of glycerin to decline, thereby adversely affecting our ability to generate revenue from the sale of glycerin.

          In February 2005, according to the Jacobsen Publishing Company, the price of crude glycerin produced in the United States was approximately $0.410 per pound and by July 2006 the price of crude glycerin had declined to $0.025 per pound, due primarily to the oversupply of glycerin by biodiesel production facilities. According to the September 2006 issue of Biodiesel Magazine, annual consumption of glycerin in the United States has ranged between 400 million and 450 million pounds for the past three years. The U.S. biodiesel industry is expected to produce an estimated 1.4 billion pounds of glycerin between 2006 and 2015, according to an economic study by John Urbanchuk, director of LECG, Inc. The biodiesel industry could produce as much as 200 million pounds of glycerin this year alone. This tremendous increase in supply has caused the price of glycerin to decrease substantially in the last year. According to Biodiesel Magazine, smaller plants have been forced to essentially give away glycerin and some have had to pay to dispose of the glycerin. The Jacobsen Publishing Company’s Biodiesel Bulletin, on October 18, 2006, reported that some biodiesel producers are paying from three to four cents per pound to dispose of crude glycerin. Any further excess glycerin production capacity may limit our ability to market our glycerin co-product. If the price of glycerin declines to zero we could be forced to pay to dispose of our glycerin. Any further price decline will negatively impact our future revenues and could reduce the value of your investment.
Risks Related to Construction of the Biodiesel Plant
We will depend on our design builder, whose failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.
          We have not begun design or construction of our plant. We expect Bratney will build our plant. We have entered into a Letter of Intent and a Phase I Design Services Agreement with Bratney for the design and construction of our proposed biodiesel plant. The Letter of Intent provides that Bratney will perform preliminary engineering and design work necessary to reach a definitive design build agreement. We entered into a Phase I Design Services Agreement with Bratney on July 17, 2006 which requires Bratney to perform pre-engineering work for a fee of $400,000. The pre-engineering work will include but is not limited to:
–	Preparation of a project cash flow projection

–	Development of a site lay out plan

–	Development of a process area layout

–	Process engineering

–	Design of process buildings necessary for construction permits and construction bidding

–	Development of a project schedule

–	Determination of a maximum project cost

–	Development of a definitive design-build agreement

–	Development of a procurement plan to procure equipment for the project
          We estimate that it will take 12 to 17 months from closing the offering to complete the construction of the plant and begin operations. We anticipate plant operations beginning in the winter of 2008. We expect to execute a definitive construction agreement with Bratney which will set forth in detail the design and construction services provided by Bratney. However, our letter of intent and Phase I Design Services Agreement do not establish a fixed contract price for construction of our plant. We have estimated total general contractor construction costs of $80,231,815 which includes the purchase price of land and certain site development costs, equipment, buildings, railroad equipment, tank farm and distribution facilities, construction labor and costs and wastewater and fire protection. However, this is not a firm estimate and the final cost could be higher. If we do not execute a definitive, binding design-build contract with Bratney, or if Bratney terminates its relationship with us after it initiates construction, we may not be able to obtain a replacement general contractor. Any such event may force us to abandon our business.
          We expect that we will also be highly dependent upon Bratney to train personnel in operating the plant. However, Bratney has no prior experience in the design, construction, or operation of a biodiesel plant. If the completed plant does not operate to the level anticipated by us in our business plan, we will rely on Bratney to adequately address such deficiency. Bratney may not be able to address such deficiency in an acceptable manner. Failure to do so could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.
Bratney Companies has no prior experience in the biodiesel industry, which may result in increased costs or delays.
          Although Bratney Companies has extensive experience in the design and construction of agricultural engineering projects such as the construction of grain handling, seed processing, and milling facilities, it has no prior experience in the design and construction of biodiesel plants. As a result, our lenders may place more stringent requirements and conditions on our debt financing.

It may also be more difficult or expensive to obtain construction bonding for our project, which could increase the cost of our project or delay commencement of construction. Finally, unforeseen costs or delays to the project due to Bratney’s inexperience may reduce the value of your investment.
We may need to increase cost estimates for construction of the biodiesel plant, and such increases could result in devaluation of our units if the biodiesel plant construction requires additional capital.
          We anticipate that Bratney will construct the plant for a guaranteed maximum price, based on the plans and specifications in the anticipated design-build agreement. Based on preliminary discussions with Bratney, we have estimated our capital needs on a design for the plant that will cost approximately $80,231,815 (including the purchase of land and certain site development costs) with additional start-up and development costs of approximately $19,768,185 for a total project completion cost of approximately $100,000,000. This price includes construction period interest. The estimated total cost of the project is based on preliminary discussions with Bratney; however, Bratney has no prior experience in the design, construction or operation of biodiesel plants and consequently the final cost of the plant may be higher than Bratney’s budgetary price. Unforeseen contingencies could push the cost of the plant even higher.
          There may be design changes or cost overruns associated with construction of the plant. Shortages of steel or other materials necessary to construction could affect the final completion date of the project. In addition, increases in the prices of steel, cement and other construction materials, as well increases in the cost of labor, could affect the final cost of construction of the biodiesel plant. Further, shortages of steel, cement and other construction materials, as well as labor shortages, could affect the final completion date of the project. We have budgeted $3,468,185 for our construction contingency to help offset higher construction costs. However, this may not be sufficient to offset increased costs. Advances and changes in technology may require changes to our current plans in order to remain competitive. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.
Construction delays could result in devaluation of our units if our production and sale of biodiesel and, glycerin are similarly delayed.
          We currently expect our plant to be operating by winter 2008; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local level that result in policy changes towards biodiesel or this project, could cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.
Defects in plant construction could result in devaluation of our units if our plant does not produce biodiesel and its by-product, glycerin, as anticipated or could put us at increased risk for fire, leak or explosion.
          There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the anticipated design-build agreement with Bratney, we expect Bratney would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Although we expect the design-build agreement to require Bratney to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value of your units. In addition, defects in materials or workmanship could put us at an increased risk of loss due to fire, explosion or leak. Our plant will produce small amounts of methanol in the production process. Consequently, if there is a defect in the production process we could be at increased risk of a methanol leak. Methanol is combustible and potentially explosive in mixtures of approximately 5 to 15 percent. A loss due to fire, explosion or leak could cause us to slow or halt production which could reduce the value of your investment.
Failure to obtain a performance bond could result in our inability to obtain debt financing on favorable terms or at all and could cause potentially adverse financial effects if the project experiences unforeseen delays or increased costs.
          We intend to purchase a performance bond to mitigate some of the risk of Bratney terminating its relationship with us after initiation of construction or resulting from delays or increased costs in the project due to Bratney’s inexperience. We expect that

Bratney will secure the performance bond as part of a definitive design-build agreement. We anticipate the bond will cost approximately $600,000. If we are unable to obtain such a bond we may have difficulty obtaining debt financing on favorable terms or at all. In addition, if we experience delays, increased costs, or defects in the plant and we have already spent the proceeds from this offering, we may not have the necessary funds to complete the project and you could lose some or all of your investment.
Any failure of the production technology supplied by Cimbria Sket or Westfalia Separator US for our plant could cause us to discontinue production. In addition, an assertion by a third party as to the rights to the technology could cause us to halt or discontinue production.
          We will be highly dependent upon the technology supplied by Cimbria Sket and Westfalia Separator US for our biodiesel plant. Failure of the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units. An assertion by a third party as to the rights to the technology could cause us to halt or discontinue production of biodiesel, which could damage our ability to generate revenues and reduce the value of your units.
Cimbria Sket’s biodiesel technology has never been utilized in the United States and problems may arise in Americanizing the production process.
          Cimbria Sket’s biodiesel technology has never been installed in a United States biodiesel facility. “Americanizing” refers to the conversion of European construction and process standards to American construction and process standards and codes. Our plant will be built to American Society of Mechanical Engineers (ASME) and American Society for Testing and Materials (ASTM) standards. In addition, we anticipate our biodiesel plant will meet the more strict German Institute for Standardization’s construction standards (DIN EN). We cannot assure you that the Cimbria Sket technology will easily translate to the United States. Problems with the installation of our technology could cause delays and reduce the value of your investment.
Changes in production technology could require us to commit resources to updating the biodiesel plant or could otherwise hinder our ability to compete in the biodiesel industry or to operate at a profit.
          We expect advances and changes in the technology of biodiesel production to occur. Such advances and changes may make our biodiesel production technology less desirable or obsolete. The plant is a single-purpose facility and has no use other than the production of biodiesel and associated products. Much of the cost of the plant is attributable to the cost of production technology, which may be impractical or impossible to update. The value of your investment could decline if changes in technology cause us to operate the plant at less than full capacity for an extended period of time or cause us to abandon our business.
Any delay or unanticipated cost in providing rail infrastructure to the plant could significantly impact our ability to operate the plant and reduce the value of your investment.
          We expect rail service to be available at the proposed site from the D & I Railroad Company. However, additional track and a switching station must be built in order to access rail service from the proposed site. We have not negotiated for the construction of rail sidings, rail ladder tracks or other rail construction. We similarly have no written agreement with the D & I Railroad Company for the provision of rail service. Increased costs for rail access or a delay in obtaining rail access could significantly impact our ability to operate the plant since we expect to ship most or all of our biodiesel by rail. As a result, the value of your investment could decline.
The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.
          We are looking at a proposed site for the plant approximately 1.5 miles south of Akron, Iowa on State Highway 12 in Plymouth County. Our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. Given the historic agricultural use of the property, we do not believe that there is a material risk of environmental problems. However, we may encounter hazardous conditions at the proposed site or any alternative site that may delay the construction of the plant. We do not anticipate Bratney will be responsible for any hazardous conditions encountered at the plant site. Upon encountering a hazardous condition, Bratney may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Bratney will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value of your units.

Our site is on a flood plain.
     Our proposed site is in a flood plain near the Big Sioux River, which presents a risk that flooding could occur at some point in the future. We intend to use aggregate and fill dirt to raise the level of our plant approximately 3 feet so that it will be sited above the flood plain level. If we are unable to raise the level of the site, we may be unable to secure the financing necessary to proceed with the project which would have a material adverse impact upon unit value.
Risks Related to Biodiesel Production
We will depend on key suppliers, whose failure to perform could force us to abandon business, hinder our ability to operate profitably or decrease the value of your investment.
          We anticipate that Eco-Energy, Inc. will market our biodiesel. We have entered into an agreement with FCStone, LLC (“FCStone”) for our feedstock procurement. For details of this agreement, please see “Description of Business—Feedstock—Supply.” FCStone is a commodity risk management and trading company located in Des Moines, Iowa. Eco-Energy, Inc. is an energy and chemical marketing and trading company located in Franklin, Tennessee. If these companies do not perform their obligations as agreed, our operations and financial performance may be harmed. Our reliance on FCStone and Eco-Energy, Inc. may place us at a competitive disadvantage.
Declines in the prices of biodiesel and its co-products will have a significant negative impact on our financial performance and the value of your investment.
          Our revenues will be greatly affected by the price at which we can sell our biodiesel and its by-product, glycerin. These prices can be volatile as a result of a number of factors over which we have no control. These factors include the overall supply and demand, the price of diesel fuel, level of government support, and the availability and price of competing products. The total production of biodiesel continues to rapidly expand at this time. Demand may not rise to meet the increase in supply, and increased production of biodiesel may lead to lower prices. Any lowering of biodiesel prices may reduce our revenues, causing a reduction in the value of your investment.
          In addition, increased biodiesel production has lead to increased supplies of co-products from the production of biodiesel, such as glycerin. These increased supplies have lead to lower prices for our glycerin. Glycerin prices in Europe have declined over the last several years due to increased biodiesel production and saturation of the glycerin market. Those increased supplies are expected to outpace demand in the United States as well. If the price of glycerin decreases to zero, we will be unable to market our glycerin, which will result in lost revenue. In that event, we may be required to pay for glycerin disposal. See “DESCRIPTION OF BUSINESS – Co-products.” Increased expenses and decreased sales prices for our products may result in less income, which would decrease our revenues and result in the loss of some or all of your investment.
Competition from other sources of fuel may adversely affect our ability to market our biodiesel.
          Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in the loss of some or all of your investment.
Our business is sensitive to feedstock prices. Changes in the prices and availability of our feedstock may hinder our ability to generate revenue and reduce the value of your investment.
          Our results of operations and financial condition will be significantly affected by the cost and supply of feedstock. Changes in the price and supply of feedstock are subject to and determined by market forces over which we have no control. Because there is little or no correlation between the price of feedstock and the market price of biodiesel, we cannot pass along increased feedstock prices to our biodiesel customers. As a result, increased feedstock prices may result in decreased revenues. If we experience a sustained period of high feedstock prices, such pricing may reduce our ability to generate revenues and our profit margins may significantly decrease or be eliminated and you may lose some or all of your investment.

          Biodiesel production at our plant will require significant amounts of feedstock. We anticipate that our biodiesel plant will process primarily soybean oil, corn oil, and animals fats, and the cost of feedstock will represent approximately 70-90% of our cost of production, according to our feasibility study. In the past, the price of soybean oil has been volatile, fluctuating between $0.18 and $0.33 per pound over the last twenty-four months. On June 13, 2007, the USDA reported the May average price of soybean oil was approximately $0.33 per pound. In the USDA’s July 13, 2007 Oil Crops Outlook Report, it was forecasted soybean oil prices would set a new high, with the 2007 through 2008 forecast being $0.32 to $0.36 per pound. This increase in forecasted price is due largely to less acres being planted with soybeans, with acreage currently at a 12 year low. Soybean prices may also be affected by other market sectors because soybeans are comprised of 80% protein meal and only 20% oil. Soybean oil is a co-product of processing, or “crushing,” soybeans for protein meal for livestock feed. Currently, soybean crush capacity is concentrated among four companies, Cargill, Inc., Bunge, ADM and Ag Processing Inc., which represent more than 80% of crushing operations in the United States. Of these companies, both Cargill and ADM have constructed or are constructing or operating biodiesel plants and we expect to compete with them and other plants for feedstock origination. Competition for raw soy oil, animal fats and other feedstock may increase our cost of feedstock and harm our financial performance and the value of your investment. Our feasibility study recommended only constructing a 30 million gallon per year plant due to availability of feedstock in our area. If we are unable to obtain adequate quantities of feedstock at economical prices, you may lose your entire investment in us.
The demand for soy oil may exceed the supply which could significantly increase our cost of feedstock and reduce the value of your investment.
          There are currently 14 soy oil extraction plants located within Iowa that are capable of crushing 1,267,000 bushels per day. Our plant will process approximately 373 million pounds per year of purchased soy bean oil. However, there are at least 11 other active biodiesel plants located in Iowa. In addition to the active plants, several plants are in the development stage that will require feedstock from the same regional pool as us. Our feasibility study recommended only constructing a 30 million gallon per year plant due to availability of feedstock in our area. It is possible with the number of biodiesel projects in the development stages that the demand for soy oil may outpace its supply. Several of the producers of soy oil such as ADM and Cargill are also beginning to use their own soy oil in their own biodiesel facilities. This may further reduce our ability to obtain a sufficient supply of soy oil at reasonable prices, if at all. If we are unable to obtain adequate quantities of soy oil at economical prices, you may lose your investment in us.
We may engage in hedging transactions which involve risks that can harm our business.
          Once the plant is operational, we will be exposed to market risk from changes in commodity prices. Exposure to commodity price risk results from our dependence on soybean oil in the biodiesel production process. We may seek to minimize the risks from fluctuations in the prices of soybean oil through the use of hedging instruments. Hedging means protecting the price at which we buy feedstock and the price at which we will sell our products in the future. The effectiveness of our hedging strategies is dependent upon, the cost of soybean oil and our ability to sell sufficient amounts of our products to use all of the soybean oil for which we have futures contracts. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high soybean oil prices. Alternatively, we may choose not to engage in hedging transactions. As a result, our results of operations and financial conditions may also be adversely affected during periods in which soybean oil prices increase.
          Hedging activities themselves can result in higher costs because price movements in soybean oil contracts are highly volatile and are influenced by many factors that are beyond our control. There are several variables that could affect the extent to which our derivative instruments are impacted by price fluctuations in the cost of soybean oil. However, it is likely that commodity cash prices will have the greatest impact on the derivatives instruments with delivery dates nearest the current cash price. We may incur such costs and they may be significant.
Our reliance upon third parties for feedstock supply may hinder our ability to profitably produce our biodiesel.
          In addition to being dependent upon the availability and price of feedstock supply, we will be dependent on relationships with third parties, including feedstock suppliers. We have entered into an agreement with FCStone to procure our feedstock. For a description of this agreement please see “Description of Business – Feedstock – Supply.” Assuming that we can maintain feedstock relationships, FCStone may not perform their obligations as agreed, and we may be unable to specifically enforce our agreements.

Asian soybean rust and other plant diseases may decrease our ability to obtain a sufficient feedstock supply.
          Our feedstock supply is highly dependant upon the availability and price of soybeans. Asian soybean rust is a plant fungus that attacks certain plants including soybean plants. Asian soybean rust is abundant in certain areas of South America, and its presence in the United States was recently confirmed. Left untreated, it can reduce soybean harvests by as much as 80%. Although it can be killed with chemicals, the treatment increases production costs for farmers by approximately 20%. Increases in production costs and reduced soybean supplies could cause the price of soybeans to rise and increase the cost of soybean oil as a feedstock to our plant. Such increase in cost would increase the cost of producing our biodiesel and decrease our revenue from operations.
We will be dependent on others for the sale and transportation of our products, which may place us at a competitive disadvantage and reduce profitability.
          We do not intend to have a sales force of our own to market our biodiesel and glycerin. As such, we have contracted with a third party to market our biodiesel. Eco-Energy, Inc. is a reseller of biodiesel and is experienced in the marketing and transportation of biodiesel. Eco-Energy, Inc. currently markets 20 million gallons of biodiesel per year. Eco-Energy, Inc. has contracted to market another 40 million gallons of biodiesel per year, not including the agreement they have with us. In addition, Eco-Energy, Inc. will have an additional 200 million gallons contracted by 2008, which includes our project. The agreement we have with Eco-Energy, Inc. provides that Eco-Energy, Inc. shall purchase all of the biodiesel our plant produces. Eco-Energy, Inc. will be solely responsible for the arrangements of transportation of the biodiesel. We will pay Eco-Energy, Inc. a fee of 1.0% of the net purchase price per net gallon of bio-diesel we sell to Eco-Energy, Inc. We shall pay all unavoidable costs such as government tariffs, assessment or inspection fees. The term of the agreement begins on our first day of biodiesel production and will continue for three years. Our agreement does not prohibit Eco-Energy, Inc. from marketing the biodiesel of our competitors as well. In addition, we anticipate we will enter into an agreement with a third party to market our glycerin. If Eco-Energy, Inc. or another third party marketer breaches our contract or does not have the ability, for financial or other reasons, to market and transport all of the biodiesel or glycerin we produce, we will not have any readily available means to sell or transport our biodiesel or glycerin. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell or transport all of our biodiesel and glycerin products may result in less income from sales, reducing our revenue, which could lower the value of your investment.
Concerns about fuel quality may impact our ability to successfully market our biodiesel.
          Industry standards impose quality specifications for biodiesel fuel. Actual or perceived problems with quality control in the industry may lead to a lack of consumer confidence in the product and hinder our ability to successfully market our biodiesel. For example, in December 2005 a batch of biodiesel that failed to meet industry specifications in Minnesota resulted in an emergency variance from the state’s 2% biodiesel requirement in order to allow for time to fix the problem. Although industry representatives attributed the problem to start-up glitches in the state’s new biodiesel plants, similar quality control issues could result in a decrease in demand for our product, which could lower the value of your investment.
Cold weather may cause biodiesel to gel, which could have an adverse impact on our ability to successfully market our biodiesel.
          The pour point for a fuel is the temperature at which the flow of the fuel stops. A lower pour point means the fuel is more flowable in cold weather. The pour point of 100% soy-based biodiesel is approximately 27ºF to 30ºF. According to the National Weather Bureau, in 2005 the average temperature low temperature in Akron, Iowa was below 27 degrees for 5 months out of the year. The pour point for tallow-based biodiesel is approximately 61ºF. The pour point for #2 diesel fuel is approximately -30ºF. When diesel is mixed with soy-based biodiesel to make a 2% biodiesel blend, the pour point is -25ºF. Therefore, we believe we will need to blend soy-based biodiesel and animal fat-based biodiesel with petroleum diesel in order to provide a biodiesel product that will have an acceptable pour point in cold weather. Generally, biodiesel that is used in blends of 2% to 20% is expected to provide an acceptable pour point for colder markets comparable to the No. 2 petroleum diesel pour point. In colder temperatures, lower blends are recommended to avoid fuel system plugging. This may cause the demand for our biodiesel in northern markets to diminish during the colder months.
          The tendency of biodiesel to gel in colder weather may also result in long-term storage problems. At low temperatures, fuel may need to be stored in a heated building or heated storage tanks. This may cause in a decrease in demand for our product in colder climates due to increased storage costs which may result in a decrease in the value of your investment in us.

Automobile manufacturers and other industry groups have expressed reservations regarding the use of biodiesel, which could negatively impact our ability to market our biodiesel.
          Because it is a relatively new product, the research of biodiesel use in automobiles and its effect on the environment is ongoing. Some industry groups and standards, including the World Wide Fuel Charter, have recommended that blends of no more than 5% biodiesel be used for automobile fuel due to concerns about fuel quality, engine performance problems and possible detrimental effects of biodiesel on rubber components and other parts of the engine. Although some manufacturers have encouraged use of biodiesel fuel in their vehicles, cautionary pronouncements by others may impact our ability to market our product.
          The trucking industry opposed the imposition of the Minnesota 2% biodiesel requirement, citing concerns regarding fuel expense and lack of infrastructure necessary to implement the requirement. Such concerns may result in opposition to similar proposed legislation in other states in the future and may negatively impact our ability to market our biodiesel, although the American Trucking Associations altered its position on biodiesel in October 2005 by passing a resolution advocating the use of 5% biodiesel blends by the trucking industry, according to an April 26, 2006 Senate Committee on Agriculture report.
          In addition, studies have shown that nitrogen oxide emissions from pure biodiesel increase by 10%. Nitrogen oxide is the chief contributor to ozone or smog. New engine technology is available and is being implemented to eliminate this problem. However, these emissions may decrease the appeal of our product to environmental groups and agencies who have been historic supporters of the biodiesel industry, which may result in our inability to market our biodiesel.
Our ability to successfully operate is dependent on the availability of electricity at anticipated prices.
          Adequate electricity is critical to plant operations. Our proposed plant site is served by Northwest Iowa Power Cooperative from Le Mars, Iowa. We have not, however, entered into any definitive agreements to obtain electricity resources and we may have to pay more than we expect to access efficient energy resources. As a result, our ability to make a profit may decline.
Our ability to successfully operate is dependent on the availability of an adequate and reliable source of water at anticipated prices.
          To produce biodiesel, we will need a significant supply of water. We anticipate water to the site will be supplied via a well. We have not, however, entered into any definitive agreements to obtain water and we may have to pay more than we expect to access efficient water resources. Water supply and water quality are important requirements to operate the biodiesel plant. If we are unable to obtain a sufficient supply of water to sustain the biodiesel plant in the future, our ability to make a profit may decline.
Our ability to successfully operate is dependent upon the availability of natural gas at anticipated prices.
          We will require a significant supply of natural gas to produce biodiesel. We anticipate that natural gas will be supplied to our site by the Northern Natural Gas Company. However, we have not yet negotiated, reviewed or executed any agreement with a power company to provide natural gas to our site. The inability to obtain a reliable supply of the necessary natural gas may negatively effect our operations, cash flows and financial performance.
Risks Related to the Offering
We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.
          We are making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors in the states of Iowa, South Dakota, Nebraska and Colorado. We plan to advertise in local media and by mailing information to area residents. We also plan to hold informational meetings throughout Iowa, South Dakota, Nebraska and Colorado and in states that allow general solicitation pursuant to an exemption from registration. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. These individuals have no broker-dealer experience and our directors have no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS – Business Experience of Directors and Officers.”

Failure to sell the minimum number of membership units will result in the failure of this offering, which means that your investment may be returned to you with nominal interest.
          We may not be able to sell the minimum amount of units required to close the offering. We must sell units with a price of at least $45,000,000 to close on the offering. If we do not sell units with a price of at least $45,000,000 by the termination date, we cannot close on this offering and we will return investors’ money with nominal interest, less a deduction for escrow agent fees. This means that, from the date of an investor’s investment up to the termination date, the investor could earn a nominal rate of return of the money deposited with us in escrow. We do not expect the termination date to be later than [effective date plus 12 months].
Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the 90% balance on their investment may have to forfeit their 10% cash deposit.
          In order to purchase units in this offering and become a member in Natural Innovative Renewable Energy, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90% of the total amount due for the units. That balance will become due within 20 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $45,000,000. Therefore, as much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. We will not be able to release funds from escrow until the notes are paid off and the cash proceeds in escrow equal or exceed $45,000,000 and we have received a written debt financing commitment.
          We will take a security interest in the units. However, we may not be able to collect on subscriptions from investors and are subject to the risk that subscribers may default on their payment obligations under their subscription agreements and promissory notes. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the 90% balance of your investment within 20 days of our notice, you may have to forfeit your 10% cash deposit. Nonetheless, the success of the offering depends on the payment of these amounts by the obligors. Accordingly, we could have insufficient capital to complete the construction of the biodiesel plant or insufficient ongoing operating capital.
We will not allow investors to withdraw their investment, which means that you should invest only if you are willing to have your investment be unavailable to you indefinitely.
          We will not allow investors to withdraw their investments for any reason, unless there is a rescission offer tendered by us. We do not anticipate such a rescission offer. This means that from the date of your investment until the termination date of the offering, your investment will be unavailable to you. You should only invest in us if you are willing to have your investment be unavailable for an indefinite period of time. If our offering succeeds and we convert your cash investment into units, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from Natural Innovative Renewable Energy and demand a cash payment from us.
Risks Related To Our Financing Plan
Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our biodiesel plant, which would result in the failure of the project and the potential loss of your investment.
          Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender, government entity, underwriter or financial institution for debt financing, and we will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and operate the biodiesel plant. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less a deduction for escrow agent fees. Depending on the level of equity raised in this offering, we expect to require approximately $38,688,750 to $53,688,750 (less any grants we are awarded) in senior or subordinated long term debt from one or more commercial banks or other lenders. Because the amounts of equity and grant funding are not yet known, the exact amount and nature of total debt is also unknown. If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing may not be fully negotiated when we close on escrow. Therefore, such commitment may not be received, or if it is received, it may not be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.

Statements made by us and marketing materials delivered by us about projected earnings or future production are only anticipated estimates and may prove to be materially different than our actual results.
          Projections made by our directors regarding estimated projected earnings or future production are based on assumptions made and information gathered by us and are not based on actual operating history. These projections include both oral statements and written communication delivered to you by us. This information will not have been examined, independently reviewed or audited by a certified public accountant. The estimates and assumptions underlying any statements predicting the future of the company are subject to significant economic and competitive uncertainties and contingencies that are beyond our control. These predictions based on estimates and assumptions may prove to be materially inaccurate, and our actual results may materially differ, either negatively or positively, from projected results. We anticipate differences between the projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. Accordingly, you must not place undue reliance on these projections.
Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.
          Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:
•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.
          In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.
If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.
          If we sell the aggregate minimum number of units prior to [effective date plus 12 months] and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. Although we must obtain a written debt financing commitment prior to releasing funds from escrow, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. Your investment will continue to be unavailable while we search for alternative debt financing. If we are unable to secure debt financing, you could lose some or all of your investment.
If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.
          We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
          We expect our business to consist of the production and sales of biodiesel and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of biodiesel and its co-products since we do not expect to have any other lines of business or alternative revenue sources.
Risks Related to Natural Innovative Renewable Energy as a Development-Stage Company
We have a history of losses and may not ever operate profitably.
          For the period of June 6, 2005 (inception) to March 31, 2007, we incurred a net loss of $266,482. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate a biodiesel plant. Even if we successfully meet all of these objectives and begin operations at the biodiesel plant, there is no assurance that we will be able to operate profitably.
Your investment may decline in value due to decisions made by our initial board of directors, and until no later than 90 days after financial closing your only recourse to replace these directors will be through amendment to our operating agreement.
          Our operating agreement provides that the initial board of directors will serve until the first annual or special meeting of the members which shall be called following substantial completion of Plant construction. If our project suffers delays in reaching financial closing, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish. In addition, because our operating agreement provides that our board of directors will serve staggered terms, our members will not be able to replace the entire board at one time. As such, your ability to change the board of directors will be limited.
Natural Innovative Renewable Energy has no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.
          We are a recently formed company and have no history of operations. We may not be able to manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. Such a delay is likely to further hinder our ability to generate revenue and satisfy our debt obligations and could make governmental grants unavailable to us. We anticipate our company will experience substantial growth involving the construction and start-up of operations of the plant and the hiring of employees. This period of growth and the start-up of the plant are likely to be a significant challenge to Natural Innovative Renewable Energy. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.
We have no experience in the biodiesel industry, which increases the risk of our inability to build and operate the biodiesel plant.
          We are a development-stage company with no revenues. We do not currently own or operate any biodiesel facilities. We have no experience in constructing or operating a biodiesel plant. We are presently, and will likely continue to be for some time, dependent upon our initial directors. Most of these individuals are experienced in business generally but have no experience or very limited experience in raising capital from the public, in organizing and building a biodiesel plant, or in governing and operating a public company. Most of our directors have no expertise in the biodiesel industry. In addition, certain directors on our board of directors are presently engaged in business and other activities that impose substantial demands on the time and attention of such directors. We anticipate that we will hire a manager for the plant with experience in the biodiesel industry and operating a production plant similar to the proposed plant. However, we may not be successful in attracting or retaining such an individual because of the competitive market as new plants are constructed and the limited number of individuals with expertise in the area. In addition, we may have difficulty in attracting other competent personnel to relocate to Iowa in the event that such personnel are not available locally. Our failure to attract and retain such individuals could limit or eliminate any profit that we might make and could result in our failure. If Natural Innovative Renewable Energy fails, you could lose all or a substantial part of your investment in us. Accordingly, you should not purchase units unless you are willing to entrust all aspects of our management to our board of directors.

We will depend upon Bratney for expertise in the commencement of operations in the biodiesel industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.
          We have entered into a non-binding letter of intent with Bratney for engineering, design and pre-construction services as well as a Phase I Design Services Agreement. We expect to enter into a definitive construction agreement with Bratney to design, engineer and build the plant. Bratney Companies is an Iowa corporation involved in the engineering and construction of seed, feed, grain, food and bulk handling facilities. Bratney has joined forces with the Cimbria Company of Germany to form Cimbria, Bratney, a division devoted to the biodiesel industry. Cimbria is involved in grain drying, cleaning and storage. Since 1995, Cimbria Sket, a division of the Cimbria Companies, has provided engineering and construction services, utilizing Sket technology, to the biodiesel industry in Europe. We expect that Cimbria Sket along with Westfalia Separator US will provide the technology for our plant. Westfalia Separator US is a German Company with its United States offices located in Northvale, NJ. Westfalia Separator US specializes in centrifuge separation technology.
          Any loss of our relationship with Bratney or its affiliates, particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. In addition, Bratney’s involvement in other projects could delay the commencement and start-up operations of our project. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and may significantly damage our competitive position in the biodiesel industry such that you could lose some or all of your investment.
Agreements that have not yet been finalized may never be finalized or may significantly change in ways that could reduce the value of your investment.
          You should be aware that this prospectus refers to documents or agreements that are not yet final or executed and to plans that have not been implemented. In some instances, such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. The agreements, documents, plans or proposals not in final form may not materialize or, if they do materialize, may not prove to be profitable.
Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
          We expect our business to consist of the production and sales of biodiesel and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of biodiesel and its co-products since we do not expect to have any other lines of business or alternative revenue sources.
Risks Related to Regulation and Governmental Action
Loss of favorable tax benefits for biodiesel production could hinder our ability to operate at a profit and reduce the value of your investment in us.
          Although the biodiesel industry has grown with few state or federal incentives, the incentives that do exist could be repealed at any time. On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004, which created biodiesel tax credits. Although the biodiesel mixture credit and the biodiesel fuels credit were extended by the Energy Policy Act of 2005, they are now set to expire on December 31, 2008. These tax incentives for the biodiesel industry may not continue, or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the biodiesel industry could reduce the market for biodiesel, which could reduce prices and revenues by making it more costly or difficult to produce and sell biodiesel. This could result in the failure of our business and the potential loss of some or all of your investment.
A change in environmental regulations or violations thereof could result in the devaluation of our units and a reduction in the value of your investment.
          We may be subject to extensive air, water and other environmental regulations and may need to obtain a number of environmental permits to construct and operate the plant. We have hired Stanley Consultants, Inc. to assist us in obtaining the necessary permits to construct and operate our plant. In addition to the various environmental regulations and permits biodiesel producers are required to satisfy the fuel quality standards of the Environmental Protection Agency. We have not applied for any of these permits, but we anticipate we will do so before beginning construction. We do not anticipate a problem receiving all required environmental permits. However, if for any reason we are unable to obtain any of these permits, construction costs for the plant may increase or we may not be able to construct the plant at all. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the proper time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, which may reduce our profitability and result in the loss of some or all of your investment.
Risks Related to Conflicts of Interest
Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.
          Since our project is currently managed by the board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. We anticipate that our executive officers will dedicate approximately 15 hours per week to our project. We anticipate that our directors will dedicate between four hours and 20 hours per week to our project depending upon which committees they serve. However, our directors and officers have other management responsibilities and business interests apart from our project that may impose substantial demands on the time and attention of such directors. See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a summary of our directors and officers business activities. Therefore, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities.
Directors, officers and affiliated investors may purchase additional units and influence decisions in their favor.
          Our directors and officers have purchased our units and may purchase additional units. You should not rely upon any purchases of units by the directors and officers as an indication of the merits of this offering. Conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management. In addition, we may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. For example, our directors could enter into contracts that substantially benefit another business with which our director is affiliated. In addition, our directors could at some point in the future choose to pay themselves a salary or stipend which would be more beneficial to themselves than the other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.
Our directors have relationships with individuals, companies or organizations with which we will do business which may result in conflicts of interest.
          There are business relationships between our directors and other individuals, companies or organizations with which we expect to do business that may pose potential conflicts of interest with Natural Innovative Renewable Energy. For example, we have an option to purchase approximately 80 acres of land from Higman Sand and Gravel, Inc. Justin Higman is the president of Higman Sand and Gravel and is the son of our director Harold Higman Jr. In addition, we anticipate we will enter into an agreement with D & I Railroad Company for rail service. Jack Parliament, a member of our board of directors, is the president of D & I Railroad Company. If our directors put their interests in other companies or their own personal relationships ahead of what is best for the company these business relationships may result in conflicts of interest with respect to transactions between Natural Innovative Renewable Energy and various other individuals, companies or organizations.
We may have conflicts of interest with Bratney, which may cause difficulty in enforcing claims against Bratney.
          Because of the extensive role that Bratney will have in the design and construction of the plant, it may be difficult or impossible for us to enforce claims that we may have against Bratney. Bratney will be working for us, but we will be extremely dependent upon them. Therefore, we may have a claim against Bratney but will not be able to enforce it because if we lose our relationship with Bratney and cannot find a replacement, construction may not be completed. We may be forced to settle claims with Bratney on terms that are not as favourable as if we had fully enforced our contract rights. Such conflicts of interest may reduce our profitability and the value of our units and could result in reduced distributions to investors.
          Bratney and its affiliates may also have conflicts of interest because employees or agents of Bratney are involved with the development of other biodiesel plants in the United States. We cannot require Bratney to devote its full time or attention to our activities. As a result, Bratney may have conflicts of interest in allocating personnel, materials and other resources to our biodiesel plant.

Risks Related to the Units
There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.
          We have determined the unit purchase price without independent valuation. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.
          There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, do not expect to apply for listing of the units on any securities exchange or on the NASDAQ Stock Market. As a result, you should not expect to readily sell your units.
We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from Natural Innovative Renewable Energy.
          The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and, therefore, may be required to assume the risks of investments in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”
          To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:
•	transfers by gift;

•	transfer upon the death of a member;

•	transfers between family members; and

•	transfers that comply with the “qualifying matching services” requirements.
These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.
          The units are unsecured equity interests in Natural Innovative Renewable Energy and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.
These units will be diluted in value and will be subject to further dilution in value.
          Our seed capital investors and our founders paid substantially less per unit for our membership units than the current public offering price. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. We conducted two seed capital offerings of our membership units. The first offering was to our founders, in which we sold 373.5 units at a price of $333.33 per unit. In the second seed capital offering, we sold 2,373.5 of our membership units at a price of $500 per unit. Based upon the 2,747 units issued in to our founders and seed capital members and based upon the issuance and sale of the minimum number of units (45,000) at the public offering price of $1,000 per unit, you will incur immediate dilution of $44.59 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (60,000) at the public offering price of $1,000 per unit, you will incur immediate dilution of $33.93 in the net tangible book value per unit if you purchase units in this offering.

There is no assurance that an investor will receive cash distributions which means an investor could receive little or no return on his or her investment.
          Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS — Distributions.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.
Risks Related to Tax Issues
          To ensure compliance with IRS Circular 230, potential investors and members are hereby notified that: (A) any discussion of federal tax issues in this memorandum is not intended or written to be used, and it cannot be used by potential investors and members, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and members should seek advice based on their particular circumstances from an independent tax advisor concerning the impact that your participation in Natural Innovative Renewable Energy may have on your federal income tax liability and application of state and local income and other tax laws to your participation in this offering. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS”.
IRS classification of Natural Innovative Renewable Energy as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.
          We are an Iowa limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to unit holders. However, if the Internal Revenue Service (“IRS”) would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction, and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If the IRS were to tax us as a corporation, distributions made to investors would be treated as ordinary dividend income to the extent of our earnings and profits, and we would not be able to deduct the payment of dividends, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS - Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute as dividends.
The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.
          It is likely that the IRS will treat an investor’s interest in us as a “passive activity.” If an investor is either an individual or a closely held corporation, and if the IRS deems the investor’s interest to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that the IRS disallows in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.
Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.
          Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. This result might occur due to, among other things, accounting methodology, lending covenants that restrict our ability to pay cash distributions, or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, the IRS may require investors to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to Natural Innovative Renewable Energy’s allocations of income, gain, loss and deduction causing additional tax liability to our members.
          The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss, and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if the audit requires adjustments, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.
  The IRS may subject our members to self-employment tax.
          The tax code and Treasury regulations provide that general partners are subject to self-employment tax on their distributive share of partnership income and that limited partners who do not render services to the partnership are not subject to self-employment tax. Neither the tax code nor the Treasury regulations address the treatment of limited liability company members for self-employment tax purposes. Proposed regulations, however, were issued in 1997 that provide generally for imposition of the self-employment tax on limited liability company members only if they have personal liability for limited liability company obligations, have authority to contract on behalf of us, or participate in our business for more than 500 hours each year. Few, if any, of our members would be subject to self-employment tax under this test.
          The status of the proposed regulations is uncertain because they were subject to a Congressional moratorium that ended July 1, 1998 and the Treasury has not taken steps to finalize them. Nevertheless, because of the similarity of limited liability company members and limited partners, it is believed to be highly likely that our members will be treated similar to limited partners, i.e., generally not subject to self-employment tax on their share of limited liability company earnings.
If 5% or more of our units are held by pass through entities such as limited liability companies or partnerships we may need to change our tax year.
          The IRS requires companies in which 5% or more of their ownership is held by pass through entities, such as limited liability companies or partnerships, to have a calendar tax year. We do not currently have a calendar tax year. Therefore, if we meet the 5% threshold, we may have to change our tax year.
          Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors.
IMPORTANT NOTICES TO INVESTORS
          This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.
          Investing in our units involves significant risk. Please see “RISK FACTORS” beginning on page 10 to read about important risks you should consider before purchasing our units. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the subscribers of the securities.
          These securities have not been registered under the securities laws of any state other than the states of Iowa, South Dakota, Nebraska and Colorado and they may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states. The board of directors may in its sole discretion register in other states.
          In making an investment decision, subscribers must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Subscribers should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units for the foreseeable future. Furthermore, state securities laws, tax laws, and our operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
          During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. In addition, our agents will consult with our attorneys, accountants, or other advisors regarding any of your questions requiring additional assistance. Prospective purchasers or representatives having questions should contact us at (712) 568-1000, or at our business address: Natural Innovative Renewable Energy, 121 S. 2nd Street, P.O. Box 366, Akron, Iowa 51001. Also, you may contact any of the following directors directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Craig Myron	Treasurer and Director	(605) 624-8197
John Borchers	Director	(712) 552-1472
Robert Frerichs	Director	(712) 546-3545
Brian Peterson	Director	(712) 943-5304
John Byl	Vice Chairman and Director	(712) 395-1810
Daniel O’Connor	Director	(605) 638-0633
Jack Parliament	Director	(605) 334-5000
Steven Rowe	Secretary and Director	(712) 553-6544
Harold Higman Jr.	Director	(712) 568-2189
John Lucken	Chairman and Director	(712) 551-6966
FORWARD-LOOKING STATEMENTS
          Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:
•	availaibility and costs of feedstock, particularly vegetable oils and animal fats;

•	changes in the price and market for biodiesel and glycerin;

•	our ability to market and our reliance on third parties to market our products;

•	actual biodiesel and glycerin production varying from expectations;

•	total U.S. consumption of diesel;

•	changes in plant production capacity or technical difficulties in operating the plant;

•	the availability and adequacy of our cash flow to meet our requirements, including repayment of loans;

•	economic, competitive, demographic, business and other conditions in our local and regional markets;

•	changes or developments in laws, regulations or taxes in the biodiesel, agricultural or energy industries;

•	actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	competition in the biodiesel industry;

•	the loss of any license or permit;

•	the loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	changes in our business strategy, capital improvements or development plans;

•	the availability of additional capital to support capital improvements and development; and

•	other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.
          You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and regulations, we will not update forward-looking statements even though our situation may change in the future.
DETERMINATION OF OFFERING PRICE
          There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios generally acceptable in the industry. Once we estimated our project costs, we approximated that between 45% and 60% of the total project cost is the amount of capital we would need to raise in this offering based upon the debt to equity ratios lenders typically require for projects similar to ours. In determining the offering price per unit, we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent seed capital offering price in determining an appropriate public offering price per unit. Although we believe the information we have utilized in determining our offering price provides a reasonable basis for our offering price, our offering price was not determined based upon an independent valuation of our units or any scientific criteria for determining the value and price of the units.
          Therefore, the units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
DILUTION
          We have conducted two seed capital offerings under private placements. The first offering was to our founders, in which we sold a total of 373.5 of our membership units at a price of $333.33 per unit. We conducted an additional seed capital offering in which we sold 2,373.5 units at a price of $500.00 per unit.
          As of March 31, 2007, we had 2,747 outstanding units which we sold to our founding members for $333.33 per unit and to seed capital purchasers for $500 per unit. The units, as of March 31, 2007, had a net tangible book value of $839,891 or $305.75 per unit. The net tangible book value per unit represents members’ equity less intangible assets, which consists of deferred offering costs, divided by the number of units outstanding. The offering price of $1,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units as of March 31, 2007.
          Therefore, all unit holders will realize an immediate increase of $649.66 per unit in the pro forma net tangible book value of their units if the minimum number of units is sold at a price of $1,000 per unit, and an increase of 660.32 per unit if the maximum number of units is sold at a price of $1,000 per unit after offering expenses. Purchasers of units in this offering will realize an immediate dilution of $44.59 per unit in the pro forma net tangible book value of their units if the minimum number of units was sold at a price of $1,000 per unit after offering expenses, and a decrease of $33.93 per unit after offering expenses if the maximum number of units was sold at a price of $1,000 per unit.
          An investor purchasing units in this offering will receive units diluted by the prior purchase of units by our founding members and seed capital members. We have sold units to our founding members and seed capital investors at prices substantially below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.
          The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The following table takes into account our total units outstanding as of March 31, 2007.

	Minimum	Maximum
	45,000	60,000
Pro forma net tangible book value per unit at March 31, 2007	$305.75	$305.75
Increase in pro forma net tangible book value per unit attributable to the sale of 45,000 (minimum) and 60,000 (maximum) units at $1,000 per unit(1)	$649.66	$660.32
Net tangible book value per unit after offering	$955.41	$966.07
Dilution per unit to new investors in this offering	$(44.59)	$(33.93)

(1)	The minimum and maximum number of units is circumscribed by the minimum offering amount of $45,000,000 and maximum offering amount of $60,000,000 and after total offering expenses of approximately $426,646 and other intangibles are subtracted from the proceeds.

          We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to a lender to purchase units in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of existing investors’ units.
          The tables below set forth as of March 31, 2007, on an “as-if-converted” basis, the difference between the number of units purchased and total consideration paid for those units by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum		Maximum
	Number	Percent	Number	Percent
Existing unit holders	2,747	5.8%	2,747	4.4%
New investors	45,000	94.2%	60,000	95.6%

Total	47,747	100.0%	62,747	100.0%

	Minimum Offering Amount			Maximum Offering Amount
	Sold in this Offering			Sold in this Offering
	Amount	Percent	Average	Amount	Percent	Average
Existing unit holders	$1,311,250	2.8%	$477.34	$1,311,250	2.1%	$477.34
New investors	$45,000,000	97.2%	$1,000.00	$60,000,000	97.9%	$1,000.00

Total	$46,311,250	100.00%	$969.93	$61,311,250	100.00%	$977.12

CAPITALIZATION
          We have issued a total of 373.5 units to our founding members at a price of approximately $333.33 per unit and 2,373.5 units to our seed capital investors and founding members at a price of $500 per unit, for total unit proceeds of $1,311,250. If we sell the minimum number of units offered for $45,000,000, we will have raised total membership proceeds of $46,311,250, less all net loss since inception and offering expenses. If we sell the maximum number of units for $60,000,000, we will have raised total membership proceeds of $61,311,250 after this offering, less all net losses since inception and offering expenses.
Capitalization Table
          The following table sets forth our capitalization at March 31, 2007, on an actual and pro forma basis to reflect the units offered in this offering.

			Pro Forma (1)
	Actual		Minimum	Maximum
Unit holders’ equity:
Founders units and subscription deposit	$1,311,250	(2)	$46,311,250	$61,311,250
Accumulated deficit	(266,482)		(266,482)	(266,482)

Total unit holder’s equity	1,044,768		46,044,768	61,044,768

Total Capitalization (3)	$1,044,768		$46,044,768	$61,044,768

(1)	As adjusted to reflect receipt of gross proceeds from this offering prior to deducting offering expenses and prior to securing a debt financing commitment.

(2)	Consists of member contributions from the issuance of 2,747 units outstanding as of March 31, 2007.

(3)	In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $38,688,750 to $53,688,750 less any grants or other financial assistance we may be awarded. Our estimated long-term debt requirements are based upon our discussions with Bratney, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar biodiesel plants.

          Our seed capital private placement was conducted directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational expenses.
          With respect to the issuance of securities sold under exemption from registration under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf, offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and did believe that each prospective investor was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. Each purchaser represented to us in writing that the securities were being acquired for investment for such purchaser’s own account, and agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser agreed that a legend would be placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.
DISTRIBUTION POLICY
          We have not declared or paid any distributions on the units. We do not expect to generate earnings until the proposed biodiesel plant is operational, which is expected to occur approximately 12-17 months after we close the offering. After operation of the proposed biodiesel plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our unit holders in proportion to the units that each unit holder holds relative to the total number of units outstanding. “Net cash flow” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.
SELECTED FINANCIAL DATA
The following table summarizes important condensed financial information from our September 30, 2006 audited financial statements and our March 31, 2007 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

			From Inception
	Six Month Period	Six Month Period	(June 6, 2005) to
	Ended March 31, 2007	Ended, March 31, 2006	March 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Statement of Operations Data:
Revenue	$—	$—	$—
Operating expenses:
General and Administrative	7,848	40	13,107
Professional fees	216,946	19,456	285,011

Total operating expenses	224,794	19,496	298,118

Operating Loss	(224,794)	(19,496)	(298,118)

Other Income
Grant income	—	10,000	10,000
Interest income	12,073	1,292	21,636

Total other income	12,073	11,292	31,636

Net Loss	(212,721)	(8,204)	(266,482)

	March 31, 2007	September 30,
	(Unaudited)	2006 (Audited)
Balance Sheet Data:
Assets:
Cash and equivalents	$585,475	$812,620
Design services deposit	280,301	400,000
Prepaid expenses	13,019	20,507
Land option	1,000	1,000
Deferred offering costs	204,877	50,231
Deposit on land contract	5,000	—

Total Assets	$1,089,672	$1,284,358

Liabilities and members’ equity:
Current liabilities	$44,904	$26,869
Total members’ equity	$1,044,768	$1,257,489

Total liabilities and members’ equity	$1,089,672	$1,284,358

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
Overview
          This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.
          We were formed as an Iowa limited liability company, on June 6, 2005, for the purpose of constructing and operating a plant to produce biodiesel and its co-products in Plymouth County, Iowa, in northwest Iowa. We do not expect to generate any revenue until the plant is completely constructed and operational.
          We had a feasibility study prepared by Frazier, Barnes and Associates, LLC of Memphis, TN for a fee of $28,500 excluding travel and related expenses totaling $527. This feasibility study made the following conclusions and recommendations:
•	There is sufficient feedstock to support a 30 million gallon per year plant, but an agreement should be secured with soy and animal fat suppliers;

•	A professional commodity fat and oil buyer should be retained;

•	The selected biodiesel technology should be capable of consistently producing ASTM quality biodiesel from multiple types of feedstock;

•	The business plan should address specific action plans to manage feedstock procurement, product marketing and risk management;

•	Strategic decisions should be made regarding glycerin refining plans;

•	The marketing component of the business plan should include letters of commitment to purchase biodiesel and glycerin;

•	The permitting process should be started;

•	The registration process for the Excise Tax Credit Program should be started;

•	The Company should join the National Biodiesel Board; and

•	The Company should sign up for the Bioenergy Program.
          We have taken our feasibility study’s recommendations and conclusions into account with our project plan. The decision to build a 60 million gallon per year plant, as opposed to a 30 million gallon per year plant, was a strategic decision made because a 60 million gallon per year plant can be built at a less expensive cost per gallon than a 30 million gallon per year plant. We have entered into an agreement with FCStone to assist us in locating and making contacts with soy and animal fat suppliers. FCStone will be acting as our fat and oil buyer, however, we will be responsible for actually purchasing and receiving the feedstock. We anticipate that Bratney will provide us a process guarantee with the construction of the plant that will guarantee production of ASTM quality biodiesel. Our business plan addressed specific plans to manage feedstock procurement, product marketing and risk management and we have entered into agreements with FCStone and Eco-Energy to assist us in these areas. At this time we are not planning to refine our glycerin, but we may consider this issue at a later date if the process becomes more profitable. We have entered into an agreement with Eco-Energy to market all of our biodiesel and we anticipate entering into an agreement with a third party to market our glycerin. We have entered into an agreement with Stanley Consultants, Inc. and have started the permitting process with their assistance. We anticipate registering for the Excise Tax Credit Program and joining the National Biodiesel Board closer to the start of production for our plant. The Bioenergy Program expired in 2006 and, therefore, is no longer an applicable option for us.
          We have entered into a Letter of Intent and a Phase I Design Services Agreement with Bratney for the design and construction of our proposed biodiesel plant. In the Letter of Intent, Bratney agreed to perform preliminary engineering and design work necessary to reach a definitive design build agreement. In the Phase I Design Services Agreement Bratney agreed to perform pre-engineering work for a fee of $400,000. Neither our letter of intent or Phase I Design Services Agreement establish a fixed contract price and it is possible the total project cost could increase.
          We proceeded with our seed capital offering in the summer of 2006. The funds from our seed capital offering and the funds from our founding members provided the resources to engage consultants and pay legal, accounting and other incidental expenses incurred in the start-up phase.
          We entered into a Phase I Consulting Agreement with Ag Visions Enterprises, LLC, owned by Jim and Becky Venner, to assist us with obtaining a feasibility study, site selection, preparation of a business plan, preparation of a financial plan, negotiation of various contracts, assistance in the planning equity marketing efforts, securing debt financing, and educating local lenders and preparation of a bankers’ book. We agreed to pay Ag Visions Enterprises, LLC $100 per hour not to exceed $6,000 per month under the Phase I Consulting Agreement. Secretarial work is billed at a rate of $25 per hour. In addition, we agreed to reimburse Ag Visions Enterprises, LLC for reasonable expenses and travel time at a rate of $45 per hour. We have also entered into a Phase II Consulting Agreement with Ag Visions Enterprises, LLC for continued services. We agreed to pay Ag Visions Enterprises, LLC $3,000 per month as a monthly service fee. In addition, bonuses will be paid at the following times and amounts: a $40,000 upon receipt and acceptance of senior loan commitment; $40,000 at the time of execution of definitive senior loan documents; $80,000 upon the opening of our equity drive. We agreed to reimburse Ag Visions Enterprises, LLC for reasonable expenses and travel time.
          In addition, we have entered into a consulting agreement with ECS, for a variety of consulting services in relation to the design and construction of our plant. Under the agreement, ECS will perform consulting services such as:

•	project management for our plant’s construction and start-up;

•	assistance in contract negotiations;

•	assistance with environmental, regulatory permitting and zoning issues;

•	coordinate the design and installation of gas supply, electrical power, water supply, water treatment systems and rail service to our plant;

•	provide ongoing construction progress reports; and

•	perform final site inspection for project completion.

In exchange for consulting services provided prior to the commencement of our plant’s construction, we will pay ECS a retainer of $15,000 plus expenses and an hourly rate that varies from $40 per hour to $125 per hour depending upon which ECS employee provides the services. For consulting services provided after commencement of our plant’s construction, we will pay a lump sum fee equal to $15,000 per month until substantial completion of our plant. In addition, ECS will receive 25% of cost savings proposed or generated by ECS activities that are implemented on the project. If this percentage results in payments greater than $250,000, then ECS will receive only 15% of costs savings above this amount.
          We have identified a potential site for the plant in Plymouth County, Iowa. We have entered into a real estate option agreement with Higman Sand and Gravel, Inc., for the option to purchase up to 80 acres of property located approximately 1 1/2 miles south of Akron, Iowa on State Highway 12. We paid Higman Sand and Gravel, Inc. $1,000 for the option. If we exercise the option, the agreement provides that we will pay $10,000 per acre for the purchase of the site. We anticipate we will purchase approximately 20 acres under the real estate option agreement. Justin Higman is president of Higman Sand and Gravel, Inc. and the son of Harold Higman, Jr., a member of our board of directors. The term of the option originally expired on June 30, 2007, however, we paid an additional $1,000 to extend the option until June 30, 2008, with an option to extend to June 30, 2009 upon 30 days written notice and payment of another $1,000. In addition to the land that is the subject of our option agreement, we have executed a real estate contract for an adjacent parcel of approximately 20 acres of land from Nancy Johnson and Mike and Vicki Earnest for the placement of our rail siding. We have paid $5,000 down on the purchase price. We have agreed to pay $10,000 per acre for the land. The final purchase price will be determined after a survey verifies the size of the property. We will pay for the costs of this survey. We agreed to give the sellers a 40 foot easement for ingress/egress to their other property. Our board of directors plans to continue to identify potential sites and reserves the right to choose a different site location in its sole discretion.
          We have identified Bratney Companies as our anticipated design-builder. We entered into a non-binding letter of intent with Bratney for engineering, design and pre-construction services as well as a Phase I Design Services Agreement. We expect to enter into a definitive construction agreement with Bratney to design, engineer and build the plant. Bratney Companies is an Iowa corporation specializing in the engineering and construction of seed, feed, grain, food and bulk handling facilities around the world. Bratney has joined forces with the Cimbria Company of Germany to form Cimbria, Bratney, a division devoted to the biodiesel industry. Cimbria specializes in grain drying, cleaning and storage. Since 1995, Cimbria Sket, a division of the Cimbria Companies, has provided engineering and construction services, utilizing Sket technology, to the biodiesel industry in Europe. We expect that Cimbria Sket along with Westfalia Separator US will provide the technology for our plant. Westfalia Separator US is a German Company with its United States offices located in Northvale, NJ. Westfalia Separator US specializes in centrifuge separation technology.
          Specifically, the following is a preliminary plan of operation of our anticipated milestones. A delay in any part of this preliminary schedule may cause a delay in project completion.
August 2007
•	Prepare marketing campaign for offering;

•	Preliminary contact with lenders for debt financing;

•	Work with Bratney to finalize site plans;

•	Complete agreements for water, electricity, gas and sewer services; and

•	Begin discussions with D&I Railroad Company to establish rail access.
          We currently have funds available to complete the above items from our seed capital offering proceeds. We have not reached any agreements for water, electricity or gas nor have we received cost estimates for the provision of these utilities.
August-November 2007
•	Raise equity;

•	Secure debt financing;

•	Enter into real estate purchase agreement for the rest of the site;

•	Obtain construction and environmental permits, including applying for and receiving any necessary government approvals;

•	Enter into a construction contract with Bratney;

•	Recruit and retain first key employees;

•	Establish web site and public information as needed; and

•	Continue developing business procedures and capabilities.
          Funding for our key initiatives in this period will be dependent upon the successful completion of this offering and securing debt financing for our project.
Fall or Winter 2007- Fall 2008
•	Begin construction of plant;

•	Schedule and provide for utility hook ups;

•	Work with procurement company on acquiring feedstocks;

•	Recruit, acquire, and train staff as needed;

•	Equip lab and train staff for quality testing;

•	Begin to schedule oil and chemicals supplies;

•	Provide appropriate public information; and

•	Begin testing plant components.
          Funding for this phase is dependent upon obtaining sufficient equity funding in this offering and obtaining adequate debt financing. We anticipate that Bratney will provide design drawings and we will undertake construction as we are able under their supervision. If construction is delayed, the acquisition of feedstocks, methanol and chemicals may also be delayed. As completion of the construction nears, we anticipate the first employees being hired for the plant and Bratney’s training of the employees to begin. We also anticipate, in this phase, that feedstock and chemical supplies will be located and pre-marketing of our products will begin.
Fall-Winter 2008
•	Complete testing of processes and do first pilot run;

•	Recruit and train the balance of staff needed;

•	Bring in supplies of oil and chemicals; and

•	Begin production and shipment of product to customer.
          The funding for this phase is dependent upon obtaining sufficient equity funding in this offering and obtaining sufficient debt financing to carry out our business plan.
          According to the National Biodiesel Board, the biodiesel manufacturing industry is experiencing rapid growth. New plant construction or decreases in demand for biodiesel may result in excess production capacity which could have an impact upon our ability to operate profitably. Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel, which means that we may be unable to acquire the inputs needed or be unable to acquire the inputs at a profitable price. In addition, if the excess capacity occurs, we may be unable to market our products at profitable prices. To assist us in marketing our biodiesel, we entered into a marketing agreement with Eco-Energy, Inc. on November 7, 2006. Pursuant to the terms of the agreement Eco-Energy, Inc. will market all biodiesel produced at our plant. Eco-Energy, Inc. is an energy and chemical marketing and trading company located in Franklin, Tennessee. Eco-Energy, Inc. currently markets 20 million gallons of biodiesel per year. Eco-Energy, Inc. has contracted to market another 40 million gallons of biodiesel per year, not including the agreement they have with us. In addition, Eco-Energy, Inc. will have an additional 200 million gallons contracted by 2008, which includes our project. We expect Eco-Energy, Inc. will take delivery of our entire output of biodiesel and will provide transportation services. We will pay Eco-Energy, Inc. 1.0% of the net purchase price per net gallon of bio-diesel purchased by Eco-Energy, Inc. during the term of the contract. The initial term of the agreement is three years which renews automatically at the end of the initial term.
          Moreover, the biodiesel industry is becoming increasingly competitive and we will compete with larger, better financed entities who supply their own inputs which could impact our ability to operate profitably. This means there is no assurance we will be able to compete effectively in the industry. As a result of the increased growth and competition in the industry, we may generate less income which would decrease the value of your units.
Plan of Operations Until Start-Up of Biodiesel Plant
          We are an Iowa limited liability company originally organized on June 6, 2005 by filing our articles of organization with the Iowa Secretary of State.
          We are a development-stage company with no prior operating history. However, we have raised funds from our founding members and from our seed capital offering totaling $1,311,250. We used a portion of these funds to finance our federally registered offering, pay Frazier Barnes and Associates $28,500, excluding travel and related expenses totaling $527, to do a formal feasibility study; pay Bratney $400,000 under the Phase I Design Services Agreement; pay our project coordinator for his services and obtain an option to purchase real estate for $1,000.
          We expect to spend at least the next 12 to 17 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our $1,311,250 in founders and seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training. We estimate that we will need an additional $98,688,750 to complete the project.
Project capitalization
          We raised $1,311,250 from our founding members and in our seed capital offering. We will not close this offering until we have raised the minimum offering amount of $45,000,000. We have until [one year date] to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to [one year date], we may decide to continue selling units until we sell the maximum number of units or [one year date], whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by [one year date], we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $45,000,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $39,688,750 to a maximum of $53,688,750 depending on the level of equity raised and any grant funding received.
          A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:
•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source;

•	return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

          While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Bratney and any lending institution will prohibit substantial plant construction activity until loan commitment conditions are satisfied or the loan is closed.
          We also do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source because it is possible that Bratney would not be willing to finalize a definitive design-build agreement with us until we had secured a debt financing source. If we failed to find a new debt financing source and Bratney refused to finalize a definitive design-build agreement with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS – Risks Related to Our Financing Plan,” for a discussion of the risks involved in project capitalization.
Site acquisition and development
          During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed biodiesel plant, the acquisition and development of the proposed plant site in Plymouth County, Iowa, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the feedstock procurement, glycerin marketing, utility and other contracts. We plan to fund these activities and initiatives using the $1,311,250 of founder and seed capital proceeds. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering or otherwise obtain other funds, we may need to discontinue operations.
          We have an option to purchase approximately 80 acres from Higman Sand and Gravel, Inc. on a site located in Plymouth County, Iowa approximately 1.5 miles south of Akron, Iowa on State Highway 12. Justin Higman is president of Higman Sand and Gravel, Inc. and the son of Harold Higman, Jr., a member of our board of directors. The term of the option originally expired on June 30, 2007, however, we paid an additional $1,000 to extend the option until June 30, 2008, with an option to extend to June 30, 2009 upon 30 days written notice and payment of another $1,000. In addition to the land that is the subject of our option agreement, we have committed to purchase approximately 20 acres of land, adjacent to the 80 acres, from Nancy Johnson and Mike and Vicki Earnest for the placement of our rail siding. The land has been devoted to agriculture use but we have not obtained an environmental site assessment on the property so we can not assure you that we will not encounter hazardous conditions at the site which would delay our project. Also, our site sits in a flood plain near the Big Sioux River, which presents a risk that flooding could occur at some point in the future. We intend to use aggregate and fill dirt to raise the level of our plant approximately 3 feet so that it will be sited above the flood plain level. The board reserves the right to investigate additional plant sites and choose an alternative site in its sole discretion.
Plant construction and start-up of plant operations
          We expect to complete construction of the proposed plant and commence operations approximately 12 to 17 months after closing the offering. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute final contracts concerning the construction of the plant, provision of necessary water, natural gas and other power sources; feedstock procurement agreements and marketing agreements for glycerin. Assuming the successful completion of this offering and our obtaining necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $80,231,815 to construct the plant and an additional $19,768,185 in other capital expenditures, financing costs, construction performance bond and capitalized interest to complete the project, make the plant operational and produce revenue.
Employees and consultants
          We currently do not have any full-time employees. We expect to hire approximately 37 full-time employees as we prepare for and commence plant operations.
          We entered into a Phase I Consulting Agreement with Ag Visions Enterprises, LLC, owned by Jim and Becky Venner, to assist us with obtaining a feasibility study, site selection, preparation of a business plan, preparation of a financial plan, negotiation of various contracts, assistance in the planning equity marketing efforts, securing debt financing, and educating local lenders and preparation of a bankers’ book. We agreed to pay Ag Visions Enterprises, LLC $100 per hour not to exceed $6,000 per month under the Phase I Consulting Agreement. Secretarial work is billed at a rate of $25 per hour. In addition, we agreed to reimburse Ag Visions Enterprises, LLC for reasonable expenses and travel time at a rate of $45 per hour. We have also entered into a Phase II Consulting Agreement with Ag Visions Enterprises, LLC for continued services in connection with the securing of debt financing and commencement of construction of the project. We agreed to pay Ag Visions Enterprises, LLC $3,000 per month as a monthly service fee. In addition, bonuses will be paid at the following times and amounts: a $40,000 upon receipt and acceptance of senior loan commitment; $40,000 at the time of execution of definitive senior loan documents; $80,000 upon the opening of our equity drive. In addition, we agreed to reimburse Ag Visions Enterprises, LLC for reasonable expenses and travel time.
          In addition, we have entered into a consulting agreement with ECS, for a variety of consulting services in relation to the design and construction of our plant. Under the agreement, ECS will perform consulting services such as:

•	project management for our plant’s construction and start-up;

•	assistance in contract negotiations;

•	assistance with environmental, regulatory permitting and zoning issues;

•	coordinate the design and installation of gas supply, electrical power, water supply, water treatment systems and rail service to our plant;

•	provide ongoing construction progress reports; and

•	perform final site inspection for project completion.

In exchange for consulting services provided prior to the commencement of our plant’s construction, we will pay ECS a retainer of $15,000 plus expenses and an hourly rate that varies from $40 per hour to $125 per hour depending upon which ECS employee provides the services. For consulting services provided after commencement of our plant’s construction, we will pay a lump sum fee equal to $15,000 per month until substantial completion of our plant. In addition, ECS will receive 25% of cost savings proposed or generated by ECS activities that are implemented on the project. If this percentage results in payments greater than $250,000, then ECS will receive only 15% of costs savings above this amount.
Recent private placement to raise seed capital
          In 2005 we sold 373.5 of our membership units to our founding members at a price of approximately $333.33 per unit and in September 2006, we sold a total of 2,373.5 of our membership units to our seed capital investors at a price of $500 per unit. Together, we raised aggregate proceeds of $1,311,250. We determined the offering price per unit of $333.33 to our founding members and $500 for our seed capital units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect our seed capital offering proceeds to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. All of the seed capital proceeds were immediately at-risk at the time of investment. We increased the public offering price per unit based upon the differences in risk and the stage of development of our project at the time of investment.
Liquidity and Capital Resources
          As of March 31, 2007, we had total assets of $1,089,672 consisting primarily of cash, design services deposit, and deferred offering costs. As of March 31, 2007, we had current liabilities of $44,904 consisting of our accounts payable. From our inception through March 31, 2007, we have an accumulated deficit of $266,482. Total liabilities and members’ equity as of March 31, 2007, was $1,089,672. Since our inception, we have generated no revenue from operations. Our financial information from our September 30, 2006 audited financial statements and our March 31, 2007 unaudited financial statements are included elsewhere in this prospectus.
          Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $100,000,000. We raised $1,311,250 from our founding members and in our seed capital offering. In addition, we are seeking to raise a minimum of $45,000,000 and a maximum of $60,000,000 of equity in this offering. Including the $1,311,250 we raised from our founding members and in our seed capital offering, and depending on the level of equity raised in this offering and the amount of grants and other incentives awarded to us, we expect to require debt financing ranging from a minimum of $38,688,750 to a maximum of $53,688,750.
          We hope to obtain the senior bank loan from a major bank, perhaps with participating loans from other banks, to construct the proposed biodiesel plant. We expect the senior loan will be a construction loan secured by all of our real property, receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender. However, there is no assurance that we will be able to obtain debt financing or that adequate debt financing will be available on the terms we currently anticipate. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which could have less favorable terms and could require us to issue warrants. Such less favorable terms or the issuance of warrants could reduce the value of our units.
          We do not have contracts or commitments with any bank, lender or financial institution for debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing.
          Completion of the project relies entirely on our ability to attract these loans and close on this offering.
Trends and Uncertainties That May Affect Management’s Plan of Operation
Growth and Increased Competition in the Biodiesel Industry
          According to the National Biodiesel Board in a September 30, 2006 report, the biodiesel manufacturing industry is experiencing rapid growth. In 2005, approximately 75 million gallons of biodiesel were produced in the United States. According to the National Biodiesel Board, the 2005 biodiesel production was three times higher than biodiesel production in 2004. The National Biodiesel Board reported that in 2006, 250 million gallons of biodiesel would be produced. However, many biodiesel plants did not operate at full capacity. The National Biodiesel Board estimates the current dedicated biodiesel production capacity of these plants, as of June 7,2007, is about 1.39 billion gallons per year. Further, current plant construction and expansion are expected to result in another 1.89 billion gallons of annual biodiesel production capacity, for total annual production capacity of 3.28 billion gallons, according to the National Biodiesel Board on June 7, 2007. In contrast, the reported annual consumption of biodiesel in 2006 was 250 million gallons. Thus, the estimated annual production capacity of plants currently under construction far exceeds the current estimated annual consumption of biodiesel. In a study prepared for the National Biodiesel Board and released on September 30, 2006, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. LECG, LLC was formed by faculty from the University of California at Berkeley to provide independent testimony, authoritative studies and advisory services to inform business, regulatory, and judicial decision makers and help resolve commercial disputes. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result.
          Excess capacity in the biodiesel industry may lead to increased competition for inputs and decreased market prices for biodiesel. Biodiesel production at our plant will require significant amounts of soybean oil and other inputs. We do not have any long-term commitments to acquire soybean oil and other inputs for biodiesel production at our plant. If overproduction of biodiesel occurs, we will face increased competition for inputs which means that we may be unable to acquire the inputs that we need at profitable prices or at all. In addition, if excess capacity occurs, we may also be unable to market our products at profitable prices. If the demand for biodiesel does not grow at the same pace as increases in supply, we would expect the price for biodiesel to decline. Any decrease in the price at which we can sell our biodiesel will negatively impact our future revenues. Increased expenses and decreased sales prices for biodiesel may result in less income, which would decrease our revenues and result in the loss of some or all of your investment.
          According to a report by the National Biodiesel Board on September 30, 2006, commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants, and there are numerous other entities considering the construction of biodiesel plants. Nationally, the biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. In June 2007, the National Biodiesel Board estimated:

•	there were 148 active plants with an annual production capacity of 1.39 billion gallons annually;

•	another 96 plants are currently under construction and an additional 5 plants are expanding their existing operations;

•	the additional combined capacity of these plants under construction is estimated at 1.89 billion gallons per year;

•	biodiesel plants are operating or have been proposed in at least 46 states; and

•	currently, there are 11 operating biodiesel plants in Iowa.

               At least 8 other companies have proposed plants in Iowa according to the National Biodiesel Board and registrations with Securities and Exchange Commission of the Iowa Securities Bureau as of July 2007. For a list of these proposed plants please see “Description of Business – Our Primary Competition.”
          In addition, investors should understand that we face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs. For example, Cargill, Inc., a large supplier of soybean oil, is operating a 37.5 million gallon plant in Iowa Falls, Iowa, according to the National Biodiesel Board on January 31, 2007. The

National Biodiesel Board also reported on January 1, 2007 that another large corporation and supplier of soybean oil, Archer Daniels Midland Co., is building an 85 million gallon plant in Velva, North Dakota. This plant will be capable of producing significantly greater quantities of biodiesel than the amount we will produce. Moreover, these plants may not face the same competition we do for inputs as the companies that own them are suppliers of the inputs. In light of such competition, there is no assurance that we will be able to compete effectively in the industry. We may generate less income as a result, which would decrease the value of your units.
          Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed and displace biodiesel as an environmentally-friendly alternative. If diesel prices do not continue to increase or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel, which could result in the loss of some or all of your investment.
Increased Prices and Decreased Production of Feedstock
          The cost of feedstock is the largest single component of the cost of biodiesel production, accounting for 70-90% of the overall cost of producing biodiesel, according to our feasibility study. Changes in the price and supply of feedstock are subject to and determined by market forces over which we have no control. Because there is little or no correlation between the price of feedstock and the market price of biodiesel, we cannot pas along increased feedstock prices to our customers. As a result, increased feedstock prices may result in decreased revenues. We do not have any long-term commitments to acquire soybean oil and other inputs for biodiesel production at our plant. The Biodiesel Magazine reported in July 2007 that stable, affordable diesel fuel prices combined with high feedstock prices was resulting in difficulties for the biodiesel industry to stay competitive among comparable fuels. The Biodiesel Magazine also reported that a loss of soybean acres to corn needed to supply the ethanol industry further increased the competition for soybean oil. The Biodiesel Magazine reported that margins for soy oil were so tight in July 2007, that most hedging efforts were not profitable. In early June, the price of soybean oil for the July contract on the Chicago Board of Trade reached $0.36 a pound, the highest price since 1984. In the USDA’s July 13, 2007 Oil Crops Outlook Report, it was forecasted soybean oil prices would set a new high, with the 2007 through 2008 forecast being $0.32 to $0.36 per pound. This increase in forecasted price is due largely to less acres being planted with soybeans, with acreage currently at a 12 year low. If the availability of soybean oil continues to decrease and the price of soybean oil continues to increase, we may be unable to obtain adequate quantities of feedstock at economical prices, which may decrease our ability to be profitable and threaten the viability of our project.
Critical Accounting Estimates
          Management uses estimates and assumptions in preparing our financial statements in accordance with accounting principles generally accepted in the United States of America. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is reasonably possible that this estimate may change in the near term.
Off-Balance Sheet Arrangements.
          We do not have any off-balance sheet arrangements.
Grants, Government Programs and Tax Increment Financing
          Currently, there are limited numbers of grants, loans and forgivable loan programs available to biodiesel producers. We anticipate applying for those programs that are available. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction of the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans. We have applied for the following grants:
          Iowa Soybean Association
          We applied for and were awarded a $5,000 grant from the Iowa Soybean Association for reimbursement of payments made for completion of our feasibility study.

          Iowa Ag Innovations Center
          We applied for and received a $10,000 grant from the Iowa Ag Innovations Center to be used for general business expenses, including legal and accounting. As part of the grant stipulations, we were required to make a $5,000 matching grant to Iowa Ag Innovations Center, which we did in December 2005.
          VAAPFAP
          We anticipate we will apply for participation in the Iowa Value-Added Agricultural Products and Processes Financial Assistance Program (“VAAPFAP”) administered by the Iowa Department of Economic Development (“IDED”). VAAPFAP provides financial assistance to new or existing companies that utilize the state’s agricultural commodities to create new, innovative products or to produce renewable fuels. Funds awarded under the program may be used for payments made or expenses incurred for business planning and consulting services. We have not yet applied for nor been approved to receive any financial assistance under VAAPFAP, and we cannot guarantee that we will qualify for VAAPFAP or that we will receive any particular level of financial assistance, if any, under the program.
ESTIMATED SOURCES OF FUNDS
          The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

	Minimum 45,000	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$45,000,000	45.0%
Seed Capital Proceeds	$1,311,250	1.3%
Term Debt Financing, Grants and Incentives	$53,688,750	53.7%

Total Sources of Funds	$100,000,000	100.0%

	If 52,500	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$52,500,000	52.5%
Seed Capital Proceeds	$1,311,250	1.3%
Term Debt Financing, Grants and Incentives	$46,188,750	46.2%

Total Sources of Funds	$100,000,000	100.0%

	Maximum 60,000	Percent of
Sources of Funds	Units Sold	Total
Unit Proceeds	$60,000,000	60.0%
Seed Capital Proceeds	$1,311,250	1.3%
Term Debt Financing, Grants and Incentives	$38,688,750	38.7%

Total Sources of Funds	$100,000,000	100.0%
ESTIMATED USE OF PROCEEDS
     The gross proceeds from this offering, before deducting offering expenses, will be $45,000,000 if the minimum amount of equity offered is sold and $60,000,000 if the maximum number of units offered is sold for $1,000 per unit. We estimate the offering expenses to be approximately $426,646. Therefore, we estimate the net proceeds of the offering to be $44,573,354 if the minimum amount of equity is raised, and $59,573,354 if the maximum number of units offered is sold.

	Maximum Offering -	Minimum Offering -
	60,000	45,000
Offering Proceeds ($1,000 per unit)	$60,000,000	$45,000,000
Less Estimated Offering Expenses(1)	$426,646	$426,646

Net Proceeds from Offering	$59,573,354	$44,573,354

(1)	Actual SEC registration fee and other Estimated Offering Expenses are as follows:

Securities and Exchange Commission registration fee	$5,446
Legal fees and expenses	80,000
Consulting Fees	50,000
Accounting fees	40,000
Blue Sky filing fees	22,200
Printing expenses	40,000
Advertising	185,000
Miscellaneous expenses	4,000

Total	$426,646
          We intend to use the net proceeds of the offering to construct and commence operations of a 60 million gallon per year biodiesel plant. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $100,000,000. The estimated total project cost of is based on preliminary discussions with Bratney, however, Bratney has no prior experience in the design and construction of biodiesel facilities and therefore the final cost of the plant may be higher.
          The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. However, we anticipate that any variation in our use of proceeds will occur in the level of proceeds attributable to a particular use (as set forth below) rather than a change from one of the uses set forth below to a use not identified in this prospectus.

Use of Proceeds	Amount
Land	$800,000
Site Costs	2,181,912
Primary Processing Equipment	26,853,157
Process Controls Equipment	638,771
Utility Equipment	2,745,220
Process Building	6,609,171
Chemical & Control Room Building	1,166,445
Boiler Maintenance Building	1,305,154
Administration Building	915,463
Tank Farm Storage & Distribution Facilities	20,859,327
Construction Labor and Other Construction Costs	8,761,084
Railroad Equipment, Turnouts, Switches & Siding	3,249,873
Wastewater Treatment System & Sanitation System	3,366,941
Fire Protection Equipment	779,297

Subtotal General Contractor Construction Costs	$80,231,815

Capitalized Construction Interest	$2,450,000
Working Capital	12,000,000
Rolling Stock- Railroad Equipment	150,000
Rolling Stock- Vehicle(s) and Utility Tractor(s)	100,000
Construction Performance Bond	600,000
Financing Costs	500,000
Legal, Accounting and Consulting Fees	500,000
Construction Contingency	3,468,185

Subtotal for additional start up and development costs	$19,768,185

TOTAL	$100,000,000

          Land and Site Costs. If the plant is constructed at the site on which we have a purchase option in Plymouth County, Iowa, we expect the cost to acquire and develop the site will be approximately $400,000. We anticipate purchasing approximately 20 of the 80 acres identified in our option agreement. In addition to the land that is the subject of our option agreement, we have committed to purchase an adjacent parcel of approximately 20 acres of land from Nancy Johnson and Mike and Vicki Earnest for the placement of our rail siding. We have paid $5,000 down on the purchase price. We have agreed to pay $10,000 per acre for the land. The final purchase price will be determined after a survey verifies the size of the property. We will pay for the costs of this survey. We agreed to give the sellers a 40 foot easement for ingress/egress to their other property. Site development primarily consists of site improvements such as dirt work and soil compaction, construction of utility infrastructure, hard surface roads and fencing, as well as maintenance, permitting, and construction management costs. Our board reserves the right to chose either this site or a completely different site, in its sole discretion, for any reason.
          Plant Construction. The construction of the plant itself is by far the single largest expenditure at $72,305,270 (including primary processing equipment, process controls equipment, utility equipment, process building, chemical and control room building, boiler maintenance building, tank farm storage and distribution facilities, construction labor and other construction costs, and the wastewater treatment system and sanitation system costs). We have a non-binding letter of intent and Phase I Design Services Agreement with Bratney, under which Bratney will perform engineering services including the creation of flow sheets and diagrams, development of a plant lay out, development of a project schedule, development of an equipment list and definition of the project scope. We have not yet signed a binding definitive agreement for plant construction. Our letter of intent does not establish a fixed contract price and there is no guarantee that we will be able to enter into a definitive agreement with Bratney to design and build the plant at this price or at all.
          Administration Building. We anticipate spending approximately $915,463 to build a light office administration building on the plant site.
          Rail Infrastructure and Rolling Stock. We anticipate rail improvements, such as siding and switches may need to be installed at the proposed site at an estimated cost of $3,249,873. We anticipate the need to purchase rolling stock at an estimated cost of $250,000.
          Fire Protection. We anticipate spending $779,297 to equip the plant with adequate fire protection.
          Capitalized Construction Interest. Capitalized interest consists of the interest we anticipate accruing during the development and construction period of our project. For purposes of estimating capitalized interest, we have assumed debt financing of approximately $46,188,750. We determined this amount of debt financing based upon an assumed equity amount of $52,500,000 and seed capital proceeds of $1,311,250 and an assumed interest rate of 8.5%. If any of these assumptions change, we will need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $2,450,000. Any change in our assumptions, including the amount of tax increment financing and/or debt financing we receive, could result in higher than estimated capitalized interest.
          Construction Performance Bond. We project $600,000 for a construction performance bond which we anticipate Bratney will acquire on our behalf.
          Working Capital. We have budgeted an additional $12,000,000 in working capital. This represents the cost of beginning production after the plant construction is finished, but before we begin generating revenue.
          Financing Costs, Legal, Accounting and Consulting Fees. We have budgeted $500,000 in Financing Costs, which includes $426,646 in offering expenses, and have budgeted $500,000 for legal, accounting and consulting fees.
          Construction Contingency. We project $3,468,185 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.
DESCRIPTION OF BUSINESS
          We are a newly formed, development-stage company that is not yet operational. We are an Iowa limited liability company formed by filing our articles of organization with the Iowa Secretary of State’s Office on June 6, 2005. We have not yet designed or developed any biodiesel facilities, and have not generated any revenues to date.
          If we are able to capitalize the project as described in our financing plan above, we will use the offering proceeds to build and operate a 60 million gallon per year biodiesel plant that we anticipate will be located in Plymouth County, Iowa. We expect the biodiesel plant to annually process approximately 373 million pounds of soybean oil and approximately 97 million pounds of animal fats and grease to produce approximately 60 million gallons of fuel-grade biodiesel and 63 million pounds of glycerin per year.

Biodiesel is frequently used as fuel by transport trucks, marinas, railroad operators and many government vehicles. According to the National Biodiesel Board the United States consumes approximately 65 billion gallons of diesel fuel annually; however, biodiesel currently constitutes 250 million gallons of this market. We expect the biodiesel plant to annually produce approximately 63 million pounds of glycerin, which is a principal co-product of the biodiesel production process. Glycerin has many applications as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products. We estimate that it will take 12 to 17 months from closing the offering to complete the construction of the plant and begin operations. We anticipate plant operations beginning in the winter of 2008.
Primary Product – Biodiesel
          The National Biodiesel Board’s website provides, as of July 6, 2007, the following description of biodiesel and the production of biodiesel. Biodiesel is a clean-burning alternative fuel produced from domestic, renewable resources for use in compression ignition (diesel) engines. Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats. A chemical process called transesterification removes the free fatty acids from the base oil and creates the desired esters. Transesterification is the reaction of vegetable oil or animal fat with an alcohol, such as methanol or ethanol, in the presence of a catalyst. The process yields four products: mono-alkyl ester (biodiesel), glycerin, feed quality fat, and methanol, which can be used again in the process. Biodiesel can then be used in neat (pure) form, or blended with petroleum diesel. Biodiesel’s physical and chemical properties, as they relate to operations of diesel engines, are similar to petroleum-based diesel fuel. As a result, biodiesel may be used in most standard diesel engines without making any engine modifications.
          We anticipate that our business will be the production and marketing of biodiesel and its primary co-product, glycerin. If we are unable to complete the construction and operation of the biodiesel plant, or if we are not able to market biodiesel and its co-product, we will not have any sources of revenue.
Co-products
          Our feasibility study provides the following description of glycerin and it’s uses. Glycerin is the primary co-product of the biodiesel production process and equals approximately 10% of the quantity of biodiesel produced. Glycerin possesses a unique combination of physical and chemical properties that are used in a large variety of products. It is highly stable under typical storage conditions, compatible with a wide variety of other chemicals and comparatively non-toxic. Glycerin is an ingredient or processing aid in cosmetics, toiletries, personal care, pharmaceuticals and food products. In addition, new uses for glycerin are frequently being discovered and developed due to its versatility.
          According to the September 2006 Biodiesel Magazine, annual consumption of glycerin in the United States has ranged between 400 million and 450 million pounds for the past three years. The U.S. biodiesel industry is expected to produce an estimated 1.4 billion pounds of glycerin between 2006 and 2015, according to an economic study by John Urbanchuk, director of LECG Inc. The Biodiesel Magazine estimates the biodiesel industry could produce as much as 200 million pounds this year alone. This tremendous increase in supply has caused the price of glycerin to decrease substantially since the beginning of 2006. Many proposed projects are considering the possibility of using their crude glycerin in various forms as a boiler fuel source in replacement of a No. 4 or No. 6 fuel oil, according to the September 2006 Biodiesel Magazine. However, other smaller plants have been forced to essentially give away glycerin and some have had to pay to dispose of the glycerin. According to the Jacobsen Publishing Company’s Biodiesel Bulletin on October 18, 2006, some biodiesel producers are paying from three to four cents per pound to dispose of crude glycerin.
          We intend to market our glycerin. However, any further excess production capacity may limit our ability to market our glycerin co-product. It is possible that approximately 1.05 percent of our forecasted revenue would be lost if the price of glycerin declined to zero. This may affect the profitability of our business.
The Biodiesel Production Process
          Our feasibility study provides the following description of the biodiesel production process. Most vegetable oil or animal fat can serve as a feedstock for biodiesel production. The majority of the biodiesel produced in the United States is derived from soybean oil because it is readily available in large quantities. Other feedstock currently used in biodiesel production includes corn oil, canola oil, waste frying oils and grease from the food service industry, and by-products from livestock processing such as tallow, yellow grease, and lard. Such feedstock consists almost entirely of triglyceride molecules that are made up of a glycerin “backbone” molecule attached to one, two or three fatty acid molecules.

          Three basic processes have been successfully commercialized for biodiesel production:
1.	Base catalyzed transesterification of the oil;

2.	Direct acid catalyzed transesterification of the oil; and

3.	Conversion of the oil to fatty acids, and then to alkyl esters.
          The majority of biodiesel is produced using the first process listed above, a base catalyzed reaction of the triglyceride feedstock with methanol. Compared to the other methods of producing biodiesel, we believe this is the most cost-effective method for the following reasons:
1.	It is a low temperature, low pressure chemical reaction;

2.	It yields a high conversion (98%) with minimal other reactions;

3.	It allows for the direct conversion to methyl ester with no intermediate steps; and

4.	No special construction materials are required.
          In the production of biodiesel, 100 pounds of vegetable oil or animal fat is reacted with 10 pounds of methanol in the presence of a catalyst (sodium or potassium hydroxide). The reaction yields approximately 100 pounds of methyl ester and 10 pounds of glycerin. The following flow chart illustrates management’s belief of the typical product yields per pound of feedstock input based upon the information provided above:
Information Source: National Biodiesel Board, March 2002
          The following is a production summary based on the National Biodiesel Board’s Biodiesel Production and Quality fact sheet, which was last updated on April 26, 2007. To produce the biodiesel, degummed and neutralized feedstock, generally partially refined soy oil, is sent to a transesterification unit where the oil or fat is mixed with an alcohol (methanol) in the presence of a catalyst (sodium methylate). The reactor causes transesterification to take place via centrifugation. The transesterified oil separates into heavy glycerin molecules and lighter methyl esters.
          Following separation, the lighter methyl esters still contain small amounts of methanol, traces of glycerol and traces of soaps, catalyst, and high boiling components. To remove these substances, the methyl ester is washed. A small amount of acid is added to avoid the formation of emulsions.

          The washed methyl ester is still considered “wet” with trace amounts of moisture remaining, therefore the washed ester is “dried” via vacuum in a dryer circuit to adjust the allowable water content. The dried methyl ester, or biodiesel, is delivered by pump to the storage tank farm. In addition, the methanol from the transesterification reaction is collected and recycled to the transesterification process via the methanol pump tank.
          The remaining mixture consists of crude glycerol and water. This mixture is “dried” or partially refined in a multi-stage dryer up to the minimum glycerol concentration of 80%. Once “dried” the concentrated glycerol solution is transferred to a storage tank for storage and sale.
          The biodiesel process is depicted in the following chart:
          Information Source: National Biodiesel Board, “Biodiesel Production and Quality” last updated April 26, 2007
Feedstock
Supply
          According to a November 2001 article by the Equipment Manufacturers Institute, it takes about 7.3 pounds of soybean oil to produce one gallon of biodiesel. Depending upon market conditions, we anticipate that our biodiesel plant will process approximately 470 million pounds (56.4 million gallons) of soybean oil and/or animal fats per year as the feedstock for its production process. We have executed an agreement with FCStone to procure feedstock for our biodiesel plant. The agreement requires FCStone to provide risk management services, purchase feedstock meeting specifications and in adequate quantities to fill the production schedule of the facility, maintain records, and provide transportation, logistics, and scheduling of feedstock deliveries. Any costs of entering into hedging agreements for feedstock will be our responsibility. FCStone will be our exclusive purchasing agent for our feedstock and, therefore, we will be highly dependent upon their performance. The Agreement provides that FCStone shall use reasonable efforts to obtain an adequate and timely supply of feedstock, but FCStone shall have no liability or responsibility for the inability to obtain supplies due to market conditions. Moreover, the inability to obtain feedstock shall not abate or reduce the service payment to

FCStone under the agreement. The Agreement shall become effective when we give FCStone notice that we require our first delivery of feedstock. This notice must be given not less than 90 days nor more than 180 days of when we need our first feedstock delivery. The agreement shall automatically terminate if we do not give this notice within 24 months of March 19, 2007. Otherwise, the agreement has an initial term of three years from the day we give FCStone notice and shall be automatically renewed for an unlimited number of one year periods, unless either party gives notice of non-renewal at least 90 days prior to such anniversary date. We will pay FCStone $2,500 per month from the date we give FCStone notice until the date our plant is operational. Beginning on the date our plant is operational, we will pay FCStone $720,000 per year, which will be paid in equal monthly installments. This fee will be adjusted if our plant’s nameplate capacity is more or less than 60 million gallons per year, but shall not be less than $540,000 in any event. FCStone in it’s sole discretion may abate this fee by up to 25% for any period of time that production of our plant is suspended or substantially reduced.
          Currently soybean crush capacity is concentrated among four companies, Cargill, Inc., Bunge, ADM and Ag Processing Inc., which represent more than 80% of crushing operations in the United States. Of these companies, as of January 2007 and according to the National Biodiesel Board, both Cargill and ADM have constructed or are constructing biodiesel plants and we expect to compete with them and other plants for feedstock origination. Competition for raw soy oil, animal fats and other feedstock may increase our cost of feedstock and harm our financial performance and the value of your investment. If we are unable to obtain adequate quantities of feedstock at economical prices, you may lose your entire investment in us.
Costs
          The cost of feedstock is the largest single component of the cost of biodiesel production, accounting for 70-90% of the overall cost of producing biodiesel, according to our feasibility study. The following chart from our feasibility study indicates the effect of feedstock cost on the cost of biodiesel (not including biodiesel production costs).
Biodiesel Cost Feedstock Sensitivity
          With a $0.10 increase in fats and oils, the cost of producing a gallon of biodiesel goes up by $0.76. For example, if soybean oil costs 25¢ per pound, the per gallon cost would be $1.875 per gallon. Processing conversion cost and margins would have to be added to arrive at a biodiesel value. As a result, increased prices for feedstock greatly impact the biodiesel industry. Soybean oil is the most abundant oil feedstock available in the United States. The 20 year average price for soybean oil is approximately $0.21 per pound. However, we cannot be assured that the historical prices for oils and fats will continue into the future.

          The following graph of historical vegetable oil and fats prices indicates recent increase in prices as well as the relationships between the various fats and oils that may be available to us:
U.S. Vegetable Oil and Fat Prices
Source: Economic Research Service, United States Department of Natural Resources, July 13, 2007

Marketing	Soybean	Cottonseed	Sunflower	Peanut	Corn		Edible
year	oil	oil	oil	oil	oil	Lard	tallow
Cents/lb.
1997/98	25.80	28.85	27.00	49.21	28.94	19.46	20.69

1998/99	19.90	27.32	20.10	40.72	25.30	14.66	15.14

1999/00	15.60	21.52	16.68	35.96	17.81	13.64	13.21

2000/01	14.15	15.98	15.89	34.97	13.54	14.61	13.43

2001/02	16.46	17.98	23.25	32.23	19.14	13.55	13.87

2002/03	22.04	37.75	33.11	46.70	28.17	18.13	17.80

2003/04	29.97	31.21	33.41	60.84	28.43	26.13	22.37

2004/05	23.01	28.01	43.71	53.63	27.86	21.80	18.48

2005/06	23.41	29.47	40.64	44.48	25.18	21.74	18.16

2006/07[1]	31.00	35.00	55.75	53.00	30.50	27.50	26.75

2007/08[1]	32.0-36.0	35.0-39.0	50.0-54.0	54.0-58.0	31.5-35.5	28.0-32.0	27.5-31.5

1	Preliminary forecasted prices

          In addition, increased biodiesel production is likely to have an effect on the cost of soybean oil. The following graph forecasts the possible changes in the price per gallon of soybean oil depending upon the amount used for biodiesel production:
Projected Soybean Oil Prices as a Function of Soybean Oil Use for Biodiesel Production,
2004-2013 (2002 Dollars per Gallon)
Source: Energy Information Administration, Biodiesel Performance, Costs, and Use
Pretreatment Costs
          Our feasibility study provides the following description of pretreatment. Crude soybean oil and all animal fats need to be pretreated before being processed into biodiesel. Pretreatment takes crude soybean oil and any animal fat or grease, removes the impurities and prepares the feedstock to go through the biodiesel process. Some feedstock needs more treatment than others. For example, virgin soybean oil can be easier and cheaper to pretreat than turkey fat, and turkey fat can be easier and cheaper to pretreat than beef tallow. The cost of the process is driven by the structure of the feedstock and the impurities in the feedstock.
          For soybean oil, the pretreatment process results in refined, bleached, and deodorized (RBD) oil. The price differential between RBD oil and crude soy oil is ordinarily $.05 per pound. This adds another $0.375 per gallon to the costs discussed above. See the section DESCRIPTION OF BUSINESS- Feedstock-Costs. We anticipate our processing plant will have pretreatment capabilities allowing us to purchase and process crude vegetable oil and many types of fat or grease.
Cold Flow
          Purdue University gives the following explanation of cold flow in an article on their website entitled “Biodiesel Quality: Is all Biodiesel Created Equal?” “Cold flow” refers to a fuel’s ability to flow easily at colder temperatures and is an important consideration in producing and blending biodiesel for use in colder climates. Because biodiesel has different cold flow properties depending on the type of feedstock used in its manufacture, cold flow also becomes a primary factor in determining the type of feedstock to use.
          The pour point for a fuel is the temperature at which the flow of the fuel stops. Therefore, a lower pour point temperature means the fuel is more flowable in colder temperatures. The following table represents the pour points in our feasibility study for different types of fuels:

Type of Fuel	Pour Point
Soy-based Biodiesel (B100)	30ºF
Tallow-based Biodiesel (B100)	61ºF
No. 2 Petro Diesel (B0)	-30ºF
B2 Soy Blend with No. 2 Diesel	-25ºF

          To provide biodiesel with an acceptable pour point in cold weather, we will need to blend our biodiesel with petroleum based diesel. Generally, biodiesel that is used in blends of 2% to 20% will provide an acceptable pour point for the Iowa market. Eco- Energy, Inc. will sell our biodiesel throughout the nation. In colder temperatures, lower blends are recommended to avoid fuel system plugging. Cold flow additives can also be used seasonally to provide a higher level of cold weather protection, similar to the current practice with conventional diesel fuel. Demand for our biodiesel may diminish in colder climates and during the colder months as a result of cold flow concerns. We anticipate our tanks which contain either incoming feedstock or finished product will be insulated and heated through a heat tracing method. We anticipate this heating method will eliminate the risk of any products gelling while stored at our plant.
Forward Contracts
          Due to fluctuations in the price and supply of feedstock, we intend to utilize forward contracting and hedging strategies to manage our commodity risk exposure and optimize finished product pricing and supply. We intend to do this to help guard against price and supply movements that often occur in the soybean oil markets. Hedging means protecting the price at which we buy feedstock and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuations. The effectiveness of such hedging activities is dependent upon, among other things, the cost of feedstock and our ability to sell sufficient amounts of biodiesel and glycerin. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities can themselves result in costs because price movements in feedstock contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant. The market for soybean oil trades 18 months into the future. The animal grease market has no futures trade. However, there is a quoting system through the USDA that provides for price discovery for animal grease. There is not enough volume of biodiesel produced to currently justify a futures market. As such, there is no spot biodiesel price, making current price discovery limited. We have entered into an agreement with FCStone to assist us in procuring our inputs. Under the agreement, any costs of entering into hedging agreements for feedstock will be our responsibility. FCStone will be our exclusive purchasing agent for our feedstock and, therefore, we will be highly dependent upon their performance. For a description of our agreement with FCStone, please see “Description of Business – Feedstock – Supply.”
Biodiesel Markets
          Biodiesel is primarily used as fuel for compression ignition (diesel) engines. It is produced using renewable resources and provides environmental advantages over petroleum-based diesel fuel, such as reduced vehicle emissions, according to the National Biodiesel Board. Our ability to market our biodiesel will be heavily dependent upon the price of petroleum-based diesel fuel as compared to the price of biodiesel, in addition to the availability of economic incentives to produce biodiesel. In the event that the price of petroleum-based diesel fuel drops significantly or economic incentives are not available, we may have to temporarily cease operations.
Wholesale Market / Biodiesel Marketers
          The wholesale market includes selling biodiesel directly to fuel blenders or through biodiesel marketers. Fuel blenders purchase neat (B100) biodiesel from biodiesel production plants, mix it with regular diesel fuel according to specifications, and deliver a final product to retailers, according to the National Biodiesel Board.
          There are very few wholesale biodiesel marketers in the United States. Two examples discussed in our feasibility study are World Energy in Chelsea, Massachusetts and Renewable Energy Group, Inc. in Ralston, Iowa. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee. We have entered into a marketing contract with Eco-Energy, Inc. in which Eco-Energy, Inc. has agreed to market all biodiesel produced at our plant. Eco-Energy, Inc. is an energy and chemical marketing and trading company located in Franklin, Tennessee. Eco-Energy, Inc. currently markets 20 million gallons of biodiesel per year. Eco-Energy, Inc. has contracted to market another 40 million gallons of biodiesel per year, not including the agreement they have with us. In addition, Eco-Energy, Inc. will have an additional 200 million gallons contracted by 2008, which includes our project. We expect Eco-Energy, Inc. will take delivery of our entire output of biodiesel and will provide transportation services. We will pay Eco-Energy, Inc. 1.0% of the net purchase price per net gallon of bio-diesel purchased by Eco-Energy, Inc. during the term of the contract. The initial term of the agreement is three years which renews automatically at the end of the initial term.

Retail
          The retail market consists of biodiesel distribution primarily through fueling stations to transport trucks and jobbers who supply farmers, maritime customers and home heating oil users. Retail level distributors include oil companies, independent station owners, marinas and railroad operators. However, the biodiesel retail market is still in its very early stages as compared to other types of fuel. The present marketing and transportation network must expand significantly in order for our company to effectively market our biodiesel. The following map prepared by the National Biodiesel Board represents the biodiesel retailers in the United States with the exception of Alaska and Hawaii:
Source: National Biodiesel Board, http://www.biodiesel.org/buyingbiodiesel/retailfuelingsites/ (last updated July 9, 2007).
          The following map shows biodiesel retailers that are truck-accessible according to biotrucker.com a website created by the National Biodiesel Board. The trucking industry is served by approximately 350 nationwide retail locations, while biodiesel is available to the public at a total of 600 retail pumps nationwide.

Source: http://www.biotrucker.com/sites, as accessed July 9, 2007.
Government/Public Sector
          According to a report by the Methanol Institute and the International Fuel Quality Center in April of 2006, the government has increased its use of biodiesel since the implementation of the Energy Policy Act (EPACT) of 1992, amended in 1998, which authorized federal, state and public agencies to use biodiesel to meet the alternative fuel vehicle requirements of EPACT. Although it is possible that individual plants could sell directly to various government entities, it is unlikely our plant could successfully market our biodiesel through such channels. Government entities have very long sales cycles based on the intricacies of their decision making and budgetary processes.
General Demand
          Biodiesel has received attention from consumers and policymakers in recent years for several reasons. Biodiesel is made from renewable sources and provides environmental benefits over petroleum diesel, including reduced emissions of carbon dioxide, carbon monoxide, particulate matter, and sulfur, according to the National Biodiesel Board. In addition, a press release from the National Biodiesel Board on July 21, 2005 stated that a 1998 study by the US Department of Energy and the US Department of Agriculture found that biodiesel has a positive energy balance: for every 3.2 units of energy produced, only 1.0 unit of energy is consumed in the production process. Biodiesel mixes easily with diesel fuel at rates between 2% and 100%, and it improves the lubricity of petroleum based diesel fuel at levels as low as 2%. The increased lubricity reduces the friction of petroleum based diesel fuel and may result in longer equipment life and protection of fuel injectors, according to a guide on lubricity benefits from the National Biodiesel Board.
          However, the biodiesel industry is still relatively new and unknown when compared to the ethanol industry. The US consumes 120 billion gallons of gasoline and 63 billion gallons of diesel fuel annually. While the ethanol industry’s capacity is currently more than 5 billion gallons of ethanol each year, the biodiesel industry produced only approximately 75 million gallons of biodiesel in 2005, and an estimated 200 to 250 million gallons in 2006, which constitutes a small part of the US diesel fuel market. The National Biodiesel Board estimates that the current dedicated biodiesel production capacity is about 1.39 billion gallons per year; however, many plants do not currently operate at full capacity. The National Biodiesel Board estimates that production capacity could increase by 1.89 billion gallons from projects currently under construction.
     Conversely, in a study prepared for the National Biodiesel Board and released on September 30, 2006, LECG, LLC predicts that the national demand for biodiesel fuel will increase to only 650 million gallons by 2015, far below the expected production capacity. LECG, LLC was formed by faculty from the University of California at Berkeley to provide independent testimony, authoritative studies and advisory services to inform business, regulatory, and judicial decision makers and help resolve commercial disputes. If biodiesel production capacity continues to expand at its current pace, and demand does not grow to meet the available supply, excess production capacity will result.
          Some factors may result in an increase in biodiesel demand. The trucking industry, which uses the majority of petroleum diesel in the United States, has been reluctant to use biodiesel and opposed the imposition of a biodiesel fuel requirement in Minnesota, due to concerns regarding fuel expense and infrastructure. However, in October 2005, the American Trucking Association, which represents more than 37,000 members, passed a resolution advocating the use of 5% biodiesel as part of its efforts to help develop a national energy plan, signaling a possible change in the trucking industry’s view of biodiesel, according to an October 20, 2005 press release from the National Biodiesel Board. However, there is no guarantee that the adoption of this resolution will result in increased use of biodiesel. Moreover, John Deere, Daimler-Chrysler and Volkswagen have endorsed the use of a 5% biodiesel blend in their diesel-powered vehicles. With current annual consumption of biodiesel estimated at 200 to 250 million gallons in 2006, and the on-highway sector consuming over 37 billion gallons of conventional diesel, biodiesel has a small percentage of the total potential market in the on-highway motor fuel sector alone.
          The EPA Low Sulfur Diesel Mandate seeks to reduce sulfur emissions through regulations that take effect over the next several years, according to a rule summary from May 2004 on the EPA’s website. Because low-sulfur diesel and ultra-low-sulfur diesel have lubricity problems, biodiesel may be a more attractive alternative to satisfying the requirements of the mandate. However, EPA regulations are subject to change. If the program was postponed, cancelled, or suspended, or if waiver of the mandate requirements were allowed, future biodiesel demand may be less than expected. In addition, many major oil companies favour petroleum-based lubricity additives. According to the March 2006 edition of Biodiesel Magazine, refiners have spent millions of dollars getting the infrastructure in place for petroleum-based additives, which is not suitable for biodiesel. As a result, petroleum-based additives may be more cost-effective than biodiesel. In addition, petroleum based additives may be more cost effective as they can be used in lower concentrations. Therefore, it may be difficult to market our biodiesel as a lubricity additive.
          In August 2005, the Energy Policy Act of 2005 was signed into law. The law contains the Renewable Fuels Standard (RFS), which mandates that 7.5 billion gallons of renewable fuels, including biodiesel, be used annually by 2012, according to an LECG, LLC report on September 30, 2006. The RFS may result in an increased demand for biodiesel. However, 2004 ethanol production was over 3 billion gallons, and the current capacity is over 5 billion gallons per year. As a result, the mandates of the RFS may be met substantially by ethanol and have a much smaller impact on the biodiesel industry.
Biodiesel Pricing
          The availability of historical pricing information for biodiesel is limited. The US Department of Energy Alternative Fuels Data Center publishes the Clean Cities Alternative Fuel Price Report, which reports data collected from cities involved in the Clean Cities program.
          For October 2006, the agency reported the nationwide average price for diesel fuel to be $2.62 per gallon. Average biodiesel prices reported by the participating cities varied depending on the blend. B20 had an average price of $2.66 per gallon, B2-B5 was $2.75 per gallon, and B99-B100 cost $3.31 per gallon. The Energy Information Administration on May 24, 2007, predicted that national average retail diesel fuel prices will hover around $2.70 per gallon through 2007 and 2008.

          The following chart compares the historical national average prices per gallon of diesel fuel with the median prices of biodiesel that were reported:
B20 and Diesel Price Estimates within the U.S. (Includes Taxes)
Federal Biodiesel Supports
          The Energy Policy Act of 2005, the American Jobs Creation Act of 2004 and state legislation have established the groundwork for biodiesel market development. This legislation may lead to increased demand for biodiesel in the United States over the next 10 years.
Renewable Fuels Standard
          The Energy Policy Act of 2005 creates the RFS, which mandates that 7.5 billion gallons of renewable fuels be used annually by 2012. The standard starts at 4 billion gallons in 2006 and increases to 7.5 billion gallons in 2012. Under the legislation, the EPA is directed to promulgate regulations that ensure the applicable volumes of renewable fuels are sold in the United States each year, according to the LECG, LLC September 30, 2006 report for the National Biodiesel Board. The RFS may result in an increased demand for biodiesel. However, in 2004, ethanol production totaled more than 3 billion gallons, and the current ethanol production capacity is over 5 billion gallons per year. As a result, the mandates of the RFS may be met by ethanol and thus have a much smaller impact on the biodiesel industry.
Biodiesel Tax Credit
          The American Jobs Creation Act of 2004 created the Volumetric Ethanol Excise Tax Credit (“VEETC”) for biodiesel. VEETC provides a tax credit of $1.00 per gallon for agri-biodiesel or biodiesel derived solely from crude soybean oils, including esters derived from crude soybean vegetable oils from corn, soybeans, sunflower seeds, cottonseeds, canola, crambo, rapeseeds, safflowers, flaxseeds, rice bran, and mustard seeds, and from animal fats and a tax credit of $0.50 per gallon for non agri-biodiesel blended with petroleum diesel, according to a report from the Renewable Fuels Association. VEETC may be claimed in both taxable and nontaxable markets, including exempt fleet fuel programs and off-road diesel markets. The effect of VEETC will be to streamline the use of biodiesel and encourage petroleum blenders to blend biodiesel as far upstream as possible, which under the RFS or

Minnesota’s 2% volume requirement, will allow more biodiesel to be used in the marketplace. VEETC also streamlines the tax refund system for below-the-rack blenders to allow a tax refund of the biodiesel tax credit on each gallon of biodiesel blended with diesel (dyed or undyed) to be paid within 20 days of blending, all according to the Renewable Fuels Association.
          VEETC was originally set to expire in 2006, but Congress extended it through December 31, 2008 in the Energy Policy Act of 2005. The U.S. Senate Committee on Finance has considered legislation that would extend the biodiesel tax incentives through December 31, 2010. Other legislation has been offered in the 110th Congress that would extend VEETC through 2017 (S.872) or make the biodiesel tax incentives permanent (H.R. 196). The American Jobs Creation Act also created incentives for alternative fuels refueling stations. In addition, the Energy Policy Act of 2005 established a credit for installing alternative fuel refueling property. The provision permits taxpayers to claim a 30 percent credit for the cost of installing clean-fuel vehicle refueling property to be used in a trade or business of the taxpayer, or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel that is at least 85 percent ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, or hydrogen, and any mixture of diesel fuel containing at least 20 percent biodiesel, according to a report on the U.S. Department of Energy’s website, as last updated December 6, 2006. The provision is effective for property placed in service after Dec. 31, 2005 and before Jan. 1, 2010.
State Legislation
          Several states are currently researching and considering legislation to increase the amount of biodiesel used and produced in their states. However, Minnesota is the first and only state to mandate biodiesel use. The legislation, which became effective in September 2005, requires that all diesel fuel sold in the state contain 2% biodiesel, according to a September 29, 2006 report from the National Biodiesel Board. Other states have enacted legislation to encourage (but not require) biodiesel production and use. Several states provide tax incentives and grants for biodiesel-related studies and biodiesel production, blending, and use. In addition, several governors have issued executive orders directing state agencies to use biodiesel blends to fuel their fleets.
          On May 30, 2006, the Governor of Iowa signed HF 2754 and HF 2759, two renewable fuels bills passed by the Iowa House and Senate during the 2006 legislative session. The purpose of the bills is to expand and fund consumer access to ethanol blended fuels and biodiesel through a RFS and a series of retail tax credits. HF 2759 provides retailers with an opportunity for cost sharing grants and provides funding for some of the programs contained in HF 2754. The incentives contained in HF 2754 include the following, according to a September 30, 2006 report from the National Biodiesel Board:
•	A RFS starting at 10% in 2009 and increasing to 25% by 2019;

•	A retail tax credit for biodiesel blends of $0.03 per gallon for retailers who sell more than 50% biodiesel blends; and

•	An expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers.
Future Legislation
          Environmental regulations that may affect our company change frequently. It is possible that the government could adopt more stringent federal or state environmental rules or regulations, which could increase our operating costs and expenses. The government could also adopt federal or state environmental rules or regulations that may have an adverse effect on the use of biodiesel. Furthermore, the Occupational Safety and Health Administration (“OSHA”) will likely govern plant operations. OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.
Proposed Project Location — Proximity to Markets
          We have identified a possible site for the plant. The site is located in Plymouth County, Iowa, near Highway 12, and is adjacent to the D & I Railroad.
          In July 2006, we entered into an option agreement with Higman Sand & Gravel, Inc. Justin Higman is President of Higman Sand & Gravel, Inc. and is also the son of Harold Higman Jr., a director of Natural Innovative Renewable Energy. The option is to purchase approximately 80 acres of property located about 1.5 miles South of Akron, Iowa on State Highway 12. The site is on the D&I Railroad main line. We paid $1,000 for this option. We anticipate we will purchase approximately 20 of the 80 acres identified in the option agreement at a price of $10,000 per acre. The option originally expired on June 30, 2007, however, we paid an additional

$1,000 to extend the option until June 30, 2008, with an option to extend to June 30, 2009 upon 30 days written notice and payment of another $1,000.
          Final plant site selection is contingent on analysis of such issues as cost of water, utilities and transportation, and upon raising sufficient funds to allow construction, the securing of additional financing, and obtaining the necessary permits and approvals to build at the selected location. Our board reserves the right to change the location of the plant site, in its sole discretion, for any reason.
          There can be no assurance that we will not encounter hazardous conditions at the proposed site. Hazardous conditions would be any pre-existing hazardous material as defined under federal and state laws, such as contaminated waste or hydrocarbons (fuel), and toxic chemicals. We are relying on Bratney to determine the adequacy of the site for construction of the biodiesel plant. We may encounter hazardous conditions at the chosen site that may delay the construction of the biodiesel plant. Bratney is not responsible for any hazardous conditions encountered at the site. Upon encountering a hazardous condition, Bratney may suspend work in the affected area. If we receive notice of a hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous condition will likely delay construction of the biodiesel plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Bratney may be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous condition. If we encounter any hazardous conditions during construction that require time or money to correct, such event may negatively effect our operations, cash flows and financial performance.
Transportation and Delivery
          As more biodiesel production plants under construction and in the planning phase begin production, there exists an increasingly large supply of biodiesel fuel to be distributed and there may not be an adequate supply of rail cars or trucks to distribute the fuel which is produced. As reported in the July 2006 issue of Biodiesel Magazine, the problem has affected the agriculture industry for years and there are already reports of railcar shortages becoming a problem for the biodiesel industry. In addition, biodiesel is often not readily available at pumps in fuel service stations and therefore the infrastructure for selling biodiesel to the public must increase as well. We anticipate that the availability of refueling stations will expand with the incentives passed under the American Jobs Creation Act for alternative fuels refueling stations.
          We will be reliant upon third parties to market and transport our biodiesel. If our third party marketer is unable to successfully market and transport our biodiesel, we could be forced to slow or halt production which could reduce the value of your investment. We cannot assure you that the necessary marketing and transportation networks will be in place by the time we begin producing which may result in having to slow or halt production which could cause you to lose your investment in us.
          We anticipate we will ship most of our biodiesel by rail. D & I Railroad Company service is available near the site we have identified. The D & I Railroad Company is headquartered in Sioux Falls, South Dakota and operates on 127 miles of track which shares trackage rights with the Burlington Northern Santa Fe Railway (BNSF) and connects the BNSF, Chicago Central and Pacific, and the Union Pacific railroads in Sioux City. Although railroad access to the site is available, we will need to establish rail service directly to the plant in order to ship biodiesel to our customers. We have not reached a definitive agreement for additional rail sidings or switches, if needed. The proposed site is also located near State Highway 12.
Utilities
          The biodiesel plant will require a significant and uninterrupted supply of electricity, natural gas and water to operate. We plan to enter into agreements with local electric and water utilities to provide our needed electricity and water. There can be no assurance that we will have a reliable and adequate supply of electricity, natural gas and water. An interruption in the supply of energy or water for any reason, such as supply, delivery or mechanical problems, may require us to halt production. If production is halted for an extended period of time, it may shut down our operations which may affect our ability to generate revenue.
Electricity
          We will require a significant supply of electricity. Our proposed plant site is served by Northwest Iowa Power Cooperative from Le Mars, Iowa. Northwest Iowa Power Cooperative is a Generation and Transmission Cooperative serving seven local distribution cooperatives in western Iowa. However, we have not yet negotiated, reviewed or executed any agreement with a power company to provide electricity to our site. The inability to obtain a reliable supply of electricity may negatively effect on our operations, cash flows and financial performance.
Water
          We will also require a significant supply of water. We anticipate water to the site will be supplied via a well. We also anticipate that waste water will be run through the city’s waste water lagoon system although we continue to investigate the installation of a water treatment facility. We have not negotiated, reviewed or executed any agreement with a utility company to provide water to our site nor have we negotiated with a company to process our waste water. The inability to obtain a reliable supply of the necessary water may negatively effect our operations, cash flows and financial performance.
Natural Gas
          We will require a significant supply of natural gas. We anticipate that natural gas will be supplied to our site by the Northern Natural Gas Company. However, we have not yet negotiated, reviewed or executed any agreement with a power company to provide natural gas to our site. The inability to obtain a reliable supply of the necessary natural gas may negatively effect our operations, cash flows and financial performance.
Our Primary Competition
          We will operate in a very competitive environment. We will compete with large, multi-product companies and other biodiesel plants with varying capacities. We will face competition for capital, labor, management, feedstock and other resources. Many of our competitors have greater resources than we currently have or will have in the future. Some of our competitors have soy-crushing facilities and are not reliant upon third parties for their feedstock supply. We anticipate that as additional biodiesel plants are constructed and brought on line, the supply of biodiesel will increase. The absence of increased demand may cause prices for biodiesel to decrease. There is no assurance that we will be able to compete successfully or that such competition will not reduce our ability to generate the revenues necessary to operate our plant.
          We expect that additional biodiesel producers will enter the market if the demand for biodiesel continues to increase. In a market for a uniform commodity, such as biodiesel, the methods of competition are generally based upon variables other than the product itself. The uniform nature of the product limits competitive advantage based upon unique or improved product features. Therefore, our proposed plant will compete with other biodiesel producers on the basis of price and, to a lesser extent, delivery service.
          In 2006, approximately 200 to 250 million gallons of biodiesel was estimated to be produced in the United States. The National Biodiesel Board estimated in June 2007 that 96 companies are currently constructing or have plans to construct new biodiesel plants with another 5 plants engaged in expansion. At least 8 other companies have proposed plants in Iowa according to the National Biodiesel Board and registrations with Securities and Exchange Commission of the Iowa Securities Bureau as of July 2007, including plans by:

•	Southern Iowa BioEnergy LLC for a 30 million gallon plant near Lamoni, Iowa;

•	Iowa Renewable Energy, LLC, for a 30 million gallon plant near Washington, Iowa;

•	Western Dubuque Biodiesel, LLC, for a 30 million gallon plant near Farley, Iowa;

•	Freedom Fuels, LLC for a 30 million gallon plant near Mason City, Iowa;

•	East Fork Biodiesel, LLC for a 60 million gallon plant near Algona, Iowa;

•	Victory Renewable Fuels, LLC for a 30 million gallon plant in Lyon County, Iowa;

•	Raccoon Valley Bio-Diesel, LLC for a 60 million gallon plant near Storm Lake, Iowa;

•	Soy Energy, LLC for a 30 million gallon plant near Marcus, Iowa; and

•	additionally, AGP in Sergeant Bluff, Iowa has plans to expand its facility to a 30 million gallon plant.
          In addition, investors should understand that we face a competitive challenge from larger biodiesel plants and from biodiesel plants owned and operated by the companies that supply our inputs. For example, Cargill, Inc., a large supplier of soybean oil, is operating a 37.5 million gallon plant in Iowa Falls, Iowa, according to the National Biodiesel Board on January 31, 2007. The National Biodiesel Board also reported on January 1, 2007 that another large corporation and supplier of soybean oil, Archer Daniels Midland Co., is building an 85 million gallon plant in Velva, North Dakota. The National Biodiesel Board estimated in June 2007 that production capacity could increase by 1.89 billion gallons once the plants currently under construction begin production. Demand may not rise to meet the increase in supply, and increased production of biodiesel may lead to lower prices. Our company may generate less income as a result, which would decrease our revenues.
Biodiesel plants are operating or have been proposed in a total of 46 states, according to the National Biodiesel Board as of June 2007. Currently, there are 11 active biodiesel plants in Iowa. See the Commercial Biodiesel Production Plants table below by the National Biodiesel Board in June 2007. Renewable Energy Group, Inc. (REG), located in Ralston, Iowa produces biodiesel primarily from feedstock produced at its soybean crushing facility. The Ralston facility was previously owned by West Central Cooperative; however, West Central Cooperative combined all of its biodiesel-related products and services under REG. The West Central Cooperative facility began producing biodiesel on a small scale in 1996-1997, but constructed a continuous biodiesel production facility in 2002 capable of producing 12 million gallons of biodiesel annually.
     A second biodiesel producer in Iowa is Ag Processing Inc. (AGP) in Sergeant Bluff. This facility produces biodiesel from refined bleached and deodorized soybean oil produced at its solvent extraction processing plant in Eagle Grove, Iowa. AGP recently completed an expansion increasing its capacity production from 7 to 12 million gallons per year. The company has recently announced plans for another plant expansion that would increase its production capacity to approximately 30 million gallons per year.
     A third biodiesel production facility in Iowa is Soy Solutions of Iowa, LLC located in Milford, Iowa. This is a stand-alone facility that purchases soybean oil from the market. The facility has the capacity to produce approximately 2 million gallons annually, and utilizes virgin soybean oil as its sole feedstock.
     A fourth biodiesel production facility in Iowa is Western Iowa Energy, LLC located in Wall Lake, Iowa. This facility has the capacity to produce 30 million gallons annually and utilizes both soybean oil and animal fats as its feedstock.
     A fifth biodiesel production facility in Iowa is Cargill Inc. located in Iowa Falls. Cargill’s facility has an annual production capacity of 37.5 million gallons and is currently the largest biodiesel plant operating in Iowa. Cargill uses soybean oil as its primary feedstock and is located adjacent to its soybean crush facility. Cargill expects to have the capability to use animal fat or waste grease for biodiesel production in the future.
     The sixth biodiesel production facility in Iowa is Clinton County BioEnergy, L.L.C. located in Clinton, Iowa. This facility has the capacity to produce 10 million gallons annually and uses soybean oil as its primary feedstock.
     The seventh biodiesel production facility in Iowa is Tri-City Energy near Keokuk, Iowa. The facility has capacity to produce 5 million gallons of biodiesel per year.
     The eighth operating biodiesel production facility in Iowa is Central Iowa Energy which recently completed construction of its plant and commenced biodiesel production. Central Iowa Energy has capacity to produce 30 million gallons of biodiesel per year and is located near Newton, Iowa.
     The ninth operating biodiesel production facility in Iowa is Freedom Fuels, LLC near Mason City, Iowa. The facility has capacity to produce 30 million gallons of biodiesel per year.
     The two remaining plants are operated by Sioux Biochemical, Inc. and Riksch Biofuels L.L.C. Sioux Biochemical has capacity to produce 1.5 million gallons of biodiesel each year and Riksch Biofuels has capacity to produce 10 million gallons of biodiesel each year.
          The following maps produced by the National Biodiesel Board indicate the locations of active plants and plants under construction in the United States. Active plants are those companies that are actively producing biodiesel. Companies like ours in the earlier stages of the process may not be represented on these maps.

The following table provides a list of the active plants and the plants under construction in the United States as of January 2007, as reported by the National Biodiesel Board. Projects in the early stages of development may not be listed.
Commercial Biodiesel Production Plants

			Annual
			Production
State	Company	City	Capacity	Primary Feedstock
AL
	Alabama Biodiesel Corporation	Moundville		Soybean Oil
	Allied Renewable Energy, LLC	Birmingham	15,000,000	Soybean Oil
	Eagle Biodiesel, Inc.	Bridgeport	30,000,000
	Independence Renewable Energy Corp	Perdue Hill	40,000,000	Multi Feedstock
AR
*	FutureFuel Chemical Company	Batesville	24,000,000	Multi Feedstock
	Patriot Biofuels	Stuttgart	3,000,000	Multi Feedstock
CA
	Bay Biodiesel, LLC	San Jose	3,000,000	Soybean Oil
	Biodiesel Industries of Port Hueneme	Port Hueneme	3,000,000	Multi Feedstock
	Blue Sky Bio-Fuels, Inc.	Oakland		Multi Feedstock
	Central Valley Biofuels, LLC	Orange Cove		Soy, Cottonseed
	Energy Alternative Solutions, Inc.	Gonzales	4,000,000	Multi Feedstock

			Annual
			Production
State	Company	City	Capacity	Primary Feedstock
	Evergreen Biodiesel	Big Oak Flat	50,000	Recycled Cooking Oil
*	Imperial Western Products	Coachella	8,000,000	Multi Feedstock
	So Cal Biofuel	Anaheim	1,100,000	Yellow Grease
	Yokayo Biofuels, Inc.	Ukiah	250,000	Recycled Cooking Oil
CO
	American Agri-Diesel LLC	Burlington	6,000,000	Soybean Oil
	Bio Energy of America	Denver	10,000,000	Soybean Oil
	Bio Energy of America	Denver	8,000,000	Soybean Oil
CT
	BioPur Inc.	Bethlehem	1,000,000	Multi Feedstock
DE
	Mid-Atlantic Biodiesel	Clayton	6,500,000	Multi Feedstock
FL
*	Purada Processing, LLC	Lakeland	18,000,000	Soybean Oil
GA
	Georgia Biofuels Corp.	Loganville	1,000,000	Fats
	Middle Georgia Biofuels	East Dublin	2,500,000	Multi Feedstock
*	Peach State Labs	Rome		Soybean Oil
	Sunshine BioFuels,LLC	Camilla	6,000,000	Soybean Oil
	US Biofuels Inc.	Rome	10,000,000	Multi Feedstock
HI
	Pacific Biodiesel	Kahului	500,000	Recycled Cooking Oil
	Pacific Biodiesel	Honolulu	1,000,000	Recycled Cooking Oil
IA
*	AGP	Sergeant Bluff	30,000,000	Soybean Oil
*	Cargill	Iowa Falls	37,500,000	Soybean Oil
	Central Iowa Energy, LLC	Newton	30,000,000	Multi Feedstock
	Clinton County BioEnergy	Clinton	10,000,000	Soybean Oil
	Freedom Fuels, LLC	Mason City	30,000,000	Soybean Oil
*	Renewable Energy Group, Inc.	Ralston	12,000,000	Soybean Oil
	Riksch BioFuels, LLC	Crawfordsville	10,000,000	Multi Feedstock
	Sioux Biochemical, Inc.	Sioux Center	2,000,000	Corn Oil
	Soy Solutions	Milford	2,000,000	Soybean Oil
	Tri-City Energy	Keokuk	5,000,000	Soybean Oil
*	Western Iowa Energy	Wall Lake	30,000,000	Multi Feedstock
ID
	Blue Sky Biodiesel, LLC	New Plymouth	10,000,000	Soybean Oil
IL
	Incobrasa Industries, Ltd.	Gilman	31,000,000	Soybean Oil
	Midwest Biodiesel Products, Inc.	South Roxanna	30,000,000	Soybean Oil
*	Stepan Company	Millsdale	22,000,000	Soybean Oil
IN
	Evergreen Renewables	Hammond	5,000,000	Soybean Oil
	Heartland Biofuel	Flora	450,000	Multi Feedstock

			Annual
			Production
State	Company	City	Capacity	Primary Feedstock
	Integrity Biofuels	Morristown	10,000,000	Soybean Oil
	P.E.C. Biofuels IN, Inc.	Elkhart
KY
*	Griffin Industries	Butler	2,000,000	Multi Feedstock
	Union County Biodiesel Company, LLC	Sturgis	5,000,000	Soybean Oil
LA
	Allegro Biodiesel Corporation	Pollock	12,000,000	Soybean Oil
MA
	MPB Bioenergy, LLC	West Bridgewater	500,000	Recycled Cooking Oil
MD
	Maryland Biodiesel	Berlin	1,000,000	Soybean Oil
ME
	Bio Renewable Fuels	Fairfield	10,000,000	Yellow Grease
MI
	Ag Solutions, Inc.	Gladstone	5,000,000	Multi Feedstock
	Michigan Biodiesel, LLC	Bangor	10,000,000	Soybean Oil
MN
*	FUMPA BioFuels	Redwood Falls	3,000,000	Multi Feedstock
	Green Range Renewable Energy	Ironton	150,000	Recycled Cooking Oil
	Midwest Renewable LLC	Menahga	4,000,000	Soybean Oil
*	Minnesota Soybean Processors	Brewster	30,000,000	Soybean Oil
*	Soymor	Albert Lea	30,000,000	Soybean Oil
MO
	Global Fuels, LLC	Dexter	3,000,000	Multi Feedstock
	Mid America Biofuels, LLC	Mexico	30,000,000	Soybean Oil
	Missouri Better Bean	Bunceton	15,000,000	Multi Feedstock
	Missouri Bio-Products	Bethel	2,000,000	Multi Feedstock
	Natural Biodiesel Plant, LLC	Hayti	5,000,000	Multi Feedstock
MS
	CFC Transportation, Inc.	Columbus	1,500,000	Multi Feedstock
	Channel Chemical Corporation	Gulfport	5,000,000	Soybean Oil
	Delta Biofuels, Inc.	Natchez	80,000,000	Multi Feedstock
	North Mississippi Biodiesel	New Albany	7,000,000	Soybean Oil
NC
	Blue Ridge Biofuels	Asheville	2,000,000	Multi Feedstock
	Evans Environmental Energies, Inc.	Wilson	6,000,000
	Foothills Bio-Energies, LLC	Lenoir	5,000,000	Multi Feedstock
	Gortman Biofuel, LLC	Winston Salem	100,000
	North Carolina BioFuels, LLC	Seaboard	1,000,000	Soybean Oil
	Piedmont Biofuels	Pittsboro	4,000,000	Multi Feedstock
	Smoky Mountain Biofuels, Inc.	Cullowhee
NE
	Horizon Biofuels, Inc.	Arlington	500,000	Animal Fat
	Pioneer Biodiesel, LLC	Gering	2,000,000	Soybean Oil

			Annual
			Production
State	Company	City	Capacity	Primary Feedstock
	Wyobraska Biodiesel, LLC	Gering	10,000,000	Soybean Oil
NJ
	Eastern Biofuels, LLC	Newark	24,000,000	Soybean Oil and Palm
	Fuel Bio One, LLC	Elizabeth	50,000,000	Multi Feedstock
NM
	Rio Valley Biofuels, LLC	Anthony		Multi Feedstock
NV
	Bently Biofuels	Minden	1,000,000	Multi Feedstock
	Biodiesel of Las Vegas	Las Vegas	5,000,000	Multi Feedstock
NY
	North American Biofuels Company	Bohemia	2,500,000	Trap Grease,
				Recycle Cooking Oil
	Sheppard Grain, Inc.	Phelps		Soybean Oil
OH
	Agrifuels, LLC	Bremen	3,000,000	Soybean Oil
	American Ag Fuels, LLC	Defiance	1,500,000	Multi Feedstock
	Center Alternative Energy Company	Cleveland	5,000,000	Soybean Oil
	Jatrodiesel Inc.	Mianisburg	5,000,000	Multi Feedstock
	PEC Biofuels	Hicksville	7,500,000	Soybean Oil
*	Peter Cremer	Cincinnati	30,000,000	Soybean Oil
OK
	Earth Biofuels, Inc.	Durant	10,000,000	Multi Feedstock
	Green Country Biodiesel, Inc.	Chelsea	2,500,000	Multi Feedstock
OR
	Green Fuels of Oregon, Inc.	Klamath Falls	1,000,000	Canola
	SeQuential-Pacific Biodiesel, LLC	Salem	1,000,000	Multi Feedstock
PA
	Biodiesel of Pennsylvania, Inc.	White Deer	1,500,000	Soybean Oil
	Keystone BioFuels, Inc.	Shiremanstown		Soybean Oil
	Soy Energy, Inc.	New Oxford	1,500,000	Soybean Oil
	United Biofuels, Inc.	York	1,500,000	Soybean Oil
	United Oil Company	Pittsburgh	5,000,000	Multi Feedstock
RI
	Mason Biodiesel, LLC	Westerly	2,500,000	Soybean Oil
SC
*	Carolina Biofuels, LLC	Taylor	30,000,000	Soybean Oil
	Southeast BioDiesel, LLC	Charleston	6,000,000	Multi Feedstock
SD
	Midwest BioDiesel Producers, LLC	Alexandria	7,000,000	Soybean Oil
TN
	Agri-Energy, Inc.	Louisburg	5,000,000	Soybean Oil
	BIG Biodiesel, LLC	Pulaski	250,000	Soybean Oil
	Biofuel of Tennessee, LLC	Dacaturville	10,000,000	Soybean Oil
	Blue Sky Biodiesel, Inc.	Wartburg	3,000,000	Multi Feedstock

			Annual
			Production
State	Company	City	Capacity	Primary Feedstock
	Memphis Biofuels, LLC	Memphis	50,000,000	Multi Feedstock
	Milagro Biofuels of Memphis	Memphis	5,000,000	Soybean Oil
	NuOil	Counce	1,500,000	Soybean Oil
	TN Bio Energy	Manchester		Soybean Oil
TX
	Agribiefules, LLC	Dayton
	AgriMax Fuels, LLC	Channelview	3,000,000	Soybean Oil
	Biodiesel Industries of Greater
	Dallas-Fort Worth	Denton	3,000,000	Multi Feedstock
	BioSelect Fuels GBBLP)	Galveston	21,000,000	Multi Feedstock,
				Cottonseed, Soybean Oil
	Brownfield Biodiesel, LLC	Ralls	2,000,000	Canola
	Central Texas Biofuels	Giddings	1,500,000	Waste Vegetable Oil
	Eco Friendly Products, Inc.	Channelview	3,000,000	Multi Feedstock
	GeoGreen Fuels	Gonzales	3,000,000	Multi Feedstock
*	Huish Detergents	Pasadena	15,000,000	Palm
*	Johann Haltermann Ltd	Houston	20,000,000	Soybean Oil
	Kemlink Energy, Inc.	Pasadena	2,500,000	Multi Feedstock
	Momentum Biofuels, Inc.	Pasadena	20,000,000	Soybean Oil, Tallow
	New Fuel Company	Dallas	250,000	Multi Feedstock
	NMM, Ltd	Channelview	1,000,000	Soybean Oil
*	Organic Fuels, LLC	Galena Park	30,000,000	Multi Feedstock
	Pacific Biodiesel Texas	Hillsboro	2,500,000	Multi Feedstock
	Safe Renewable Corp.	Conroe	30,000,000	Multi Feedstock
	Smithfield Bioenergy LLC	Cleburne	12,000,000	Multi Feedstock
	SMS Envirofuels	Poteet	6,000,000	Soybean Oil
	Valco Bioenergy	Harlingen	3,000,000	Cottonseed
UT
	Domestic Energy Partners	Spanish Fork	9,000,000	Multi Feedstock
VA
	Cheasapeake Custom Chemical	Ridgeway	5,000,000	Soybean Oil
	RECO Biodiesel, LLC	Richmond	10,000,000	Soybean Oil
	Renroh Environmental Company	South Boston	80,000
	Virginia Biodiesel Refinery	New Kent	7,000,000	Soybean Oil
WA
	Central Washington Biodiesel, LLC	Ellensburg		Multi Feedstock
	Gen-X Energy Group, Inc.	Burbank	15,000,000	Multi Feedstock
	Olympic Biofuels, LLC	Poulsbo	200,000	Multi Feedstock
*	Seattle Biodiesel	Seattle	5,000,000	Multi Feedstock
	Standard Biodiesel USA Inc.	Arlington	5,000,000	Waste Vegetable Oil
WI
	Renewable Alternatives	Manitowoc		Soybean Oil
	Sanimax Energy Inc.	Deforest	20,000,000	Multi Feedstock
	Walsh Bio Diesel, LLC	Mauston	5,000,000	Soybean Oil
	WRR Environmental Services	Eau Claire		Multi Feedstock
WY
	Blue Sky Biodiesel, LLC	Cheyenne	5,000,000	Soybean Oil

*	Denotes BQ-9000 Accredited Producers (standard of the National Biodiesel Accreditation Commission, which a producer can be awarded after a formal review and audit of the capacity and commitment of the producer to it’s documentation of and conformance with it’s quality system plan)
Total annual production capacity, including the plants that chose not to list their production capacity is 1.39 billion gallons. It is important to note that production capacity differs from the actual number of gallons sold. A graph illustrating biodiesel production can be found at http://www.nbb.org/pdf_files/fuelfactsheets/Production_Graph_Slide.pdf.
Multi Feedstock is a term used to describe plants that can use a variety of feedstocks. In most cases, this means a plant is able to process vegetable oils, animal fats, recycled cooking oil or yellow grease.
Note: Annual Production Capacity only refers to the reported maximum production capability of the facility. Therefore, it does not represent how many gallons of biodiesel were actually produced at each plant.
The biodiesel companies on this map are actively producing biodiesel.
Biodiesel Production Plants Under Construction or Expansion

					Target
			Annual		Completion
State	Company	City	Production Capacity	Primary Feedstock	Date
AR
	Ag Bio Energy	Arkansas City	6,000,000	Soybean Oil	September 2007
	Delta American Fuel, LLC	Helena	40,000,000	Multi Feedstock	June 2007
	Pinnacle Biofuels, Inc.	Crossett	10,000,000	Multi Feedstock	September 2007
AZ
	Amereco Arizona, LLC	Arlington	15,000,000	Multi Feedstock	August 2007
CA
E	Biodiesel Industries of Port Hueneme	Port Hueneme	7,000,000	Full Spectrum	October 2007
	GeoGreen Biofules, LLC	Vernon	3,000,000	Recycled Cooking Oil	August 2007
	Greener Tomorrow	Chino		Recycled Cooking Oil	June 2007
	LC Biofuels	Richmond	365,000	Multi Feedstock	December 2007
	Noil Energy Group	Commerce	5,000,000	Multi Feedstock	December 2007
	Sacramento Biofuels, LLC	Sacramento			March 2008
CO
	Great White Bottling, Inc.	Denver	4,000,000	Soybean Oil	August 2007
	Prospect Biofuels, LLC	Keenesburg	5,000,000	Soybean Oil	June 2007
CT
	BioDiesel One Ltd	Southington	4,000,000	Recycled Cooking Oil	August 2007
	CT Biodiesel, LLC	Cheshire	4,000,000	Yellow Grease,	July 2007
				Tallow, Soy,
				Poultry Fat
FL
	Agri-Source Fuels, Inc.	Dade City	125,000,000	Multi Feedstock	June 2007
	U.S. Biodiesel, Inc.	Winter Haven	5,000,000		August 2007
	Xenerga, Inc.	Kissimmee	5,000,000	Recycled Cooking	September 2007
				Oil, Animal Fats
GA
	Alterra Bioenergy of Middle	Gordon	15,000,000	Soybean Oil	July 2007
	Georgia, LLC
	Alterra Bioenergy of Plains	Plains	30,000,000	Soybean Oil	December 2007
	Georgia, LLC
	ECO Solutions, LLC	Chatsworth	25,000,000	Multi Feedstock	May 2007
	Farmers & Truckers Biodiesel of	Augusta	5,000,000	Soybean Oil,	June 2007
	Georgia, LLC			Poultry Fat
	Georgia Mountain Biofules, Inc.	Toccoa	2,000,000	Multi Feedstock	October 2007
	Southwest Georgia Oil Company, Inc.	Bainbridge	10,000,000	Multi Feedstock	October 2007
IA
	East Fork Biodiesel, LLC	Algona	60,000,000	Multi Feedstock	Oct 2007
	Iowa Renewable Energy, LLC	Washington	30,000,000	Multi Feedstock	July 2007
	Western Dubuque Biodiesel	Farley	30,000,000	Soybean Oil	July 2007
ID
	Premier Fuel Company, Inc.	Rupert		Soy, Canola	August 2008
IL

					Target
			Annual		Completion
State	Company	City	Production Capacity	Primary Feedstock	Date
	Biofuels Company of America, LLC	Danville	45,000,000		1st Q 2008
	Diamond Biofuels	Mazon	500,000	Animal Fats,	July 2007
				Recycled Cooking
				Oil
	Heartland Biodiesel, Inc.	Marion	5,000,000	Soybean Oil	July 2007
	Nova Biosource	Senaca	60,000,000	Multi Feedstock	July 2008
IN
	e-biofuels, LLC	Middletown	25,000,000	Soybean Oil	June 2007
	Louis Dreyfus Agricultural	Claypool	80,000,000	Soybean Oil	October 2007
	Industries, LLC
	SNEBio, LLC	Newburgh	15,000,000	Soybean Oil	August 2007
KS
	Healy Biodiesel, Inc.	Sedgwick	1,000,000	Recycled Cooking Oil	June 2007
	Krystal Clean Biofuels	Lenexa		Multi Feedstock
KY
	Owensboro Grain	Owensboro	50,000,000	Soybean Oil	August 2007
MD
	Chesapeake Green Fuels, LLC	Adamstown	1,000,000	Multi Feedstock	June 2007
MI
	Biodiesel Industries of Detroit	Detroit	10,000,000	Full Spectrum	September 2007
	NextDiesel	Adrian	20,000,000	Multi Feedstock	June 2007
	Northwest Michigan Biofuels	South Boardman	500,000	Yellow Grease,	Fall 2007
				Soybean Oil
MO
	AGP	St. Joseph	30,000,000	Soybean Oil	September 2007
	Great River Soy Processing	Lilbourn	5,000,000	Soybean Oil	October 2007
	Cooperative
	High Hill Biodiesel, Inc.	High Hill	5,000,000	Multi Feedstock	June 2007
	Paseo Biofuels, LLC	Kansas City	40,000,000	Soy, Animal Fats	December 2007
	Prairie Pride	Deerfield	30,000,000	Soybean Oil	December 2007
MS
	Scott Petroleum Corporation	Greenville	20,000,000	Multi Feedstock	September 2007
	Universal Bioenergy North America,	Nettleton	40,000,000		June 2007
	Inc.
NC
	American Distillation, Inc.	Leland	1,500,000	Soybean Oil	July 2007
	Filter Specialty Bioenergy LLC	Autryville	1,600,000	Multi Feedstock	December 2007
	Triangle Biofuels Industries, Inc.	Wilson	1,500,000	Multi Feedstock	June 2007
ND
	ADM	Velva	85,000,000	Canola Oil	July 2007
	All American Biodiesel	York	2,000,000	Soybean Oil	August 2007
	Dakota Skies Biodiesel, LLC	Minot	10,000,000	Canola	December 2008
NE
	Beatrice Biodiesel, LLC	Beatrice	50,000,000	Soybean Oil	September 2007
	Northeast Nebraska Biodiesel, LLC	Scribner		Soybean Oil	June 2007

					Target
			Annual		Completion
State	Company	City	Production Capacity	Primary Feedstock	Date
	Sunrise Biodiesel, Inc.	Grant	12,000,000	Tallow, Soybean Oil	July 2007
NJ
	Bio Energy of America	Edison	60,000,000	Soybean Oil	July 2007
NM
	ARES Blue Sun Development	Clovis	15,000,000	Multi Feedstock	December 2007
NV
	Biodiesel of Las Vegas	Las Vegas	60,000,000	Multi Feedstock	November 2007
NY
	NextGen Fuel, Inc.	Fulton	1,000,000	Soybean Oil	February 2007
	Tri-State Biodiesel, LLC	Brooklyn	5,000,000	Recycled Cooking Oil	February 2008
OH
E	American Ag Fuels, LLC	Defiance	5,500,000	Multi Feedstock	August 2007
	American Made Fuels, Inc.	Canton	3,000,000		June 2007
	Deep Fried Diesel, LLC	Cincinnati		Waste Vegetable Oil	August 2007
OK
	Best Energy Solutions, LLC	Tulsa	1,000,000	Soybean Oil	August 2007
	High Plains Bioenergy	Guymon	30,000,000	Multi Feedstock	September 2007
OR
E	SeQuential-Pacific Biodiesel, LLC	Salem	4,000,000	Multi Feedstock	February 2008
PA
	Choice FuelCorp Inc.	South Williamsport	2,000,000	Multi Feedstock	June 2007
E	Keystone BioFuels, Inc.	Shiremanstown		Soybean Oil	August 2007
	Lake Erie Biofuels	Erie	45,000,000	Soybean Oil	August 2007
	Middletown Biofuels, LLC	Middletown	2,000,000	Soybean Oil	August 2007
	PA Biofuels, LLC	Pittsburgh	5,000,000	Tallow, Yellow	December 2007
				Grease
RI
	Newport Biodiesel, LLC	Newport	500,000	Recycled Cooking Oil	August 2008
SC
	Ecogy Biofuels, LLC	Estill	30,000,000		September 2007
TN
	Freedom Biofuels, Inc.	Madison	12,000,000	Soybean Oil	June 2007
	Green Earth Bio-Fuel, Inc.	Parsons	2,000,000	Soybean Oil	June 2007
	Nu-Energie, LLC	Surgoinsville	10,000,000	Multi Feedstock	August 2007
TX
	Ag Fuels Ltd	Sealy	3,600,000		August 2007
	Big Daddy’s Biodiesel, Inc.	Hereford	30,000,000	Soybean Oil	Fall 2007
E	Biodiesel Industries of Greater	Denton	7,000,000	Multi Feedstock	December 2007
	Dallas-Fort Worth
	Bio-Renewable Technologies, LLC	Converse	1,000,000	Multi Feedstock	August 2007
	Direct Fuels	Euless	10,000,000	Multi Feedstock	September 2007

					Target
			Annual		Completion
State	Company	City	Production Capacity	Primary Feedstock	Date
	Fuel & Lube, LLC	Richmond	5,000,000	Recycled Cooking Oil	July 2007
	Green Diesel, LLC	Houston		Soybean Oil	June 2007
	Green Earth Fuels of Houston, LLC	Houston	86,000,000	Multi Feedstock	July 2007
	Greenlight Biofules, Ltd.	Littlefield	5,000,000	Cottonseed, Animal	June 2007
				Fats
	Lipetrol Technologies, LP	Pine Hurst	10,000,000	Multi Feedstock	June 2007
	NFE Biofuels	Houston	60,000,000	Multi Feedstock	October 2008
	Paquin Energy and Fuel	Fort Worth	10,000,000	Multi Feedstock	August 2007
	Red River Biodiesel Ltd.	Texarkana	15,000,000	Multi Feedstock	December 2007
	Texas Biotech, Inc.	Arlington			July 2007
UT
	Washakie Renewable Energy, LLC	Plymouth			July 2007
VA
	Red Birch Energy, Inc.	Martinsville	1,000,000	Multi Feedstock	September 2007
WA
	Imperium Grays Harbor	Hoquiam	100,000,000	Multi Feedstock	July 2007
	Inland Empire Oilseeds, LLC	Odessa	8,500,000	Canola	February 2008
	TG Energy, Inc.	Ferndale	10,000,000	Canola, Soybean Oil	September 2007
WI
	Best Biodiesel, Inc.	Cashton	8,000,000	Soybean Oil	July 2007
	North Prairie Productions LLC	Evansville	45,000,000	Soybean Oil	July 2008
WV
	AC & S, Inc.	Nitro	3,000,000	Soybean Oil	August 2007
The biodiesel companies on this map are under construction. Companies that are expanding their operations are designated with an “E” in the state column of the table.
The annual production capacity for plants under expansion represents the incremental increase in production resulting from the expansion. For example, if the existing capacity of a plant actively producing biodiesel is 3 million gallons per year (found on Existing Plant Map) and their expansion project is 9 million gallons per year their total annual production capacity will be 12 million galls per year after the expansion is complete.
Anticipated annual production capacity for the plants listed in this document, including the plants that chose not to list their production capacity is 1.89 billon gallons per year. It is important to note that production capacity differs from the actual number of gallons sold. A graph illustrating biodiesel demand can be found at http://www.nbb.org/pdf_files/fuelfactsheet/Production_Graph_Slide.pdf.
Multi Feedstock is a term used to describe plants that can use a variety of feedstocks. In most cases, this means a plant is able to process vegetable oils, animal fats, recycled cooling oil or yellow grease.
Note: Annual Production Capacity only refers to the reported maximum production capability of the facility once it gets built.
          The majority of plants, and certainly the largest biodiesel producers utilize soybean oil. This ratio is likely to change over time as more producers design their plants with flexible feedstock capability. Ag Processing, Inc. and Interwest, LLC produce the feedstock for their biodiesel plants, thus they are vertically integrated back to the virgin oil feedstock supply. A majority of the existing plants are “stand-alone” facilities that purchase their feedstock from oilseed processing firms or third-party marketing firms. These biodiesel producers are more reliant upon others and thus have a lower level of feedstock supply security, giving them the flexibility to purchase feedstock from any source with the ability to take advantage of price differences.

          The cost of the feedstock is the highest cost associated with biodiesel production. Many current plants are capable of using only vegetable oil for a feedstock. We anticipate our plant will be able to use multiple types of feedstock, allowing us to use whichever is cheaper at any given time to produce our biodiesel. In addition, animal fat based biodiesel also has some favorable advantages to soy-based biodiesel, such as better lubricity and lower nitrogen oxide (NOx) emissions.
Employees
          As needed during the completion of the plant construction and commencement of operations, we intend to hire approximately 37 employees. The following table represents the anticipated positions within the plant and the minimum number of individuals we intend to employ for each position:

Position	# Employed
General Manager	1
Operations Manager	1
Logistics	1
Accounting/HR	1
Electrical/Control Technician	1
Maintenance Mechanic	2
Lab Technician	4
Receptionist	1
Engineer	1
Shift Supervisor	4
Plant Operators	12
Load/Unload Leaders	2
Load/Receive Specialists	6

TOTAL	37

          The position titles, job responsibilities and numbers allocated to each position may differ when we begin to employ individuals for each position.
          Our success will depend in part on our ability to attract and retain qualified personnel at competitive wage and benefit levels. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, such event may negatively effect our operations, cash flows and financial performance.
Sales and Marketing
          To assist us in marketing our biodiesel, we entered into a marketing agreement with Eco-Energy, Inc. on November 7, 2006. Pursuant to the terms of the agreement, Eco-Energy, Inc. will market all biodiesel produced at our plant. Eco-Energy, Inc. is an energy and chemical marketing and trading company located in Franklin, Tennessee. Eco-Energy, Inc. currently markets 20 million gallons of biodiesel per year. Eco-Energy, Inc. has contracted to market another 40 million gallons of biodiesel per year, not including the agreement they have with us. In addition, Eco-Energy, Inc. will have an additional 200 million gallons contracted by 2008, which includes our project. We expect Eco-Energy, Inc. will take delivery of our entire output of biodiesel and will provide transportation services. Our agreement does not prohibit Eco-Energy, Inc. from marketing the biodiesel of our competitors as well. We will pay Eco-Energy, Inc. 1.0% of the net purchase price per net gallon of bio-diesel purchased by Eco-Energy, Inc. during the term of the contract. The initial term of the agreement is three years which renews automatically at the end of the initial term.
          We do not plan to hire or establish a sales organization to market any of the products or co-products we produce. Consequently, we will be extremely dependent upon the entities we plan to engage to purchase or market each of our products.
Strategic Partners and Development Services Team

Bratney Companies and Cimbria Group
          We expect to be highly dependent upon Bratney to design and build the facility, but we currently have no definitive binding agreement with them. Bratney Companies is an Iowa corporation specializing in the engineering and construction of seed, feed, grain, food and bulk handling facilities around the world. Bratney Companies has no prior experience in the design and construction of biodiesel facilities. Therefore, Bratney Companies will be dependent upon the knowledge of and utilize the technology of Cimbria Sket, a division of the Cimbria Group with its principal offices located in Thisted, Denmark. The following table lists the biodiesel facilities operating in Europe utilizing Cimbria Sket technology.
          Cimbria Sket has provided engineering and construction services utilizing Sket technology to the biodiesel industry in Europe since 1995. Since the European market for biodiesel is considered to be ahead of the United States market, it is not surprising to find that many process technology suppliers for biodiesel production can be found overseas. Cimbria Sket construct plants which produce biodiesel from rape seed or soybean oil and their technology has been successful in these plants. The Cimbria Company was established in 1947 and is recognized as a major contributor to agricultural manufacturing in Europe. The centrifuges in the Cimbria Sket technology and the CD process are the focal point of the process, since separation and cleaning of the product is directly dependent upon the effectiveness and efficiency of these machines. However, Cimbria Sket’s biodiesel technology is unproven in the United States. Bratney Companies is the sole merchandiser of Cimbria technology in the United States under the Cimbria Bratney Company a joint venture between the Bratney Companies and the Cimbria Group. In addition to Cimbria Sket, Westfalia Separator US will provide some of the technology for our plant. Westfalia Separator US is a German Company with its US offices located in Northvale, NJ. Westfalia Separator US specializes in centrifuge separation technology.
          The expertise of Bratney in integrating process and facility design into construction of an operationally efficient facility is very important to the success of the project. We expect that Bratney will assist our management team in executing a successful start-up. We will be dependent upon Bratney and our technology providers, and any loss of our relationship with these companies or their affiliates could place us at a competitive disadvantage.
Phase I Design Services Agreement
          We have entered into a Phase I Design Services Agreement with Bratney, under which Bratney agrees to negotiate a final design-build construction contract, create a construction schedule, determine a final contract price and perform preliminary engineering including site and process area lay-out plans. We have paid Bratney $400,000 for the pre-construction services under the Phase I Agreement.
          Bratney has indicated its intention to deliver to us a proposed construction agreement, in which it will serve as our general contractor and provide design and engineering services. However, we have not yet signed a definitive agreement for plant construction and we may never execute a binding definitive agreement. Unless and until we execute a binding definitive agreement with Bratney for plant construction, Bratney does not have any obligation to build our proposed biodiesel plant.

If we enter into a definitive agreement, Bratney’s services will include, but not be limited to designing and building the biodiesel plant and assisting us in training appropriate operational management for the plant. If we do not execute a definitive, binding design-build agreement with Bratney, or if Bratney terminates its relationship with us after initiating construction, we may not be able to obtain the necessary debt financing, obtain a replacement general contractor and/or build the plant. Any such event may force us to abandon our business.
          Based on preliminary discussions with Bratney, we anticipate that the lump sum price for construction of the biodiesel plant will be approximately $80,231,815 which includes the purchase price of land and certain site development costs. The estimated total cost of the project is based on preliminary discussions with Bratney, however, Bratney has no prior experience in the design and construction of biodiesel facilities and therefore the final cost of the plant may be higher. There may be design changes or other cost overruns associated with the construction of the plant. In addition, shortages of steel could also increase the final cost and delay the final completion date of the project. In addition to the construction cost estimate of $80,231,815, we have included in our budget $3,468,185 for construction contingency to help offset any increases in construction costs. However, this allowance may not be sufficient to offset any increased costs that we may face. We expect our estimate of total project cost may change as we continue to develop the project and the final cost of the plant may be materially higher than anticipated. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.
          We will also be responsible for fees and expenses related to financing, such as printing and publication expenses, legal fees, ratings, credit enhancements, trustee or agent fees and any registration fees.
          We have no control over Bratney or knowledge of how many biodiesel plants it can simultaneously construct. If Bratney agrees to construct other biodiesel plants at the time that we expect it to construct our biodiesel plant and is unable to construct our plant either timely or successfully as a result, the construction of our plant may either be substantially delayed or cancelled. We do, however, intend to purchase a performance bond to mitigate some of the risk of Bratney terminating its relationship with us after initiation of construction. We expect that Bratney will secure the performance bond as part of a definitive design-build agreement and the expense for the bond will be included in the project cost. We have budgeted $600,000 for a construction performance bond.
Stanley Consultants, Inc.
We have an agreement with Stanley Consultants, Inc. to provide assistance in obtaining the various environmental permits we will need to construct and operate the plant. Under this agreement Stanley Consultants, Inc. will:
•	Prepare for submission to the Iowa Department of Natural Resources a facility air and wastewater permit application;

•	Prepare an Integrated Facility Plan that meets the operating facility Stormwater Pollution Prevention Plan/ Spill Control and Countermeasure Plan and the Facility Response Plan to be submitted to the EPA;

•	Gather information to obtain a Stormwater Construction Permit that includes a Stormwater Pollution Prevention Plan;

•	Work with Bratney to make sure that it understands the permit conditions; and

•	Provide wastewater treatment and cost scenarios to assist us in determining the best strategy for operation.
Stanley Consultants, Inc. will provide these services at a cost not to exceed $80,000 without prior authorization from us.
Engineering and Construction Services
          We have entered into a consulting agreement with ECS, for a variety of consulting services in relation to the design and construction of our plant. Under the agreement, ECS will perform consulting services such as:

•	project management for our plant’s construction and start-up;

•	assistance in contract negotiations;

•	assistance with environmental, regulatory permitting and zoning issues;

•	coordinate the design and installation of gas supply, electrical power, water supply, water treatment systems and rail service to our plant;

•	provide ongoing construction progress reports; and

•	perform final site inspection for project completion.

In exchange for consulting services provided prior to the commencement of our plant’s construction, we will pay ECS a retainer of $15,000 plus expenses and an hourly rate that varies from $40 per hour to $125 per hour depending upon which ECS employee provides the services. For consulting services provided after commencement of our plant’s construction, we will pay a lump sum fee equal to $15,000 per month until substantial completion of our plant. In addition, ECS will receive 25% of cost savings proposed or generated by ECS activities that are implemented on the project. If this percentage results in payments greater than $250,000, then ECS will receive only 15% of costs savings above this amount.
FCStone, LLC
          We have executed an agreement with FCStone to procure feedstock for our biodiesel plant. The agreement requires FCStone to provide risk management services, purchase feedstock meeting specifications and in adequate quantities to fill the production schedule of the facility, maintain records, and provide transportation, logistics, and scheduling of feedstock deliveries. Any costs of entering into hedging agreements for feedstock will be our responsibility. FCStone will be our exclusive purchasing agent for our feedstock and, therefore, we will be highly dependent upon their performance. The agreement provides that FCStone shall use reasonable efforts to obtain an adequate and timely supply of feedstock, but FCStone shall have no liability or responsibility for the inability to obtain supplies due to market conditions. Moreover, the inability to obtain feestock shall not abate or reduce the service payment to FCStone under the agreement. The agreement shall become effective when we give FCStone notice that we require our first delivery of feedstock. This notice must be given not less than 90 days nor more than 180 days of when we need our first feedstock delivery. The agreement shall automatically terminate if we do not give this notice within 24 months of March 19, 2007. Otherwise, the agreement has an initial term of three years from the day we give FCStone notice and shall be automatically renewed for an unlimited number of one year periods, unless either party gives notice of non-renewal at least 90 days prior to such anniversary date. We will pay FCStone $2,500 per month from the date we give FCStone notice until the date our plant is operational. Beginning on the date our plant is operational, we will pay FCStone $720,000 per year, which will be paid in equal monthly installments. This fee will be adjusted if our plant’s nameplate capacity is more or less than 60 million gallons per year, but shall not be less than $540,000 in any event. FCStone in it’s sole discretion may abate this fee by up to 25% for any period of time that production of our plant is suspended or substantially reduced.
Regulatory Permits
          We will be subject to extensive air, water and other environmental regulations, and we will need to obtain a number of environmental permits to construct and operate the plant. We have hired Stanley Consultants, Inc. to provide assistance in obtaining the environmental permits. Stanley Consultants, Inc. estimates that our costs and effects of compliance with environmental laws, including, but not limited permit requirements will be as follows:
•	$150,000 for Air Construction Permit, NPDES Construction Permit, NPDES Operating Permit, Facility Response Plan, Waste Water Treatment Construction Permit and Joint Application Permit;

•	$900,000 for environmental equipment such as a methanol air scrubber, oil water separator, waste water treatment facility, and secondary containment for above ground storage tanks.
          In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. Our acquisition of many of the various required permits is time-sensitive. Several of these permits, including the air pollution construction and operation permits, storm water discharge permits and others, must be obtained prior to starting construction. Other permits will be required shortly before or shortly after commencement of our operations. If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition to the state requirements, the United States Environmental Protection Agency (EPA) could impose conditions or other restrictions in the permits that are detrimental to us or which increase permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The Iowa Department of Natural Resources (IDNR) and the EPA could also modify the requirements for obtaining a permit. Any such event could significantly increase our operating costs and the capital costs associated with construction of the plant or any future expansion of the plant.
          Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions by the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. However, we will be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than the IDNR. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Such changes may result in greater regulatory burdens. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.
Air Pollution Construction and Operation Permits
          Our preliminary estimates indicate that our facility will be considered a minor source of regulated air pollutants. However, there are a number of emission sources that are expected to require permitting. Biodiesel production involves the emission of various airborne pollutants, including carbon monoxide (CO), oxides of nitrogen (NOx), sulfur dioxide (SO2) and volatile organic compounds (VOCs). We expect to obtain air pollution construction permits for each source of emission from the IDNR.
          Although our estimates indicate that this facility will be considered a minor source of regulated air pollutants, and therefore not subject to Title V or Maximum Achievable Control Technology (MACT) Standards, this could change depending on the results of additional testing, results after the facility begins production, or the changing regulatory environment. Obtaining and maintaining a Title V permit and adhering to MACT standards may involve substantial compliance and management costs, additional capital and a significant delay in obtaining an air permit. If we are required to obtain and maintain a Title V permit, we must find a skilled engineer to work for us to ensure our compliance with Title V and will incur additional engineering expenses.
          If we are unable to find a skilled engineer to employ, we will be required to hire an engineering firm to ensure our compliance with Title V at a greater expense. In order to comply with applicable air regulations or to avoid having to obtain a Title V air permit, it is possible that we will have to install additional air pollution control equipment or agree to limit production levels to amounts that may be slightly lower than maximum production levels described in this document. These limitations are expected to be made a part of the construction permits. Exceeding these limitations would require us to pursue a Title V air permit and could subject us to expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions. There is also a risk that the IDNR might reject a Title V air permit application and request additional information, which would further delay start-up and increase expenses.
          There is also a risk that regulatory changes might impose additional or different requirements. For example, if the area in which the plant is situated is determined to be a non-attainment area for a particular pollutant, the threshold standards that require a Title V permit might be changed and require us to obtain the permit. The State of Iowa could enact a State Implementation Plan which would require the imposition of Prevention of Significant Deterioration requirements and the installation of Best Available Control Technologies for any future modifications or expansions of the plant. Any such event would significantly increase the operating costs and capital costs associated with any future expansion or modification of the plant.
New Source Performance Standards
          We anticipate that the plant will also be subject to the New Source Performance Standards. Duties imposed by the New Source Performance Standards include initial notification, emission limits, compliance and monitoring requirements and recordkeeping requirements.
Storm Water Discharge Permit and Other Water Permits
          Our plant may also be required to apply for and receive from the IDNR a storm-water discharge permit and a waste water discharge permit. If we are required to obtain an Industrial Storm Water Discharge Permit from the IDNR, the application must be filed at least 180 days before construction begins, and the permit must be granted prior to construction of the plant. In connection with this permit, we would be required to have a Storm Water Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements would also apply. If we are unable to discharge our waste water to a local publicly owned waste water treatment facility, then we will have to construct our own waste water treatment facility in order to obtain an NPDES waste water discharge permit. If we are to discharge water to a stream instead of using a publicly owned treatment facility, the required permit will require significant initial capital costs and ongoing monitoring expenses in order to remain in compliance.
          Prior to the commencement of construction of the plant, we will also likely be required to file a notice of intent and application for a Construction Site Storm Water Discharge permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm

Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.
Spill Prevention, Control and Countermeasures Plan
          Before we can begin operations, we must prepare a Spill Prevention Control and Countermeasure plan. The plan must be reviewed and certified by a professional engineer.
Risk Management Plan
          Under the Clean Air Act, stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan. It is anticipated that our plant will use methanol, hydrochloric acid (HC1) and caustic soda (NaOH) to produce our biodiesel. It is likely we will be required to establish a plan to prevent spills or leaks of these substances and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of these substances into the surrounding area.
          We will need to conduct a hazard assessment and prepare models to assess the impact of any release of such substances into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the Risk Management Plan requirements. The Risk Management Plan should be filed before use of those regulated substances.
Nuisance
          Even if we receive all EPA and Iowa environmental permits for construction and operation of the plant, we may be subject to the regulations on emissions by the EPA. Our activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. Any such claims, or increased costs to address complaints, may reduce our cash flows and have a negative impact on our financial performance.
          We are not currently involved in any litigation involving nuisance claims.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          Our operating agreement provides that our initial board of directors will be comprised of no fewer than 7 and no more than 15 members. We currently have 10 directors on our board of directors. The initial board of directors will serve for an initial term ending at the first annual or special meeting of the members following substantial completion of the construction of the facilities. If our project suffers delays due to financing our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
          The operating agreement provides for a staggered board of directors, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors’ terms, the initial directors shall conduct a lottery to assign each director position to a particular term group. Each director position will be designated as either Group I (serving one year), Group II (serving two years) or Group III (serving three years).
          In addition, all of our directors are considered promoters because each of the directors has acted as a promoter by directly taking initiative in founding and organizing our company. None of our directors have received any compensation from our company. The only assets, services or other consideration our company has received or will receive from our directors will be their efforts in managing our company and investments the directors have made in our company or may make in the future. Our directors have no broker-dealer experience and no experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering.

Identification of Directors, Executive Officers and Significant Employees
The following table shows the current directors and officers of Natural Innovative Renewable Energy:

Director	Office
John E. Lucken	Chairman and Director
Craig Myron	Treasurer and Director
John Borchers	Director
Robert Frerichs	Director
Brian Peterson	Director
John Byl	Director and Vice Chairman
Daniel O’Connor	Director
Jack Parliament	Director
Steven Rowe	Secretary and Director
Harold Higman	Director
Business Experience of Directors and Officers
          The following is a brief description of the business experience and background of our officers and directors.
          John E. Lucken, Age 67, Chairman and Director, 250 S 6th Street, P.O. Box 345, Akron, IA 51001. Since 2000, Mr. Lucken has owned and managed Lucken Farms in Akron, Iowa where he also serves on the City Council, the Akron Development Corporation Board, and the Akron Health Clinic Board. He obtained a B.A. from Augustana College in 1962 and a M.S. in geology from the University of Kansas in 1964. In addition, Mr. Lucken is a Consulting Geologist and is professionally affiliated with the American Association of Petroleum Geologists and the American Institute of Professional Geologists. Mr. Lucken has served as a director and Chairman of the Board of Directors since March, 2006.
          John Byl, Age 67, Vice Chairman and Director, 1336 3rd Ave. S.E., Sioux Center, IA 51250. Mr. Byl established and was President of Sioux Automation Center, Inc. of Sioux Center, Iowa from 1961 to May of 2002. Mr. Byl was then retired from May of 2002 until October of 2004. Starting in October 2004, Mr. Byl established New Tec Inc., in Hull, Iowa where he currently oversees 8 employees and the day-to-day operations of the company. He has served as a Director since March, 2006. He has served as Vice Chairman since January 2007.
          Craig Myron, Age 61, Treasurer and Director, 5011 Valhalla Place, Vermillion, SD 57069. For the past fourteen years, Mr. Myron has been the owner and President of Ag Opportunities, Inc. in Vermillion, South Dakota. As the owner, Mr. Myron oversees other employees, buys and sells grain, and manages the day-to-day operations of the local grain elevator. He also holds a directorship at United Supplies, Inc. Mr. Myron has served as a director and Treasurer since March, 2006.
          John Borchers, Age 68, Director, 4349 Cherry Ave, Hawarden, IA 51022. Since 1965, Mr. Borchers has been the President of Borchers Supply in Hawarden, Iowa. Before becoming President, Mr. Borchers obtained his Bachelor of the Arts Degree from Buena Vista College in Storm Lake, Iowa. Mr. Borchers has served as a Director since March, 2006.
          Robert Frerichs, Age 62, Director, 150 S. 7th Street, Akron, IA 51001. Mr. Frerichs has served as the Technical Facilities Manger of Northwest Iowa Power Cooperative in Le Mars, Iowa for the past thirty-two years. Before he started this position, Mr. Frerichs attended DeVry Technical Institute in Chicago, Illinois. Mr. Frerichs has served as a Director since March, 2006.
          Brian Peterson, Age 43, Director, 1739 Charles Ave., Lawton, IA 51030. Mr. Peterson graduated from Dordt College in 1986 with a Bachelor of Science Degree in Agricultural Business. From 1986 to the present, Mr. Peterson has owned and operated Brian Peterson Farms which consists of 7,800 acres of corn and soybeans. In addition, Mr. Peterson owns a local grain elevator, beef feed lot, trucking business, and construction business. Mr. Peterson presently serves as a director of Green Plains Renewable Energy, Inc. In the past, Mr. Peterson has held positions as a bank inspector and a bank auditor. He has served as a Director since March, 2006.
          Daniel O’Connor, Age 60, Director, 31244 470th Avenue, Burbank, SD 57010. Mr. O’Connor is the owner and operator of O’Connor Brothers in Burbank, South Dakota where he has farmed 2,350 acres with his brother since 1968. Mr. O’Connor currently holds directorships with Clay-Union Electric Corporation, Heartland Consumer Power District, and Midwest Electric Consumers Association, Inc. Mr. O’Connor has served as a director since March, 2006.
          Jack Parliament, Age 51, Director, 1319 Olde Wagon Road, Sioux Falls, SD 57110. Presently, Mr. Parliament is the President and General Manager of D & I Railroad Company in Sioux Falls, South Dakota where he oversees various departments including operations, locomotives, and maintenance. He has been in this position since 1999. In addition, Mr. Parliament is a member of the South Dakota Railroad Board, and has served as a Director on our board since March, 2006.
          Steven Rowe, Age 42, Secretary and Director, 26301 Hwy 3, Le Mars, Iowa 51031. Mr. Rowe graduated from Morningside College in 1987 with a Bachelor of Science degree. Currently, he is involved with the daily operations of Rowe Farms, Inc. and is a Sales Representative for Pioneer Hi-Bred in LeMars, Iowa. Mr. Rowe has held these positions since 1996. Mr. Rowe also holds a directorship with Siouxland Energy and Livestock. Mr. Rowe has served as a director on our board since March, 2006.
          Harold Higman Jr., Age 62, Director, 411 S 6th Street, Akron, IA 51001. For the past thirty-nine years, Mr. Higman has been the President of Higman Sand and Gravel, Inc. in Akron, Iowa. He retired in 2006 and now serves as the mayor of Akron, Iowa. Mr. Higman also holds directorships with Missouri Valley Materials, Inc., and Western Land. LLC. Mr. Higman has served as a director on our board since March, 2006.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     As of the date of this prospectus, our directors and officers own membership units as follows:
Security Ownership of Management

				Percentage of Total After the Offering (1)
	Name and Address of	Amount and Nature	Percent of Class	Minimum Units	Maximum Units Sold
Title of Class	Beneficial Owner	of Beneficial Owner	Prior to Offering	Sold in Offering	in Offering
Membership	John E. Lucken	205	7.46%	0.43%	0.33%
Unit	250 S. 6th St.
	Akron, IA 51001

Membership	Craig Myron	200	7.28%	0.42%	0.32%
Unit	5011 Valhalla Place
	Vermillion, SD 57069

Membership	John Borchers	200	7.28%	0.42%	0.32%
Unit	4349 Cherry Ave.
	Hawarden, IA 51022

Membership	Robert Frerichs	49	1.78%	0.10%	0.08%
Unit	150 S. 7th St.
	Akron, IA 51001

Membership	Brian Peterson	200	7.28%	0.42%	0.32%
Unit	1739 Charles Ave.
	Lawton, IA 51030

Membership	John Byl	200	7.28%	0.42%	0.32%
Unit	1336 3rd Ave. S.E.
	Sioux Center, IA 51250

Membership	Daniel O’Connor	200	7.28%	0.42%	0.32%
Unit	31244 470th Ave.
	Burbank, SD 57010

Membership	Jack Parliament (2)	200	7.28%	0.42%	0.32%
Unit	1319 Olde Wagon Rd.
	Sioux Falls, SD 57110

Membership	Steven Rowe (3)	50	1.82%	0.11%	0.08%
Unit	26301 Hwy 3
	Le Mars, IA 51031

Membership	Harold Higman Jr.	65	2.37%	0.13%	0.10%
Unit	411 6th St.
	Akron, IA 51001

	Total:	1,678	61.08%	3.29%	2.51%

(1)	Assumes no additional purchases in this offering.

(2)	Units held by L.G. Everist, Inc. Jack Parliament is the president of D & I Railroad a subsidiary of L.G. Everist, Inc.

(3)	Units held by Rowe Farms, Inc., LLC. Mr. Rowe is the owner of that business.

Security Ownership of Certain Beneficial Owners
     The following table sets forth certain information regarding the beneficial ownership of our units as of the date of this prospectus, by each person or entity known by us to be the beneficial owner of more than five percent of the outstanding units:

				Percentage of Total After the Offering (1)
	Name and Address of	Amount and Nature	Percent of Class	Maximum Units	Minimum Units Sold
Title of Class	Beneficial Owner	of Beneficial Owner	Prior to Offering	Sold in Offering	in Offering
Membership	John E. Lucken	205	7.46%	0.43%	0.33%
Units	250 S. 6th St.
	Akron, IA 51001

Membership	Craig Myron	200	7.28%	0.42%	0.32%
Units	5011 Valhalla Place
	Vermillion, SD 57069

Membership	John Borchers	200	7.28%	0.42%	0.32%
Units	4349 Cherry Ave.
	Hawarden, IA 51022

Membership	Brian Peterson	200	7.28%	0.42%	0.32%
Units	1739 Charles Ave.
	Lawton, IA 51030

Membership	John Byl	200	7.28%	0.42%	0.32%
Units	1336 3rd Ave. S.E.
	Sioux Center, IA 51250

Membership	Daniel O’Connor	200	7.28%	0.42%	0.32%
Units	31244 470th Ave.
	Burbank, SD 57010

Membership	Jack Parliament (2)	200	7.28%	0.42%	0.32%
Units	1319 Olde Wagon Rd.
	Sioux Falls, SD 57110

(1)	Assumes no additional purchases in this offering.

(2)	Units held by L.G. Everist, Inc. Jack Parliament is the president of D & I Railroad a subsidiary of L.G. Everist, Inc.
EXECUTIVE COMPENSATION
          John E. Lucken is currently serving as our chairman and president. John Byl is currently serving as our vice chairman. Craig Myron is currently serving as our treasurer and Steven Rowe is our secretary. We do not currently compensate our executive officers.
          We do not have any other compensation arrangements with our directors and officers. A per diem fee for attending meetings may be set by the board in the future.
Employment Agreements
          We have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.
Reimbursement of Expenses
Our operating agreement provides that no director shall receive compensation merely by their status as director. Directors shall have the authority to establish reasonable compensation for services the directors provide to our company. In addition, our operating agreement provides that directors shall not be reimbursed for expenses incurred on behalf of our company. The directors may, however, pass a resolution to reimburse directors for their expense of attending a meeting of the directors.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          Our operating agreement provides that none of our directors or members will be liable to us for any breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
          Under Iowa law, no member or director will be liable for any of our debts, obligations or liabilities merely because he or she is a member or director. In addition, Iowa law permits, and our operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is a party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorneys’ fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
          Since our inception, we have engaged in transactions with related parties. Our initial directors constitute our founding members. As such, none of our initial directors is independent as defined in Section II(K) of NASAA’s Statement of Policy Regarding Corporate Securities Definitions because each of the directors has acted as a promoter by directly taking initiative in founding and organizing our company. None of our directors have received any compensation from our company. The only assets, services or other consideration our company has received or will receive from our directors will be their efforts in managing our company. However, in order to accomplish substantial compliance with Section VII of the NASAA Statement of Policy Regarding Loans and Other Material Affiliated Transactions, the Board of Directors intends to require full disclosure of any conflict of interest transaction and approval by a majority of disinterested directors. Our operating agreement requires that a director must reasonably disclose any potential conflict of interest prior to a vote on the subject in order to avoid being disqualified from such vote.
          Higman Land Option
          On July 21, 2006, we entered into an option agreement for the purchase of approximately 80 acres of real estate with Higman Sand and Gravel, Inc. Justin Higman signed the agreement on behalf of Higman Sand and Gravel, Inc. Justin Higman is the president of Higman Sand and Gravel, Inc. and the son of Harold Higman, Jr., one of our directors. We paid Higman Sand and Gravel, Inc. $1,000 for the option. If we exercise the option, we will pay Higman Sand and Gravel, Inc. $10,000 per acre for the land. The option originally expired on June 30, 2007, however, we paid an additional $1,000 to extend the option until June 30, 2008, with an option to extend to June 30, 2009 upon 30 days written notice and payment of another $1,000. The terms of the option agreement may or may not be as favorable to us as those generally available from unaffiliated third parties. However, a majority of our disinterested directors approved the option agreement with Higman Sand and Gravel, Inc.
          D&I Railroad Company
          We anticipate we will enter into an agreement with D & I Railroad Company for rail service. Jack Parliament, a member of our board of directors, is the president of D & I Railroad Company. The terms of any agreement with D & I Railroad Company may or may not be as favorable to us as those generally available from unaffiliated third parties. We expect a majority of our disinterested directors will approve any agreement with D & I Railroad Company. D & I Railroad Company is a subsidiary of L.G. Everist, Inc., an aggregate producer headquartered in Sioux Falls, South Dakota.
PLAN OF DISTRIBUTION
          Before purchasing any units, an investor must execute a subscription agreement and a promissory note and security agreement and sign our operating agreement. The subscription agreement contains, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.
The Offering

          We are offering, on a best efforts basis, a minimum of 45,000 units and a maximum of 60,000 units at a purchase price of $1,000 per unit. You must purchase a minimum of 20 units to participate in the offering. You may purchase any number of additional units.
          Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our directors, as listed on page 28 of this prospectus, will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. Our directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.
          Our minimum offering amount is $45,000,000 and our maximum offering amount is $60,000,000. The offering will end no later than [one year date]. If we sell the maximum number of units prior to [one year date], the offering will end as of the date the maximum number of units is sold. We may choose to end the offering any time prior to [one year date], after we sell the minimum number of units. If we sell the minimum number of units prior to [one year date], we may decide to continue selling units until the earlier of the date we sell the maximum number of units or [one year date]. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by [one year date], we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 47,747 units issued and outstanding if we sell the minimum number of units offered in this offering and 62,747 units issued and outstanding if we sell the maximum number of units offered in this offering. This includes 2,747 units issued to our founding members and in our previous seed capital private placement.
          Investments will be held in escrow until the earliest of (1) satisfaction of all the escrow agreement requirements necessary to release funds; (2) [one year date]; or (3) termination of the offering. However, if prior to the termination of the offering, we have sold membership units equal to the minimum offering amount and we have advised the purchasers of those membership units to remit to the escrow agent the balance of the purchase price, then the escrow may continue beyond the termination of the offering until all funds have been paid and the conditions for releasing the funds have been satisfied. In no event, however, shall such a date be later than three months following the termination of the offering. If we are unable to satisfy the requirements to break escrow and the offering is terminated, you will receive a refund of your funds by the close of the next business day or as soon as possible after the termination of the offering.
          Our directors and officers and affiliates will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.
          You should not assume that we will sell the $45,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which Natural Innovative Renewable Energy is managed. These investors may influence the business in a manner more beneficial to them than to other investors.
          We plan to register the offering only with the Iowa, South Dakota, Nebraska and Colorado state securities regulatory bodies. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Iowa, South Dakota Nebraska and Colorado or states that allow general solicitation under an exemption from registration. This limitation may result in the offering being unsuccessful. We plan to sell the units through presentations provided by approved board members at investor informational meetings and through a marketing campaign of materials in compliance the Securities Act and created by Heartland Marketing Group, Inc., a marketing firm located in Early, Iowa. Please see “Summary of Promotional and Sales Material.” In addition, we will identify persons who might have an interest in purchasing units through personal contacts of our officers and directors.
          We are expecting to incur offering expenses in the amount of approximately $426,646 to complete this offering.
Suitability of Investors

          Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet one of the following 2 suitability tests, which vary depending on the state in which you reside:
          For investors that reside in states other than Iowa, the following suitability standard applies:
(1) you have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.
For Iowa investors, the following suitability standard applies:
(1) you have annual income from whatever source of at least $65,000 and you have a net worth of at least $65,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $175,000 exclusive of home, furnishings and automobiles.
          For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
          Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.
          Each subscriber must make written representations that he/she/it:
•	is purchasing such units for the purpose of investment and not for resale;

•	has been encouraged to rely upon the advice of such subscriber’s legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units; and

•	will acquire the units for the subscriber’s own account without a view to public distribution or resale and that such subscriber has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person.
Subscription Period
          The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $60,000,000; or (2) [one year date]. However, we may close the offering any time prior to [one year date] upon the sale of the minimum aggregate offering amount of $45,000,000. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling at least the minimum number of units prior to [one year date], the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to Natural Innovative Renewable Energy and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. We have the discretion to reject any subscriptions, in whole or in part, for any reason.
          This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. We intend to return those funds promptly after the termination of the offering.
Subscription Procedures
          Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “Security National Bank of Sioux City, Escrow Agent for Natural Innovative Renewable Energy, L.L.C.” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully.
          Once we receive subscriptions for the minimum amount of the offering, we will mail written notice to our investors that full payment under the promissory note is due within 20 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow.
          The promissory note is full recourse which means that you will be liable for the balance due and that if you do not timely repay the indebtedness upon the terms agreed, we will pursue you by any legal means to recover the indebtedness. This includes, but is not limited to, acquisition of a judgment against you for the amount due plus interest plus any amounts we spend to collect the balance. We will also seek from you any attorney fees we incur in collecting the balance. Unpaid amounts due will accrue interest at a rate of 12% per year from the date on which payment was due. We will also retain the initial 10% payment made by the subscriber. Pursuant to the terms of the promissory note, we will not be required to give you notice of default under the terms of the promissory note, but upon your failure to make timely payment, we will immediately have the right to pursue you for payment of the balance due by any legal means. By signing the promissory note you will also grant to us a purchase money security interest in any units you own or hereafter acquire to secure your promise to pay the balance due. You also agree to allow us to retain possession of any certificates representing these units to allow us to perfect our security interest. This means that if you default on your obligation to pay us, you could lose your right to any of our units that you presently own or hereafter acquire.
          If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $45,000,000, you will be required to pay the full purchase price immediately upon subscription.
          We may, in our sole discretion, reject or accept all or any part of your subscription agreement. We might not consider acceptance or rejection of your application until after we have received subscriptions totaling at least $45,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will promptly return your subscription, check, and signature page.
          If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units, you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.
Escrow Procedures
          Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Security National Bank of Sioux City, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $45,000,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $38,688,750 to $53,688,750, depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; and (4) the escrow agent provides an affidavit, as provided in the escrow agreement, to the states in which the units have been registered stating that the foregoing requirements of (1), (2) and (3) have been satisfied. The escrow agent will be paid an annualized fee of 0.1% of the monthly fund yield, which will be paid from interest on the escrow account, not principal. In addition, if the escrow agreement is terminated prematurely, the escrow agent is entitled to a $10 fee for each purchaser. This fee will only be paid from interest on the escrow account, not principal.
          In addition to holding funds in one or more bank accounts, we will invest the escrow funds in federal government obligations or obligations issued and/or guaranteed as to principal and interest by agencies or instrumentalities of the US government or common funds or mutual funds which invest primarily in such obligations. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until [one year date] or some earlier date, at our discretion. We must sell the minimum number of units and collect 10% of the minimum offering amount in cash prior to [one year date]. If we sell the minimum number of units, collect 10% of the minimum offering amount in cash and notify our purchasers of their obligations to remit the 90% purchase price balance prior to [one year date], the escrow account will continue for 3 months from that date to allow us sufficient time to collect the

90% balance. Cash proceeds from unit sales deposited in the escrow account must equal or exceed the minimum offering amount of $45,000,000 at the end of the 3 month period or we will be forced to terminate the escrow account and promptly return your investment to you.
          Before we release funds from escrow, we must secure a written debt financing commitment. You should be aware that a commitment for debt financing is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment. A commitment is an agreement to lend subject to certain terms and conditions. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to [one year date] and receive a debt financing commitment, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three alternatives:
•	Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•	Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	Return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
          We may terminate the offering prior to closing the offering in which event we will return your investment, with interest, less escrow fees, by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:
•	If we determine in our sole discretion to terminate the offering prior to [one year date]; or

•	If we do not raise the $45,000,000 minimum aggregate offering amount by [one year date].

Delivery of Unit Certificates
          If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS – Restrictive Legend on Membership Certificates.”
Summary of Promotional and Sales Material
          In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.
DESCRIPTION OF MEMBERSHIP UNITS
          An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Currently there are 40 unit holders in the Company. We elected to organize as a limited liability company rather than a corporation because we wish to qualify for partnership tax treatment for federal and state income tax purposes with our earnings or losses passing through to our members and subject to taxation at the member level. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS.” As a unit holder and a member of the limited liability company, an investor will be entitled to certain economic rights, such as the right to the distributions that accompany the units and to certain other rights, such as the right to vote at our member meetings. In the event that an investor’s membership in the limited liability company later terminates, that investor may continue to own units and retain economic rights such as the right to the distributions. However, termination of the membership would result in the loss of other rights such as the right to vote at our member meetings.

Membership Units
          Ownership rights in us are evidenced by units. There is one class of membership units in Natural Innovative Renewable Energy. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.
Restrictive Legend on Membership Certificate
          We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
Voting Limitations
          Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.
Loss of Membership Rights
          Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. An investor in us is both a holder of units and a member of the limited liability company at the time of acceptance of the investment. Each member has the following rights:
•	to receive a share of our profits and losses;

•	to receive distributions of our assets, if and when declared by our directors;

•	to participate in the distribution of our assets in the event we are dissolved or liquidated;

•	to access information concerning our business and affairs at our place of business; and

•	to vote on matters coming before a vote of the members.
          Our operating agreement provides that if your membership is terminated, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes, among other things, state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.

          Investors whose membership has been terminated but who continue to own units will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. These unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”
          If you transfer your units, and the transfer is permitted by the operating agreement, and has been approved by the board of directors, then the transferee will be admitted as a substituted member of Natural Innovative Renewable Energy only if the transferee:
•	agrees to be bound by our operating agreement;

•	pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	delivers, upon our request, any evidence of the authority such person or entity has to become a member of Natural Innovative Renewable Energy; and

•	delivers, upon our request, any other materials needed to complete transferee’s transfer.
          The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements. The restrictive legend on our membership certificates and the language of our operating agreement will alert subsequent transferees of our units as to the restrictions on transferability of our units and the events by which a member may lose membership rights. Investors who transfer units to transferees who do not become substituted members will not retain the rights to vote, access information or share in profits and losses as they do not continue as members when units are transferred to a third party.
Distributions
          Distributions are payable at the discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors.
          Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units.
          Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to unit holders in proportion to the number of units owned as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources); however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.
          We do not expect to generate revenues until the proposed plant is operational. After operations of the proposed plant begin, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our unit holders in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion.
          We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed biodiesel plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to unit holders will depend on numerous factors, including:
•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for biodiesel generally which can impact our profitability and the cash available for distributions.
Capital Accounts and Contributions
          The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions.
Allocation of Profits and Losses
          Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.
Special Allocation Rules
          The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.
Restrictions on Transfers of Units
          The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by federal and state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time, potentially for the life of our company. Investment in us should be undertaken only by those investors who can afford an illiquid investment.
          We have restricted the ability to transfer units to ensure that Natural Innovative Renewable Energy is not deemed a “publicly traded partnership” and thus taxed as a corporation. Under our operating agreement, no transfer may occur without the approval of our board of directors. Our board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, including the following:
•	Transfers by gift to the member’s descendants;

•	Transfers upon the death of a member; and

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed 2% of the total outstanding units.

          Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate that such a market will develop.
          The units are unsecured equity interests in Natural Innovative Renewable Energy and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.
SUMMARY OF OUR OPERATING AGREEMENT
Statements contained in this section of the prospectus are only regarding the material provisions of our operating agreement as amended and not necessarily the complete agreement, and reference is made to the copy of our operating agreement and corresponding amendment filed as Exhibit B to this prospectus.
Binding Nature of the Agreement
          We will be governed primarily according to the provisions of our operating agreement, as amended, and the Iowa Limited Liability Company Act. References to our operating agreement include such amendment. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in Natural Innovative Renewable Energy, you will be bound by the terms of this agreement. Its provisions may not be amended without a written vote of the members or by a vote of the members at a regular or special meeting. A proposed amendment will be adopted only if approved by a majority of the units constituting a quorum.
Management
          The total number of directors of Natural Innovative Renewable Energy shall be a minimum of 7 and a maximum of 15. The current directors and their business experience are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” Prior to any action by the Members to change or fix the number of directors, the number of directors may be changed from time to time within that variable range by the directors. However, once the members have taken action to change or fix the number of directors, the directors shall no longer have any authority to change the number of directors from the number last approved by the Members, unless and until such authority is granted to the directors by the members.
          Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to Natural Innovative Renewable Energy with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least 5% of our outstanding units. Commencing with the first annual or special meeting of the members following substantial completion of construction of our plant, each member who holds 2,000 or more units all of which were purchased by such member from us during our initial registered offering, shall be entitled to appoint one (1) director, so long as the appointing member is the holder of the same 2,000 or more units. Units held by an affiliate or related party of a member shall count in determining the number of units held by the member for purposes of this section.
          No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after financial closing of the project.
          Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.
          Our directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.
          According to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

•	Cause or permit Natural Innovative Renewable Energy to engage in any activity that is inconsistent with our purposes;

•	Knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•	Possess our property or assign rights in specific company property other than for Natural Innovative Renewable Energy purpose; or

•	Cause us to voluntarily take any action that would cause our bankruptcy.
          In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause Natural Innovative Renewable Energy to:
•	Merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•	Confess a judgment against the Company in an amount in excess of $500,000;

•	Issue units at a purchase price that is less than $500 per unit;

•	Issue more than an aggregated of 50,000 Units; or

•	Cause the company to acquire any equity or debt securities of any director or any of its affiliates or otherwise make loans to any director or any of its affiliates.
          According to our operating agreement, each director has the duty to act in good faith, in a manner the director believes to be in the best interests of the company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. However, as provided in our articles of organization, the directors and officers of the company will not be personally responsible to company or its members for monetary damages for breach of a fiduciary duty except that a director or officer can be held liable for: (i) any breach of the director or officer’s duty of loyalty to company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a transaction from which the director or officer derived an improper personal benefit, or (iv) for receipt of a wrongful distribution in violation of the Iowa Limited Liability Company Act.
Replacement of Directors
          Our operating agreement defines a procedure to replace the board in staggered terms, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and, at that point, one-third of the total number of directors will be elected by the members each year. The directors shall be placed into groups by resolution of the initial board of directors prior to the expiration of the initial term. These procedures provide that replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, or less than 60 days prior to the annual meeting of our members.
Members’ Meetings and Other Members’ Rights
          There will be an annual meeting of members at which our board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30% of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.
          Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meetings at least 5 days and no more than 60 days in advance of such meetings.

          In order to take action at a meeting, members holding at least 25% of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our operating agreement or by the Iowa Limited Liability Company Act.
          For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, members entitled to receive payment of any distribution, or to make a determination of members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.
          Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.
          We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.
Unit Transfer Restrictions
          A unit holder’s ability to transfer units is restricted under our operating agreement. Unit holders may not transfer their units prior to the commencement of substantial operations unless such transfer is:
•	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•	Made without consideration to or in trust for the investor’s descendants or spouse.
          At any time after the date on which substantial operations of the facilities commence investors may transfer their units to any person or organization only if such transfer meets the conditions precedent to a transfer under our operating agreement and:
•	Has been approved by our directors in accordance with the terms of the operating agreement; or

•	The transfer is made to any other member or to any affiliate or related party of another member or the transferring member.
          To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.
Amendments
          Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may adversely affect the liability of a member, without that member’s consent.
Dissolution
          Our operating agreement provides that a voluntary dissolution of Natural Innovative Renewable Energy may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
          To ensure compliance with IRS Circular 230, potential investors and members are hereby notified that: (A) any discussion of federal tax issues in this memorandum is not intended or written to be used, and it cannot be used by potential investors and members, for the purpose of avoiding penalties that may be imposed on them under the Internal Revenue Code; (B) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (C) potential investors and members should seek advice based on their particular circumstances from an independent tax advisor concerning the impact that your participation in Natural Innovative Renewable Energy may have on your federal income tax liability and application of state and local income and other tax laws to your participation in this offering. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS”.
          This section of the prospectus describes some of the more important federal income tax risks and consequences of your participation in Natural Innovative Renewable Energy. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor with respect to his or her individual circumstances regarding the impact that his or her investment in Natural Innovative Renewable Energy may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Natural Innovative Renewable Energy. Although we will furnish unit holders with such information regarding Natural Innovative Renewable Energy as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.
          The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Natural Innovative Renewable Energy and a unit holder’s investment in Natural Innovative Renewable Energy. Additionally, the interpretation of existing law and regulations described herein may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.
          The opinion attached as Exhibit 8.1 to the registration statement constitutes the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
          Our tax counsel has confirmed that all the legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification represent its opinion. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.
          Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be construed as a substitute for careful tax planning.
Partnership Status
          It is the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under recently revised Treasury Regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.
          We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.
          As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.
Publicly Traded Partnership Rules
          To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:
•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.
          Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.
          We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.
          We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:
•	In “private” transfers;

•	Pursuant to a qualified matching service; or

•	In limited amounts that satisfy a 2% test.
          Private transfers include, among others:
•	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•	“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty calendar day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.
          Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:
•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (non-binding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.
          In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.
Tax Treatment of Our Operations; Flow-Through of Taxable Income and Loss.
          We expect to pay no federal income tax. Instead, as members, investors will be required to report on investors’ income tax return investors’ allocable share of the income, gains, losses and deductions we have recognized without regard to whether cash distributions are received.
          Because we expect to be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is the calendar year.
          However, pursuant to Section 444 of the Internal Revenue Code, we may make a special election to adopt a non-calendar year fiscal year if the proposed non-calendar year fiscal year does not defer income by more than three months. In addition, in order to make a Section 444 election we must deposit deferred taxes pursuant to Section 7519 of the Internal Revenue Code. However, a Section 444 special election may not be claimed if more than 5% of our outstanding units are held by “pass-through” entities. Therefore, although we intend to make a Section 444 special election and adopt a non-calendar year fiscal year, we may be required to adopt the calendar year as our taxable year.

Tax Consequences to Our Unit Holders
          We have adopted a fiscal year ending September 30 for accounting and tax purposes. As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our taxable income or loss for our taxable year ending September 30, 2006 on his or her 2006 income tax return. A unit holder with a June 30 fiscal year will report his share of our September 30, 2006 taxable income or loss on his income tax return for the fiscal year ending June 30, 2007. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.
Tax Treatment of Distributions
          Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which are unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.
Initial Tax Basis of Units and Periodic Basis Adjustments
          Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. In this offering, an investor’s initial basis in each unit purchased will be $1,000.
          An investor’s’ initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.
          The basis of an investor’s units will be decreased, but not below zero, by:
•	The amount of any cash we distribute to the investor;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of company debt.
          The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:
•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.
          Except in the case of a taxable sale of a unit or Natural Innovative Renewable Energy’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of the company’s net income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Tax Credits to Unit Holders
Small Agri-biodiesel Producer Tax Credit
          The Energy Policy Act of 2005 created a new credit for small agri-biodiesel, which is similar to the small ethanol producers’ credit. Producers with an annual capacity not exceeding 60 million gallons are eligible to receive a credit of 10 cents per gallon for up to 15 million gallons of agri-biodiesel produced. The agri-biodiesel must (1) be sold by such producer to another person: (A) for use by such other person in the production of a qualified biodiesel mixture in such person’s trade or business (other than casual off-farm production); (B) for use by such other person as a fuel in a trade or business; or (C) who sells such agri-biodiesel at retail to another person and places such agri-biodiesel in the fuel tank of such other person; or (2) be used or sold by the producer for any of the foregoing purposes. Because we expect to be classified as a partnership for tax purposes, we would expect to pass the tax credits through to our unit holders. Unit holders would then be able to report and utilize the tax credits on their own income tax returns. We anticipate that our plant will produce 60 million gallons of biodiesel annually and, therefore, we expect to be eligible for the credit.
          Under current law, the small agri-biodiesel producer tax credit is a “passive” credit. This means that unit holders will be able to utilize the tax credits only to reduce the tax on passive activity income. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS—Passive Activity Income.” Although we would generate passive income for our unit holders, there can be no assurance when, if ever, we will generate passive income allowing the use of credits. Further, each unit holder may have other sources of passive activity income or loss that will affect the ability to utilize the credits. Unused credits may be carried forward to offset tax on passive activity income in future years.
          The American Jobs Creation Act of 2004 changed the tax law for tax years beginning after December 31, 2004, to allow the credit to reduce the Alternative Minimum Tax.
          The small agri-biodiesel producer tax credit is set to expire on December 31, 2008. Although Congress may further extend or make permanent the credit, there is no assurance that the tax credit will be extended beyond 2008.
Deductibility of Losses; Basis, At-Risk, and Passive Loss Limitations
          Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:
•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of the Company’s losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in the company to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.
Passive Activity Income
          If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.
Alternative Minimum Tax
          Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Natural Innovative Renewable Energy on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.
Allocations of Income and Losses
          Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s financial rights in us.
          Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.
Tax Consequences Upon Disposition of Units
          Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.
          Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. A portion of this gain or loss, however, will be separately computed and taxed as ordinary income or loss under Internal Revenue Code Section 751 to the extent attributable to depreciation recapture or other “unrealized receivables” or “substantially appreciated inventory” owned by us. We will adopt conventions to assist those members that sell units in apportioning the gain among the various categories.
Effect of Tax Code Section 754 Election on Unit Transfers
          The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal

Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.
          A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.
          If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.
          Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.
          Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.
Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind
          Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the biodiesel plant, it is unlikely that we will make a distribution in kind.
Reporting Requirements
          The IRS requires a taxpayer who sells or exchanges a membership unit to notify the Company in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is likely that any transfer of a Company membership unit will constitute a Section 751(a) exchange. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.
Tax Information to Members
          We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.
Audit of Income Tax Returns
          The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.
          Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.
          Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.
          The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.
Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties
          If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.
          Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.
          The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes
          In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.
LEGAL MATTERS
          We are not a party to any pending legal proceedings.
EXPERTS
          The validity of the issuance of the units offered and the validity of the disclosure relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
          Boulay, Heutmaker, Zibell & Co., P.L.L.P., an independent registered public accounting firm, has audited our financial statements at September 30, 2006, for the nine month period there ended, and for the period from inception (June 6, 2005) to December 31, 2005, and for the period from inception to September 30, 2006, as set forth in their report appearing in this prospectus and registration statement.
          Frazier, Barnes and Associates, LLC prepared a feasibility study dated October 10, 2005 and we have included information from the feasibility study in this prospectus and registration statement in reliance on the qualifications of Frazier, Barnes and Associates, LLC as experts in feasibility analysis in the renewable fuels industry.
TRANSFER AGENT
          We will serve as our transfer agent and registrar.
ADDITIONAL INFORMATION
          We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission and no reference is hereby made to such omitted information.. For additional information on contracts, agreements or other documents, please refer to the contracts, agreements and other documents attached as an exhibit to the registration statement. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at its principal office at Judiciary Plaza, 100 F. Street NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
          As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Governors
Northwest Iowa Renewable Energy, LLC
Akron, Iowa
We have audited the accompanying balance sheet of Northwest Iowa Renewable Energy, LLC (a development stage company), as of September 30, 2006 and the related statements of operations, changes in members’ equity, and cash flows for the nine month period then ended, the period from inception (June 6, 2005) to December 31, 2005 and the period from inception to September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northwest Iowa Renewable Energy, LLC, (a development stage company) as of September 30, 2006, and the results of its operations and its cash flows for the nine month period then ended, the period from inception (June 6, 2005) to December 31, 2005 and the period from inception to September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P. Certified Public Accountants
Minneapolis, Minnesota
April 10, 2007

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Balance Sheet

September 30
2006
ASSETS
Current Assets
Cash	$812,620
Design services deposit	400,000
Prepaid expenses	20,507

Total current assets	1,233,127

Other Assets
Land option	1,000
Deferred offering costs	50,231

Total other assets	51,231

Total Assets	$1,284,358

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$26,869

Total current liabilities	26,869

Commitments and Contingencies

Members’ Equity
Member contributions 2,747 units outstanding at September 30, 2006	1,311,250
Deficit accumulated during development stage	(53,761)

Total members’ equity	1,257,489

Total Liabilities and Members’ Equity	$1,284,358

Notes to Financial Statements are an integral part of this Statement.

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Statement of Operations

	Nine Month	From Inception	From Inception
	Period Ended	(June 6, 2005)	(June 6, 2005)
	September 30,	to December 31	to September 30,
	2006	2005	2006
Revenues	$—	$—	$—

Operating Expenses
Legal and professional fees	21,219	540	21,759
Insurance expense	4,592	—	4,592
License and permits	77	—	77
Consulting fees	—	17,280	17,280
Feasibility study	—	29,027	29,027
Miscellaneous	430	160	590

Total operating expenses	26,318	47,007	73,325

Operating Loss	(26,318)	(47,007)	(73,325)

Other Income
Grant income	5,000	5,000	10,000
Interest income	7,737	1,827	9,564

Total other income	12,737	6,827	19,564

Net Loss	$(13,581)	$(40,180)	$(53,761)

Weighted Average Units Outstanding	400	—	175

Net Loss Per Unit	$(33.95)	$—	$(307.21)

Notes to Financial Statements are an integral part of this Statement.

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Statement of Changes in Members’ Equity

			Deficit Accumulated
	Subscriptions	Member	During
	Deposit	Contributions	Development Stage
Balance Inception, June 6, 2005	$—	$—	$—
Subscriptions deposit — May 2005	124,500
Net loss from inception to September 30, 2005			(26,279)

Balance — September 30, 2005	124,500	—	(26,279)
Net loss for the period October 1, 2005 — December 31, 2005			(13,901)

Balance — December 31, 2005	124,500	—	(40,180)
Subscriptions deposit — April 2006	(124,500)
Capital contributions — 373.50 units, $333.33 per unit April 2006		124,500
Subscriptions deposit — April 2006	5,000
Subscriptions deposit — July 2006	1,181,750
Subscriptions deposit — September 2006	(1,186,750)
Capital contributions — 2,373.50 units, $500 per unit September 2006		1,186,750
Net loss for the nine month period ended September 30, 2006			(13,581)

Balance — September 30, 2006	$—	$1,311,250	$(53,761)

Notes to Financial Statements are an integral part of this Statement.

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Statement of Cash Flows

	Nine Month	From Inception	From Inception
	Period Ended	(June 6, 2005)	(June 6, 2005)
	September 30,	to December 31,	to September 30,
	2006	2005	2006
Cash Flows from Operating Activities
Net loss	$(13,581)	$(40,180)	$(53,761)
Adjustments to reconcile net loss to net cash (used for) operating activities:
Changes in assets and liabilities
Grants receivable	10,000	(10,000)
Prepaid expenses	3,953	(24,460)	(20,507)
Accounts payable	16,268	10,601	26,869

Net cash from (used for) operating activities	16,640	(64,039)	(47,399)

Cash Flows from Investing Activities
Payment for land option	(1,000)	—	(1,000)
Design service deposit	(400,000)	—	(400,000)

Net cash used for investing activities	(401,000)	—	(401,000)

Cash Flows from Financing Activities
Member contributions	1,311,250		1,311,250
Subscriptions deposit	(124,500)	124,500	—
Subscriptions payable	(30,000)	30,000
Payments for deferred offering costs	(50,231)		(50,231)

Net cash from financing activities	1,106,519	154,500	1,261,019

Net Increase in Cash	722,159	90,461	812,620

Cash – Beginning of Period	90,461	—	—

Cash – End of Period	$812,620	$90,461	$812,620

Supplemental Disclosure of Noncash Investing and Financing Activities
Subscription deposits applied to capital contributions	$124,500

Notes to Financial Statements are an integral part of this Statement.

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2006
Note 1 — Summary of Significant Accounting Policies
Nature of Business
Northwest Iowa Renewable Energy, LLC, (an Iowa Limited Liability Company) was organized with the intentions of developing, owning and operating a 60 million gallon bio-diesel plant near Akron, Iowa. Construction is anticipated to begin in the summer of 2007. As of September 30, 2006, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility, equity raising, and permitting activities. The Company was formed on June 6, 2005, to have a perpetual life.
Fiscal Reporting Period
Effective April 14, 2006, the Company adopted a fiscal year ending September 30 for reporting financial operations. Prior to April 14, 2006, the Company operated on a fiscal year ending December 31.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Cash
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
The Company maintains its accounts at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.
Grants
The Company will recognize grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), the grant proceeds are recognized as a reduction of the related expense. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.
Income Taxes
The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.
Organizational and Start Up Costs
The Company expenses all organizational and start up costs as incurred.

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2006
Recently Issued Accounting Pronouncements
Management has considered recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.
Note 2 — Members’ Equity
The Company was initially capitalized by contributions from its founding members and additional seed capital investors. The founding members contributed $124,500. On April 14, 2006, the Company issued 373.50 units to its founding members. There were an additional five investors who chose to withdraw funds prior to the company issuing units. These investors were refunded their money in April 2006.
In addition to the aforementioned initial seed capital, the Company was further capitalized on September 7, 2006, by 32 additional members contributing an aggregate of $1,186,750 in exchange for 2,373.50 units.
The Company filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (SEC) on November 13, 2006. The offering will be for a minimum of 38,100 and up to 50,900 membership units for sale at $1,000 per unit. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Offering proceeds will be held in escrow until the earliest of the receipt of $38,100,000 or more in cash proceeds, one year from the effective date of the registration statement, or termination of the offering.
Income and losses are allocated to all members based upon their respective percentage units held.
Note 3 — Income Taxes
The difference between financial statement basis and income tax basis of assets and liabilities at September 30, 2006 is as follows:

2006
Financial statement basis of assets	$1,284,358
Plus: Organizational and start up costs capitalized	55,883

Income tax basis of assets	$1,340,241

Note 4 — Grants
The Company has applied for various Federal and State grants, and has been awarded an Iowa Ag Innovations Center grant in the amount of $10,000 to be used for general business expenses, including legal and accounting. As part of the grant stipulations, the Company was required to make a $5,000 matching grant to Iowa Ag Innovations Center.
Note 5 — Commitments and Contingencies
Land Option
In July, 2006, the Company paid $1,000, to a related party (a company owned by one of the directors of Northwest Iowa Renewable Energy), for an option to purchase approximately 80 acres of land for a price of $10,000 per acre. The option expires June 30, 2007. If the option is exercised, it will be applied to the final purchase price. The Company is considering a portion of this parcel of land as a viable site for their bio-diesel plant.
Subsequent to year end, in December 2006, the Company made a down payment, to an unrelated party, totaling $5,000 for the purchase of 20 acres of land, adjacent to the aforementioned 80 acres, at a price of $10,000 per acre. The sale is expected to close on or before July 1, 2007.

NORTHWEST IOWA RENEWABLE ENERGY, LLC
(A Development Stage Company)
Notes to Financial Statements
September 30, 2006
Consulting Contract
In July 2006, the Company entered into an agreement with an unrelated party for preliminary engineering services, including: project cash flow projection, utility equipment details, site lay-out plan, process area layout, process engineering package, process information transfer to owner’s environmental engineer, design development of process building necessary for construction permits and bids, project milestone schedule, determination of project maximum price, develop design/build contract and identify long lead time equipment and equipment procurement plan. The fee for these services is estimated to be $400,000. If the agreement is terminated, unused portions of the fee will be returned to the Company.
In September 2006, the Company entered into an agreement with an unrelated party to assist the Company in obtaining the storm water construction permit, facility air permit and wastewater discharge permit and input energy sources. In addition, the contractor will provide the Company with an integrated facility plan and environmental wastewater cost assistance. The fee for these services is based on a time and materials basis not to exceed $80,000.
On December 27, 2006, the Company entered into a consulting agreement with an unrelated party for services related to securing debt financing and commencement of construction of the plant. The agreement requires a monthly service fee of $3,000, in addition to one-time bonus payments for the following: $40,000 at acceptance and receipt of a senior loan commitment, $40,000 at the time of execution of the senior loan documents, and $80,000 upon the opening of the equity drive. In addition, the Company is responsible for reasonable expenses and travel time. The agreement may be terminated by either party with a thirty day notice.
Bio-diesel Marketing Agreement
In November 2006, the Company entered into an agreement with an unrelated party that will purchase and take delivery of the Company’s entire bio-diesel output. In exchange for their services and materials provided, the Company has agreed to pay them a 1% marketing fee based on the net purchase price per net gallon of bio-diesel purchased during the term of the agreement. The term of the agreement begins on the first day of bio-diesel production and will continue for three years. The fee will be paid monthly based on actual gallons shipped from the prior month.
Risk Management and Purchasing Agency Services Agreement
In March 2007, the Company entered into a risk management agreement with an unrelated party for services relating to risk management of hedging and futures positions.
In addition, the Company entered into a marketing agreement with the same unrelated party for the exclusive right to act as the purchasing agent for the vegetable oil feedstock effective at notice to the unrelated party that it requires its first delivery of feedstock. This agreement will automatically terminate if notice to take delivery does not occur within twenty-four months.
The Company will be required to pay a monthly service free of $2,500 per month from the effective date to the date the plant is operational. In addition, the Company will pay an annual fee of $720,000, payable in equal monthly installments beginning on the operational date. This amount can be adjusted based on the plant capacity. The Company will also be responsible for additional fees related to risk management services.
The initial term of this agreement will commence on the effective date and will continue for a period of three years. Thereafter, the term of the agreement can be extended in one-year increments. Either party may terminate this agreement with a 90 day notice.
Engineering Services
In March 2007, the Company entered into an agreement with an unrelated party to provide consulting service during the development and construction of the plant. The agreement requires a consulting fee of $125 per hour plus ordinary and reasonable expense reimbursement. In addition, the Company will pay a monthly construction management fee of $15,000. The agreement also includes a cost savings provision to be shared at an agreed proportion of the net savings on the project between the Company and the consultant. Either party may terminate this agreement at any time with or without cause.

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Balance Sheet

March 31,
2007
(unaudited)
ASSETS
Current Assets
Cash	$585,475
Design services deposit	280,301
Prepaid expenses	13,019

Total current assets	878,795

Other Assets
Land option	1,000
Deposit on land contract	5,000
Deferred offering costs	204,877

Total other assets	210,877

Total Assets	$1,089,672

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$44,904

Total current liabilities	44,904

Commitments and Contingencies

Members’ Equity
Members’ contributions 2,747 units outstanding	1,311,250
Deficit accumulated during development stage	(266,482)

Total members’ equity	1,044,768

Total Liabilities and Members’ Equity	$1,089,672

Notes to Financial Statements are an integral part of this Statement.

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Statements of Operations

	Six Month	Six Month	From Inception
	Period Ended	Period Ended	(June 6, 2005)
	March 31,	March 31,	to March 31,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Revenues	$—	$—	$—

Operating Expenses
General and administrative	7,848	40	13,107
Professional fees	216,946	19,456	285,011

Total operating expenses	224,794	19,496	298,118

Operating Loss	(224,794)	(19,496)	(298,118)

Other Income
Grant income	—	10,000	10,000
Interest income	12,073	1,292	21,636

Total other income	12,073	11,292	31,636

Net Loss	$(212,721)	$(8,204)	$(266,482)

Weighted Average Units Outstanding	2,747	—	646

Net Loss Per Unit	$(77.44)	$—	$(412.51)

Notes to Financial Statements are an integral part of this Statement.

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Statements of Cash Flows

	Six Months	Six Months	From Inception
	Period Ended	Period Ended	(June 6, 2005)
	March 31,	March 31,	to March 31,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss	$(212,721)	$(8,204)	$(266,482)
Adjustments to reconcile net loss to net cash used for operating activities:
Changes in assets and liabilities
Prepaid expenses	7,488	405	(13,019)
Design services deposit	119,699	—	(280,301)
Accounts payable	(15,186)	(4,179)	11,683

Net cash used for operating activities	(100,720)	(11,978)	(548,119)

Cash Flows from Investing Activities
Payment for deposit on land contract	(5,000)	—	(5,000)
Payment for land option	—	—	(1,000)

Net cash used for investing activities	(5,000)	—	(6,000)

Cash Flows from Financing Activities
Payments for deferred offering costs	(121,425)	—	(171,656)
Member contributions	—	—	1,311,250

Net cash from (used for) financing activities	(121,425)	—	1,139,594

Net Increase (Decrease) in Cash	(227,145)	(11,978)	585,475

Cash – Beginning of Period	812,620	107,535	—

Cash – End of Period	$585,475	$95,557	$585,475

Supplemental Disclosure of Noncash Investing and Financing Activities
Deferred offering costs included in accounts payable	$33,221	$—	$33,221

Notes to Financial Statements are an integral part of this Statement.

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2007 (unaudited)
Note 1 -Summary of Significant Accounting Policies
Nature of Business
Natural Innovative Renewable Energy, LLC (f/k/a Northwest Iowa Renewable Energy, LLC) (an Iowa Limited Liability Company) was organized with the intentions of developing, owning and operating a 60 million gallon bio-diesel plant near Akron, Iowa. The Company was formed on June 6, 2005, to have a perpetual life. Construction is anticipated to begin in the winter of 2007, with operations anticipated to commence in winter of 2008. The total project, including operating capital, will cost approximately $100,000,000. As of March 31, 2007, the Company is in the development stage with its efforts being principally devoted to organizational, project feasibility, equity raising, and permitting activities. Before June 27, 2007, the Company was formerly known as Northwest Iowa Renewable Energy, LLC.
Unaudited Interim Financial Information
The accompanying unaudited condensed financial statements of the Company as of March 31, 2007 and for the six-month period ended March 31, 2007 and 2006 and for the period of inception (June 5, 2005) to March 31, 2007 is unaudited. Accordingly, they do not include all of the information and notes required by generally accepted accounting principals for annual financial statements. In the opinion of management, all adjustments consisting of normal and recurring entries considered necessary for a fair presentation of the results for the interim periods have been included. Furthermore, operating results for the six-month period ending March 31, 2007 are not necessarily indicative of the results expected for the year ending September 30, 2007.
Fiscal Reporting Period
Effective April 14, 2006, the Company adopted a fiscal year ending September 30 for reporting financial operations. Prior to April 14, 2006, the Company operated on a fiscal year ending December 31.
Accounting Estimates
Management uses estimates and assumptions in preparing these financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
Cash
The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
The Company maintains its accounts at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.
Deferred Offering Costs
The Company defers the costs incurred to raise equity financing until that financing occurs. At such time the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.
Grants
The Company will recognize grant income as other income for reimbursement of expenses incurred upon complying with the conditions of the grant. For reimbursements of incremental expenses (expenses the Company otherwise would not have incurred had it not been for the grant), the grant proceeds are recognized as a reduction of the related expense. For reimbursements of capital expenditures, the grants are recognized as a reduction of the basis of the asset upon complying with the conditions of the grant.

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2007 (unaudited)
Income Taxes
The Company is treated as a partnership for federal and state income tax purposes and generally does not incur income taxes. Instead, its earnings and losses are included in the income tax returns of its members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.
Organizational and Start Up Costs
The Company has incurred substantial organizational and start-up costs, including design and engineering services related to its plant facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these organizational and start-up costs as incurred.
Recently Issued Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157) to increase consistency and comparability in fair value measurements by defining fair value, establishing a framework for measuring fair value in generally accepted accounting principles, and expanding disclosures about fair value measurements. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement and is effective for the fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 157 will have on its results of operations and financial condition.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS No. 159) which included an amendment of FASB Statement 115. This Statement provides companies with an option to report selected financial assets and liabilities at fair value. The Statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 159 will have on its results of operations and financial condition.
Note 2 – Members’ Equity
The Company was initially capitalized by contributions from its founding members and additional seed capital investors. The founding members contributed $124,500. On April 14, 2006, the Company issued 373.50 units to its founding members. There were an additional five investors who chose to withdraw funds prior to the company issuing units. These investors were refunded their money in April 2006.
In addition to the aforementioned initial seed capital the Company was further capitalized on September 7, 2006 by 32 additional members contributing an aggregate of $1,186,750 in exchange for 2,373.50 units.
The Company filed a Registration Statement, Form SB-2, with the Securities and Exchange Commission (SEC) on November 13, 2006, which is not yet effective. The offering will be for a minimum of 45,000 and up to 60,000 membership units for sale at $1,000 per unit. Investors are required to purchase a minimum of twenty units or a minimum investment of $20,000. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions. Offering proceeds will be held in escrow until the earliest of the receipt of $45,000,000 or more in cash proceeds, one year from the effective date of the registration statement, or termination of the offering.
Income and losses are allocated to all members based upon their respective percentage units held.
Note 3 -Commitments and Contingencies
Land Options
In July, 2006, the Company paid $1,000, to a related party (board member), for an option to purchase approximately 80 acres of land for a price of $10,000 per acre. In June 2007, the option was extended through June 30, 2008 and the Company paid an additional

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2007 (unaudited)
$1,000 for the additional option term. Additionally, the Company may also further extend the option until June 30, 2009 upon 30 days written notice and payment of an additional $1,000 prior to June 30, 2008. The Company is considering a portion of this parcel of land as a viable site for their bio-diesel plant.
In December 2006, the Company made a down payment totaling $5,000 to an unrelated party, for the purchase of another 20 acres of land, adjacent to the aforementioned 80 acres, at a price of $10,000 per acre. The sale was initially expected to close on July 1, 2007. As of July 2007, the Company is negotiating an extension of the land option for an additional year to July 1, 2008.
Consulting Contract
In June 2005, the Company entered into a consulting agreement with an unrelated party for services related to a feasibility study, site selection, and preparation of a business plan for the plant. The agreement requires the payment of a $2,500 retaining fee, to be applied to future services, and a monthly service fee of $6,000. The retaining fee was paid by the Company on June 1, 2005. In addition, the Company is responsible for reasonable expenses and travel time. The agreement may be terminated by either party with a thirty day notice.
In July 2006, the Company entered into an agreement and a non-binding letter of intent with an unrelated party for preliminary engineering services, including: project cash flow projection, utility equipment details, site lay-out plan, process area layout, process engineering package, process information transfer to owner’s environmental engineer, design development of process building necessary for construction permits and bids, project milestone schedule, determination of project maximum price, develop design/build contract and identify long lead time equipment and equipment procurement plan. The fee for these services is estimated to be $400,000. As such, the Company paid a deposit of $400,000. During the six month period ended March 31, 2007, services rendered totaled $119,699. If the agreement is terminated, unused portions of the fee will be returned to the Company.
In September 2006, the Company entered into an agreement with an unrelated party to assist the Company in obtaining the storm water construction permit, facility air permit and wastewater discharge permit. In addition, the contractor will provide the Company with an integrated facility plan and environmental wastewater cost assistance. The fee for these services is based on a time and materials basis not to exceed $80,000. The Company will not be getting permits for the Company until they are effective.
In December 2006, the Company entered into a consulting agreement with an unrelated party for services related to securing debt financing and commencement of construction of the plant. The agreement requires a monthly service fee of $3,000, in addition to one-time bonus payments for the following: $20,000 at acceptance of a business plan by the Company’s board of directors, $40,000 at acceptance and receipt of a senior loan commitment, $40,000 at the time of execution of the senior loan documents, and $80,000 upon the opening of the equity drive. The Company paid the $20,000 in February 2007. In addition, the Company is responsible for reasonable expenses and travel time. The agreement may be terminated by either party with a thirty day notice.
Bio-diesel Marketing Agreement
In November 2006, the Company entered into an agreement with an unrelated party that will purchase and take delivery of the Company’s entire bio-diesel output. In exchange for their services and materials provided, the Company has agreed to pay them a 1% marketing fee based on the net purchase price per net gallon of bio-diesel purchased during the term of the agreement. The Company will also pay all unavoidable costs, such as government tariffs, and assessment or inspection fees. The term of the agreement begins on the first day of bio-diesel production and will continue for three years. The fee will be paid monthly based on actual gallons shipped from the prior month.
Risk Management and Purchasing Agency Services Agreement
In March 2007, the Company entered into a risk management agreement with an unrelated party for services relating to risk management of hedging and futures positions.
In addition, the Company entered into a marketing agreement with the same unrelated party for the exclusive right to act as the purchasing agent for the vegetable oil feedstock effective at notice to the unrelated party that it requires its first delivery of feedstock. This agreement will automatically terminate if notice to take delivery does not occur within twenty-four months.

NATURAL INNOVATIVE RENEWABLE ENERGY, LLC
(F/K/A NORTHWEST IOWA RENEWABLE ENERGY, LLC)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2007 (unaudited)
The Company will be required to pay a monthly service free of $2,500 per month from the effective date to the date the plant is operational. In addition, the Company will pay an annual fee of $720,000, payable in equal monthly installments beginning on the operational date. This amount can be adjusted based on the plant capacity. The Company will also be responsible for additional fees related to risk management services.
The initial term of this agreement will commence on the effective date and will continue for a period of three years. Thereafter, the term of the agreement can be extended in one-year increments. Either party may terminate this agreement with a 90 day notice.
Engineering Services
In April 2007, the Company entered into an agreement with an unrelated party to provide consulting service during the development and construction of the plant. The agreement requires a consulting fee of $125 per hour plus ordinary and reasonable expense reimbursement. In addition, the Company will pay a monthly construction management fee of $15,000 until substantial completion of the Plant. The Company paid a $15,000 retainer on May 22, 2007. The agreement also includes a cost savings provision to be shared at an agreed proportion of the net savings on the project between the Company and the consultant. Either party may terminate this agreement at any time with or without cause.

Appendix A
ARTICLES OF ORGANIZATION
OF
Northwest Iowa Renewable Energy, L.L.C.
TO THE SECRETARY OF STATE OF THE STATE OF IOWA:
Pursuant to Sections 301 and 303 of the Iowa Limited Liability Company Act, Chapter 490A of the 2003 Code of Iowa, the undersigned adopts the following articles of organization for the company.
ARTICLE I
NAME
The name of the limited liability company is Northwest Iowa Renewable Energy, L.L.C.
ARTICLE II
REGISTERED OFFICE AND AGENT
The street address of Company’s initial registered office and the name of its initial registered agent is such address as Mic Ruhland, 530 Hardy Street, Akron, IA 51001.
ARTICLE III
PRINCIPAL OFFICE
The street address of Company’s principal office is 530 Hardy Street, Akron, IA 51001.
ARTICLE IV
PERIOD OF DURATION
The Company’s existence shall begin upon the acceptance of these Articles of Organization by the Secretary of State of Iowa for filing in accordance with The Iowa Limited Liability Company Act and shall continue, unless dissolved sooner in accordance with the terms of the Company’s Operating Agreement, for a period of perpetual years.
ARTICLE V
MANAGERS
A. The business and affairs of Company shall be governed by Managers elected by the Members in the manner described in Company’s Operating Agreement. No Member’s action nor any other person’s action shall bind Company except as authorized by Company’s Operating Agreement.
B. The Managers shall have all of the duties, powers, and authority as set forth in Company’s Operating Agreement.
ARTICLE VI
NONLIABILITY AND INDEMNIFICATION
A. No Member or Manager of Company shall be personally responsible or liable for any of the acts, debts, liabilities, or losses of Company.
B. No manager of Company shall be personally responsible or liable to Company or its Members or anyone else for monetary damages for breach of fiduciary duty as a Manager except for liability (i) for any breach of the Manger’s duty of loyalty to Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional Misconduct or a knowing violation of law, (iii) for a transaction from which the Manager derived an improper personal benefit, or a , wrongful distribution in violation of section 807 of the Iowa Limited Liability Act.
C. Each person who is or was a Manager of Company (and the heirs, executors, personal representatives, administrators, or successors of such person) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of it fact that such person is or was a Manager of Company or is or was serving at the request of Company as a manager, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Indemnitee”), shall be indemnified and held harmless by Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in the Article, the Indemnitee shall also be entitled to have paid directly by Company the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law. As the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right..
D. The Company may, by action of the Managers, provide indemnification to such of the officers, employees and agents of Company to such extent and to such effect as the managers shall determine to be appropriate and authorized by applicable law.
E. The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or subsequently acquire under any statute, provision of the Articles of Organization or Operating Agreement of Company, agreement, vote of Members or disinterested Managers, or otherwise.
F. Any repeal or amendment of this Article by the Members of Company shall not adversely affect any right or protection of a Manager or officer existing at the time of such repeal or amendment.
     IN WITNESS WHEREOF, the aforesaid organizer has caused the execution of the foregoing Articles of Organization on the 9th day of May, 2005.

FILED
IOWA
SECRETARY OF STATE
6-6-05
3:43PM
W427800
[Bar code]

/s/ Mic Ruhland
Signature: Mic Ruhland
530 Hardy St. Akron, IA 51001 Ph: 712-568-3884

RECEIVED
SECRETARY OF STATE
IOWA
07 JUL- 3 PM 3:45
ARTICLES OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
OF
NORTHWEST IOWA RENEWABLE ENERGY, L.L.C.
TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:
     Pursuant to Section 1101 of the Iowa Limited Liability Company Act, the above-named limited liability company (the “Company”) hereby adopts the following amendment to the Company’s Articles of Organization:
     1. The name of the Company is Northwest Iowa Renewable Energy, L.L.C.
     2. The Articles of Organization of the Company are hereby amended by deleting ARTICLE I thereof and by inserting, in lieu thereof, the following:
“ARTICLE I
     The name of the limited liability company is Natural Innovative Renewable Energy, L.L.C.”
     3. The date of adoption of the foregoing amendment was June 27, 2007.
     4. The foregoing amendment was adopted by a vote of the members in accordance with the Iowa Limited Liability Company Act.
Dated: June 27, 2007

Northwest Iowa Renewable Energy, L.L.C.

By:	/s/ John E. Lucken
John Lucken, Chairman

Appendix B
OPERATING AGREEMENT
OF
NORTHWEST IOWA RENEWABLE ENERGY, LLC
Dated April 14, 2006

NORTHWEST IOWA RENEWABLE ENERGY, LLC
OPERATING AGREEMENT

Page
10.6 Allocations During Period of Liquidation	B-26
10.7 Character of Liquidating Distributions	B-26
10.8 The Liquidator	B-26
10.9 Forms of Liquidating Distributions	B-26

SECTION 11. MISCELLANEOUS	B-26
11.1 Notices	B-26
11.2 Binding Effect	B-27
11.3 Construction	B-27
11.4 Headings	B-27
11.5 Severability	B-27
11.6 Incorporation By Reference	B-27
11.7 Variation of Terms	B-27
11.8 Governing Law	B-27
11.9 Waiver of Jury Trial	B-27
11.10 Counterpart Execution	B-27
11.11 Specific Performance	B-27

OPERATING AGREEMENT
OF
NORTHWEST IOWA RENEWABLE ENERGY, LLC
     THIS OPERATING AGREEMENT (the “Agreement”) is entered into and shall be effective as of the 14th day of April, 2006 (the “Effective Date”), by and among NORTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Company”), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a counterpart of this Agreement and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.
     WHEREAS, the initial Members of the Company have formed a limited liability company under the laws of the State of Iowa by filing Articles of Organization pursuant to the Iowa Limited Liability Company Act (the “Act”); and
     WHEREAS, the Members desire to set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. THE COMPANY
1.1 Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on June 6, 2005 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.
1.2 Name. The name of the Company shall be “Northwest Iowa Renewable Energy, LLC” and all business of the Company shall be conducted in such name.
1.3 Purpose; Powers. The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities as permitted under the applicable laws of the State of Iowa; (ii) to engage in the processing of feedstocks into biodiesel and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.
1.4 Principal Place of Business. The Company shall continuously maintain an office in Iowa. The principal office of the Company shall be at 530 Hardy Street, Akron, Iowa 51001, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal office.
1.5 Term. The term of the Company commenced on the date the Articles of Organization (the “Articles”) of the Company were filed with the office of the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.
1.6 Agent For Service of Process. The name and address of the agent for service of process on the Company in the State of Iowa shall be William E. Hanigan, 666 Grand Ave., Suite 2000, Des Moines, IA 50309-2510, or any successor as appointed by the Directors.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member’s interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.
1.8 Payment of Individual Obligations. Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
        (a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).
        (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
        (c) “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.
        (d) “Agreement” means this Operating Agreement of Northwest Iowa Renewable Energy, LLC, as amended from time to time.
        (e) “Articles” means the Articles of Organization of the Company filed with the Iowa Secretary of State, as same may be amended from time-to-time.
        (f) “Assignee” means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.8.
        (g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.
        (h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member’s predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

     (i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) “Company” means Northwest Iowa Renewable Energy, LLC, an Iowa limited liability company.
     (k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.
     (l) “Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (n) “Director” means any Person who (i) is referred to as such in Section 5.1 of this Agreement or has become a Director pursuant to the terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” means all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (o) “Dissolution Event” shall have the meaning set forth in Section 10.1 hereof.
     (p) “Effective Date” means April 14, 2006.
     (q) “Facilities” shall mean the biodiesel production and co-product production facilities in Iowa or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.
     (r) “Financing Closing” means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.
     (s) “Fiscal Year” means (i) any twelve-month period commencing on October 1 and ending on September 30 and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
     (t) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (u) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (v) “Issuance Items” has the meaning set forth in Section 3.3(h) hereof.
     (w) “Liquidation Period” has the meaning set forth in Section 10.6 hereof.
     (x) “Liquidator” has the meaning set forth in Section 10.8 hereof.
     (y) “Losses” has the meaning set forth in the definition of “Profits” and “Losses.”
     (z) “Member” means any Person (i) whose name is set forth as such on Exhibit “A” initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.
     (aa) “Members” means all such Members.
     (bb) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (cc) “Membership Interest” means collectively, the Membership Economic Interest and Membership Voting Interest.
     (dd) “Membership Register” means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.
     (ee) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.
     (ff) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.
     (gg) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (hh) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (ii) “Officer” or “Officers” has the meaning set forth in Section 5.19 hereof.

     (jj) “Permitted Transfer” has the meaning set forth in Section 9.2 hereof.
     (kk) “Person” means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
     (ll) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (mm) “Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.
     (nn) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (oo) “Regulatory Allocations” has the meaning set forth in Section 3.4 hereof.
     (pp) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (qq) “Securities Act” means the Securities Act of 1933, as amended.
     (rr) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.
     (ss) “Tax Matters Member” has the meaning set forth in Section 7.4 hereof.

     (tt) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.
     (uu) “Units or Unit” means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.
     (vv) “Unit Holders” means all Unit Holders.
     (ww) “Unit Holder” means the owner of one or more Units.
     (xx) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (yy) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (zz) “Unit Holder Nonrecourse Deductions “ has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.
SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Original Capital Contributions. The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.5, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
(a)	To each Unit Holder’s Capital Account there shall be credited (i) such Unit Holder’s Capital Contributions, (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and Section 3.4, and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)	To each Unit Holder’s Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)	In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)	In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
SECTION 3. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.2 Losses. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
     (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

     (e) Nonrecourse Deductions. Non recourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Curative Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules. (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All credits against income tax with respect to the Company’s property or operations, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.
SECTION 4. DISTRIBUTIONS
4.1 Net Cash Flow. The Directors, in their discretion, shall make distributions of Net Cash Flow, if any, to the Members. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company’s lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.
SECTION 5. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement, the Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such powers as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. Subject to Section 5.7 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. It is not necessary that an individual be a Member of the Company in order to serve as a Director hereunder. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the total outstanding Membership Voting Interests.
5.2 Number of Total Directors. The total number of Directors of the Company shall be a minimum of 7 and a maximum of 15, until the first annual or special meeting of the members following substantial completion of the construction of the Facilities at which time the number of Directors shall be a minimum of 7 and a maximum of 15 subject to the appointment of additional Directors pursuant to section 5.3(c) below. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by majority vote at any annual or special meeting. However, the relative ratio of the number of elected Directors to appointed Directors shall always result in a majority of elected Directors.

5.3 Election and Appointment of Directors.
     (a) Election of Directors and Terms. The initial Directors, appointed by the initial Members, and shall include the individuals set forth on Exhibit “B” attached hereto. The initial Directors shall serve for an initial term ending at the first annual or special meeting of the members following substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. In accordance with section 5.2, at the first annual or special meeting of the members following substantial completion of the construction of the Facilities, the number of Directors shall be a minimum of 7 and a maximum of 15, subject to the appointment of additional Directors pursuant to section 5.3(c) below. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified; provided, however, that any Member who is authorized to appoint a Director pursuant to Section 5.3(c) shall not be entitled to vote for the election of any other Directors that the Members are entitled to elect, and the Units held by such Member shall not be included in determining a plurality of the Membership Voting Interests for purposes of electing Directors. Prior to the expiration of their initial terms, the initial Directors shall, by resolution adopted prior to the expiration of their initial term, separately identify the Director positions to be elected and shall classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The terms of Group I Directors shall expire first (initial term of one year with successors elected to three year terms thereafter), followed by those of Group II Directors (initial term of two years with successors elected to three year terms thereafter), and then Group III Directors (initial and subsequent terms of three years). Except for the special right of appointment of certain Directors as provided in subsection (c) hereof, Directors shall be elected by a plurality vote of the Membership Voting Interests so that the nominees receiving the greatest number of votes relative to all other nominees are elected as Directors.
     (b) Nominations for Directors. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of Directors may also be made by any Member entitled to vote generally in the election of Directors. However, any Member that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Member’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth:
(i)	the name and address of record of the Member who intends to make the nomination;

(ii)	a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)	the name, age, business and residence addresses, and principal occupation or employment of each nominee;

(iv)	a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(v)	such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission;

(vi)	the consent of each nominee to serve as a Director of the Company if so elected; and

(vii)	a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors.
The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

     (c) Special Right of Appointment of Directors for Certain Members. Commencing with the first annual or special meeting of the Members following substantial completion of construction of the Facilities, each Member who holds 2,000 or more Units all of which were purchased by such Member from the Company during the Company’s initial 2006 registered offering first, shall be entitled to appoint one (1) Director, so long as the Appointing Member is the holder of the same 2,000 or more Units. Units held by an Affiliate or Related Party of a Member shall count in determining the number of Units held by the Member for purposes of this section. Only Members who acquire 2,000 or more Units from the Company in its 2006 initial registered offering are granted appointment rights hereunder. Accordingly, any Member who subsequently acquires 2,000 or more Units other than by acquisition from the Company in its initial registered offering shall not be entitled to appoint any Directors, regardless of the number of Units held by such Member but such Member shall elect Directors at large pursuant to Section 5.3(a) herein. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. A Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by a Member falls below the threshold granting appointment rights, the term of any Director appointed by such Member shall terminate, the seat will dissolve, and the Unit holder will elect Directors with Unit holders in accordance with this section 5.3. The Member’s special right of appointment will terminate.
5.4 Committees. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent consistent with this Agreement and provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.
5.5 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:
(a)	Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

(b)	Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)	Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)	Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(e)	Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

(f)	Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

(g)	Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

(h)	Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

(i)	Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)	Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors’ and Officers’ liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)	Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)	Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

(m)	Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)	Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

(o)	Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.6 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.
5.7 Restrictions on Authority of Directors.
     (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 hereof;

(ii)	Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company. Notwithstanding the foregoing, the Directors of the Company may, subject to Section 10 hereof, declare bankruptcy or cause the Company to proceed to Chapter 11 reorganization if deemed necessary as a result of the financial condition of the Company.
     (b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:
(i)	Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units in any subsequent offering at a purchase price of less than $500 per Unit, except the Directors shall have authority to issue Units in the Company’s 2006 seed capital offering at a purchase price of $500 per Unit;

(iv)	Issue more than an aggregate of 50,000 Units; and

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.
5.8 Director Meetings and Notice. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any two or more Directors. If the date, time, and place of a meeting of the Directors have been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days’ written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting.
5.9 Action Without a Meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by one hundred percent (100%) of the Directors authorized to vote on the matter as provided by this Agreement, provided that a copy of such written action shall be promptly given to all such Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other.
5.10 Quorum; Manner of Acting. Not less than fifty percent (50%) of the Directors authorized to vote on a matter as provided by this Agreement shall constitute a quorum for the transaction of business at any Directors’ meeting. Each Director shall have one (1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of the number of Directors constituting a quorum as provided by this Agreement. Voting by proxy or by mail ballot shall be permitted on any matter presented for a vote at any Directors’ meeting held after Financing Closing; provided however, that a Director may not vote by proxy or by mail ballot more than two times per calendar year. The proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid more than three (3) months from the date of its execution, unless otherwise provided in the written proxy.
5.11 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such Director’s (or his/her Affiliate’s) potential financial interest was reasonably disclosed at the time of such vote.

5.12 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.13 Chairman and Vice Chairman. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.
5.14 President and Chief Executive Officer. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.
5.15 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.
5.16 Secretary; Assistant Secretary. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.
5.17 Vice President. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.
5.18 Delegation. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
5.19 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.20 Limitation of Liability; Indemnification of Directors. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member, Director, Officer or all of the foregoing. No Director or Officer of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) for any breach of the duty of loyalty to the Company or its Members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director or Officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
5.21 Compensation; Expenses of Directors. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.
5.22 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company’s cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, are the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
SECTION 6. ROLE OF MEMBERS
6.1 One Membership Class. There shall initially be one class of Membership Interests and one class of Units. Additional classes of Membership Interests and Units may be created and issued to new Members or to existing Members on such terms and conditions as the Directors may determine and may include the creation of different classes of Membership Interests represented by different classes of Units, which classes may have different rights, powers and preferences, which rights, powers and preferences may be senior to those of existing Members, including, without limitation, voting rights and distribution preferences. Members shall have no preemptive rights to acquire additional or newly created Units of the Company.
6.2 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit C attached hereto and such other documents as may be required by the Directors. Each prospective Member must be approved and admitted to the Company by the Board of Directors. The Membership Interests of the Members shall be set forth on Exhibit “A” to this Agreement.
6.3 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in its sole discretion. Any such admission must comply with the requirements described in this

Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission including the Member’s agreement to be bound by this Agreement.
6.4 Rights or Powers. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.5 Voting Rights of Members. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement. Members do not have a right to cumulate their votes for any matter entitled to a vote of the Members, including election of Directors.
6.6 Member Meetings. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Members representing an aggregate of not less than thirty percent (30%) of the Membership Voting Interests may also in writing demand that the Directors call a meeting of the Members. Regular meetings of the Members shall be held not less than once per Fiscal Year.
6.7 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any meeting of the Members by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear and speak with each other.
6.8 Notice of Meetings; Waiver. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 11.1 hereof at least 5 days and no more than 60 days before the day on which the meeting is to be held. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
6.9 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing an aggregate of at least twenty-five percent (25%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.10 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests constituting the quorum shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.11 Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of Members.
6.12 Termination of Membership. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely as Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 9.10 hereof.
6.13 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company’s affairs shall not be required to be wound up. The Company shall continue without dissolution.
6.14 No Obligation to Purchase Membership Interest. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member’s Capital Contributions or to require the purchase or redemption of the Member’s Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.15 Waiver of Dissenters Rights. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters’ or similar rights under the Act.
6.16 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine percent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties and Affiliates.
SECTION 7. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director; (iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company’s federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or its designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company’s federal, state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred and twenty (120) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 10 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). For purposes of this paragraph, public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.
SECTION 8. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Board of Directors or any Member. Following such proposal, the Board of Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Board of Directors shall include in any such submission a recommendation as to the proposed amendment. The Board of Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests constituting a quorum of the Members. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
SECTION 9. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Section 9, a Unit Holder may:
     (a) at any time Transfer all or any portion of its Units:
(i)	to the transferor’s administrator or trustee to whom such Units are transferred involuntarily by operation of law or judicial decree, or;

(ii)	without consideration to or in trust for descendants or the spouse of a Member; and
     (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units:
(i)	to any Person approved by the Directors in writing,

(ii)	to any other Member or to any Affiliate or Related Party of another Member; or

(iii)	to any Affiliate or Related Party of the transferor.
Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of a Membership Interest shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).
9.4 Prohibited Transfers. Any purported Transfer of Units that is not permitted under this Section shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize such a Transfer (or if the Directors, in their sole discretion, elect to recognize such a Transfer), the Units Transferred shall be strictly limited to the transferor’s Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not permitted under this Section, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.
9.5 No Dissolution or Termination. The transfer of a Membership Interest pursuant to the terms of this Article shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article, Transfer of a Membership Interest may be made if the Membership Interest sought to be sold, exchanged or transferred, when added to the total of all other Membership Interests sold, exchanged or transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the company under Section 708 of the Internal Revenue Code. In the event of a transfer of any Membership Interests, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Internal Revenue Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.7 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.
9.8 Admission of Substituted Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except (x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.
9.9 Representations Regarding Transfers.
     (a) Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as “matching services” as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9 and to Transfer such Units only to Persons who agree to be similarly bound.
     (b) Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, EXCEPT THE STATE OF IOWA, AND MAY NOT BE SOLD, OFFERED

FOR SALE, OR TRANSFERRED IN ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHILE THE COMPANY IS OFFERING SUCH UNITS FOR SALE AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE BY THE COMPANY OF SUCH UNITS, TO ANY PERSONS RESIDENT OUTSIDE THE STATE OF IOWA.
9.10 Distribution and Allocations in Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Directors shall approve. All Members acknowledge that the admission of additional Members may result in dilution of a Member’s Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.
SECTION 10. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “DISSOLUTION EVENT”): (i) The affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, Directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, Director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
SECTION 11. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Member, either to the address set forth in Section 2.1 hereof or to such other address as has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.
11.4 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.
11.7 Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.
IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.
[Signature Page Follows]

COMPANY:
NORTHWEST IOWA RENEWABLE ENERGY, LLC

By: Its:	/s/ John Lucken Chairman

EXHIBIT “A”
Northwest Iowa Renewable Energy, LLC
Initial Membership List

Name of Initial Members	Units
James Anderson	15
Donald Blezek	15
Greg Breitbarth	3
Mark Brown	6
Mike & Mary Caskey	15
David Dirks	3
Richard Dirks	3
Kevin Eekhoff	6
Chad & Angela Ericson	15
Ron Flynn	6
Bob Frerichs	9
Carla Granstrom	15
Harold Higman	15
Dennis Johnson	3
Dallas Klemme	15
Garry & Carol Klemme	15
Michael Klemme	15
John and Sandy Koch	15
Dave Kreig	15
Ken Kreig	15
Alan Lucken	9
John Lucken Trust	15
Kenneth Peterson	15
Darwin Phillips	15
Robert B. Plendl	15
Rob D. Plendl	15
Richard Root	7.5
Michael Ruhland	3
Brett Udell	15
Kirk Utesch	15
Rick Vander Kooi	15
AD Trucking	15

TOTAL	373 1/2

EXHIBIT “B”
Initial Board of Directors

Name	Age	Position with the Company	Address
John Lucken	66	Chairman and Director	250 S 6th Street, P.O. Box 345
			Akron, IA 51001
Craig Myron	59	Treasurer and Director	5011 Valhalla Place
			Vermillion, SD 57069-0473
John Borchers	67	Director	4349 Cherry Ave.
			Hawarden, Iowa 51022
Robert Frerichs	61	Director	150 S. 7th Street
			Akron, IA 51001
Brian Peterson.	42	Director	1739 Charles Avenue
			Lawton, IA 51030
John Byl	65	Director and Vice Chairman	1336 3rd Avenue S.E.
			Sioux Center, IA 51250
Daniel O’Conner	58	Director	31244 470th Avenue
			Burbank, SD 57010
Jack Parliament	50	Director	1319 N. Olde Wagon Road
			Sioux Falls, SD 57110
Steven Rowe	41	Director	26301 Hwy 3
			LeMars, IA 51031
Harold Higman	61	Director	411 S. 6th Street
			Akron, IA 51001

EXHIBIT “C”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
OPERATING AGREEMENT OF
NORTHWEST IOWA RENEWABLE ENERGY, LLC
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Northwest Iowa Renewable Energy, LLC, has received a copy of the Operating Agreement, dated April 14, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)		Name of Entity (Please Print)

Signature of Individual		Print Name and Title of Officer

Name of Joint Individual Member (Please Print)		Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:
NORTHWEST IOWA RENEWABLE ENERGY, LLC

By:

Its:

First Amendment to the Operating Agreement
of
Northwest Iowa Renewable Energy, L.L.C.
     THIS First Amendment to the Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated April 14, 2006 (the “Operating Agreement”) is adopted and effective as of 27th of June, 2007, by the affirmative vote of a majority of the Membership Voting Interests of Northwest Iowa Renewable Energy, L.L.C. (the “Company”), pursuant to Section 701(c) of the Iowa Limited Liability Act and Section 8.1 of the Operating Agreement, at a Meeting of Members held on 27th June, 2007.
1.	Amendment. The Operating Agreement is amended by deleting Section 1.2 in its entirety and inserting, in lieu thereof the following:
1.2 Name. The name of the Company shall be “Natural Innovative Renewable Energy, L.L.C.” and all business of the Company shall be conducted in such name.
2.	No Other Effect. Other than is provided herein, the Operating Agreement remains unmodified and in full force and effect.
I, Steve Rowe, do hereby certify that I am the duly elected, qualified, and acting Secretary of the Company, and further certify that the above amendment was duly adopted by a majority of the members of the Company at a Meeting of Members held on 27 June, 2007, in accordance with the provisions of the Company’s Operating Agreement.

Date: 27th of June	/s/ Steve J. Rowe
Steve Rowe, Secretary

APPROVED:

/s/ John E. Lucken John Lucken, Chairman

Appendix C
NATURAL INNOVATIVE RENEWABLE ENERGY
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000 per Unit
Minimum Investment of 20 Units ($20,000)
1 Unit Increments Thereafter ($1,000)
     The undersigned subscriber, desiring to become a member of Natural Innovative Renewable Energy, L.L.C., an Iowa limited liability company, with its principal place of business at 121 S. 2nd Street, P.O. Box 366, Akron, Iowa 51001, hereby subscribes for the purchase of the membership units of Natural Innovative Renewable Energy (“Units”), and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name, address and telephone numbers. Joint subscribers should provide both names. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Your name, address and telephone numbers will be recorded exactly as printed below.

1.	Subscriber’s Printed Name:

2.	Subscriber’s Address:

Street

City, State, Zip Code

County

3.	Home Telephone Number

4.	Business Telephone Number

5.	Mobile Telephone Number

B. NUMBER OF UNITS PURCHASED. You must purchase at least 20 Units. The minimum purchase by a single investor is 20 Units ($20,000) and increments of 1 Unit thereafter. The maximum number of units to be sold in the offering is 60,000. Indicate the number of units purchased in the box below.

units
C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. Ten Percent (10%) 1st	+	3. Ninety Percent (90%) 2nd
		Installment		Installment
($1,000 per unit multiplied by number of units in part B above)		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
     You should read the Prospectus dated                     , 2007 (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Natural Innovative Renewable Energy. Read the instructions below on how to complete a subscription for our units.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO NATURAL INNOVATIVE RENEWABLE ENERGY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to Natural Innovative Renewable Energy’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “Security National Bank, Escrow Agent for Natural Innovative Renewable Energy, L.L.C.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 8 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units subscribed and grant Natural Innovative Renewable Energy a security interest in your units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Natural Innovative Renewable Energy, L.L.C.	First National Bank
Attn: John Lucken, Chairman	For Credit To Account:
121 S. 2nd Street	Security National Bank, Escrow Agent for
P.O. Box 366	Natural Innovative Renewable Energy, L.L.C.
Akron, IA 51001	251 Reed Street
Akron, IA 51001
     5. Within 20 days of written notice from Natural Innovative Renewable Energy that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Security National Bank, Escrow Agent for Natural Innovative Renewable Energy, L.L.C.” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. Deliver this check to the same address set forth above in Instruction 4 within twenty (20) days of the date of Natural Innovative Renewable Energy’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Natural Innovative Renewable Energy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.
     Your funds will be placed in Natural Innovative Renewable Energy’s escrow account at Security National Bank, Sioux City, Iowa. The funds will be released to Natural Innovative Renewable Energy or returned to you in accordance with the escrow arrangements described in the Prospectus. Natural Innovative Renewable Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Natural Innovative Renewable Energy rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees. Natural Innovative Renewable Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER NATURAL INNOVATIVE RENEWABLE ENERGY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after Natural Innovative Renewable Energy’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Natural Innovative Renewable Energy, L.L.C.”
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

Natural Innovative Renewable Energy
P.O. Box 366
Akron, Iowa 51001
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Natural Innovative Renewable Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Natural Innovative Renewable Energy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Natural Innovative Renewable Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
You may direct your questions to any of our directors at (712) 568-1000.
F. Additional Subscriber Information. The Subscriber, named above, certifies the following under penalties of perjury:

1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

	☐	Individual
	☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)
	☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
	☐	Trust
Trustee’s Name:

Trust Date:

	☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust’s taxpayer identification number. Custodians should provide the minor’s Social Security Number. Other entities should provide the entity’s taxpayer identification number.

	☐	Check box if you are a non-resident alien
	☐	Check box if you are a U.S. citizen residing outside of the United States
	☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.
State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in Natural Innovative Renewable Energy unless you meet one of the following suitability tests (a or b) for your state of residence as set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

For investors that reside in states other than Iowa:

	a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

	b. ☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles

For Iowa investors:

	a. ☐	I (We) have annual income from whatever source of at least $65,000 and a net worth of at least $65,000, exclusive of home, furnishings and automobiles; or

	b. ☐	I (We) have a net worth of at least $175,000, exclusive of home, furnishings and automobiles.

I (We) certify that I (we) satisfy one of the suitability requirements set forth as (a) and (b) above.

	Signature of Individual Subscriber	Signature of Joint Subscriber
(if applicable)
Subscriber’s Representations and Warranties. You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.
(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Natural Innovative Renewable Energy that he, she or it:

a. has received a copy of Natural Innovative Renewable Energy’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

b. has been informed that the units of Natural Innovative Renewable Energy are offered and sold in reliance upon a federal securities registration; state registrations in Iowa, South Dakota, Nebraska, and Colorado and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Iowa, South Dakota, and Colorado and that Natural Innovative Renewable Energy is relying in part upon the representations of the undersigned Subscriber contained herein;

d. has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Iowa, South Dakota, Nebraska or Colorado Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e. intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f. understands that there is no present market for Natural Innovative Renewable Energy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g. has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h. has received a copy of the Natural Innovative Renewable Energy Operating Agreement, dated April 14, 2006, as amended (the “Operating Agreement”) and understands that upon closing the escrow by Natural Innovative Renewable Energy, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i. understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Natural Innovative Renewable Energy Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k. understands that Natural Innovative Renewable Energy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Natural Innovative Renewable Energy in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l. understands that, to enforce the above legend, Natural Innovative Renewable Energy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of Natural Innovative Renewable Energy;

n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

o. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

p. understands that execution of the attached Promissory Note and Security Agreement will allow Natural Innovative Renewable Energy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q. acknowledges that Natural Innovative Renewable Energy may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

By executing this Subscription Agreement below, the Subscriber agrees to be bound by all of the terms, provisions, warranties, representations and conditions contained in this Subscription Agreement.
Signature of Subscriber/Joint Subscriber:
Date:

Sign below if subscribing as an Individual or as joint tenants:	Sign below if subscribing as a trust or other business entity:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.:
Natural Innovative Renewable Energy, L.L.C. hereby accepts the subscription for the above Units.
Dated this                      day of                     , 200___.
Natural Innovative Renewable Energy, L.L.C.

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement:                     , 200___.
$1,000 per Unit
          Minimum Investment of 20 Units ($20,000); 1 Unit Increments Thereafter ($1,000 each)
                     Number of Units Subscribed
                     Total Purchase Price ($1,000 per unit multiplied by number of units subscribed)
(                    ) Less Initial Payment (10% of Principal Amount)
                     Principal Balance
FOR VALUE RECEIVED, the undersigned obligor (the “Obligor”) hereby promises to pay to the order of Natural Innovative Renewable Energy, L.L.C., a Iowa limited liability company (referred to throughout this Promissory Note and Security Agreement by this name or the “Company”), at its principal office located at P.O. Box 366, 121 S. 2nd Street, Akron, IA 51001, or at such other place as required by Natural Innovative Renewable Energy, the Principal Balance set forth above, in one lump sum to be paid without interest within 20 days following the call of the Natural Innovative Renewable Energy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement, including the 10% installment payment due upon subscription, may be forfeited at the discretion of Natural Innovative Renewable Energy.
The undersigned agrees to pay to Natural Innovative Renewable Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Natural Innovative Renewable Energy and its successors and assigns. In the event that the undersigned defaults on this on the obligations provided in this Promissory Note and Security Agreement, Natural Innovative Renewable Energy or its assigns have the right to: (i) terminate Obligor’s interests in Natural Innovative Renewable Energy, including redeeming Obligor’s Membership Units and retaining as liquidated damages all sums paid to date; (ii) pursue collection of the remaining balance due through legal proceedings, with Obligor paying all costs to collect such balance, including reasonable attorneys’ fees; (iii) offer for sale the Obligor’s Membership Units; and (iv) pursue any other remedy available to Natural Innovative Renewable Energy under law.
The undersigned grants to Natural Innovative Renewable Energy its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Natural Innovative Renewable Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
[Remainder of Page Intentionally Left Blank]

Dated:                     , 200___.

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:

Signature	Signature

Officer Title if Obligor is an Entity

Address of Obligor:

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
OPERATING AGREEMENT OF
NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Natural Innovative Renewable Energy, L.L.C., has received a copy of the Operating Agreement, dated April 14, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)		Name of Entity (Please Print)

Signature of Individual Member		Print Name and Title of Officer

Name of Joint Individual Member (Please Print)		Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:
NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.

By:

Its:

MINIMUM 45,000 UNITS
MAXIMUM 60,000 UNITS
PROSPECTUS
[Effective Date], 2007
You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
Through and including ___, 2007 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Directors and officers of Natural Innovative Renewable Energy, L.L.C. may be entitled to benefit from the indemnification provisions contained in the company’s operating agreement and the Iowa Limited Liability Company Act. The general effect of these provisions is summarized below.
     Our operating agreement provides that to the maximum extent permitted under the Iowa Limited Liability Company Act and any other applicable law, no member or director of Natural Innovative Renewable Energy. shall be personally liable for any debt, obligation or liability of the company merely by reason of being a member or director or both. No director of the company shall be personally liable to the company or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (i) the amount of a financial benefit received by a Director to which the Director is not entitled; (ii) an intentional infliction of harm on the limited liability company or its members; (iii) a violation of Section 490A.807 of the Act; or (iv) an intentional violation of criminal law. To the maximum extent permitted under the Iowa Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the company. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the company in contradiction of the Iowa Limited Liability Company Act. The company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.
     Generally, under Iowa law, a member or manager is not personally obligated for any debt or obligation of the company solely because they are a member or manager of the company. However, Iowa law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement provides that no member or director of Natural Innovative Renewable Energy shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.
     The principles of law and equity supplement the Iowa Limited Liability Company Act, unless displaced by particular provisions of the Act.
     There is no pending litigation or proceeding involving a director, officer, employee or agent of the company as to which indemnification is being sought. The company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission	$5,446
Legal fees and expenses	80,000
Consulting Fees	50,000
Accounting fees	40,000
Blue Sky filing fees	22,200
Printing expenses	40,000
Advertising	185,000
Miscellaneous expenses	4,000

Total	$426,646

*	All of the above items except the registration fee and blue sky filing fees are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
     During the time period ending on June 30, 2006, we issued and sold 373.5 membership units to our founding members at a purchase price of $333.33 per unit without registering the units with the Securities Exchange Commission. In addition, during the time period ending on September 7, 2006, we issued and sold 2,373.5 membership units to seed capital investors at a purchase price of $500 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation C or received the information required for non-accredited investors and made representations to us regarding their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1,311,250.
ITEM 27. EXHIBITS.
3.1	Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 6, 2005 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2	Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated April 14, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3	Articles of Amendment of the Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

3.4	First Amendment to the Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

4.1	Form of Membership Unit Certificate filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

4.2	Form of Subscription Agreement of registrant filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

4.3	Escrow Agreement with 1st National Bank of Akron, Iowa dated July 30, 2007 filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

5.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

8.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.1	Bio-diesel Marketing Contract with Eco Energy, Inc. dated November 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.2	Option Agreement for Purchase of Real Estate with Higman Sand and Gravel dated July 21, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3	Letter of Intent with Bratney Companies dated September 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4	Phase I Design Services Agreement Between Owner & Contractor/Engineer with Bratney Companies dated July 17, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5	Consulting Agreement with Ag Visions Enterprises, LLC filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6	Proposal to Provide Environmental Permitting Services with Stanley Consultants dated September 5, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7	Phase II Consulting Agreement with Ag Visions Enterprises, LLC dated December 27, 2006 filed as part of Pre-Effective Amendment No. 1to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8	Real Estate Contract with Earnest Johnson dated November 14, 2006 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9	IRMP Preferred Agreement with FCStone, LLC dated March 19, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10	Memorandum of Understanding with Heartland Marketing Group, Inc. dated March 28, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11	Agreement for Consulting Services with Engineering & Construction Services dated April 17, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

10.12	Amendment to Option Agreement for Purchase of Real Estate with Higman Sand and Gravel, Inc. dated June 15, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

23.1	Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated August 2, 2007 filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

23.2	Consent of Frazier, Barnes & Associates dated March 15, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.4	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

99.1	Feasibility Study prepared by Frazier, Barnes & Associates dated October 10, 2005 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

ITEM 28. UNDERTAKINGS.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, to undertake that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 2 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Akron, Iowa on August 2, 2007.

NATURAL INNOVATIVE RENEWABLE ENERGY, L.L.C.

Date: August 2, 2007	/s/ John E. Lucken
John E. Lucken
Chairman, President and Director (Principal Executive Officer)

Date: August 2, 2007	/s/ Craig Myron
Craig Myron Treasurer and Director (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: August 2, 2007	/s/ John E. Lucken
John E. Lucken
Chairman, President and Director (Principal Executive Officer)

Date: August 2, 2007	/s/ Steven Rowe
Steven Rowe
Secretary and Director

Date: August 2, 2007	/s/ Craig Myron
Craig Myron
Treasurer and Director (Principal Financial and Accounting Officer)

Date: August 2, 2007	/s/ John Borchers
John Borchers
Director

Date: August 2, 2007	/s/ Robert Frerichs
Robert Frerichs
Director

Date: August 2, 2007	/s/ Brian Peterson
Brian Peterson
Director

Date: August 2, 2007	/s/ John Byl
John Byl
Director and Vice Chairman

Date: August 2, 2007	/s/ Daniel O’Connor
Daniel O’Connor
Director

Date: August 2, 2007	/s/ Jack Parliament
Jack Parliament
Director

Date: August 2, 2007	/s/ Harold Higman Jr.
Harold Higman Jr.
Director

INDEX TO EXHIBITS
3.1	Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 6, 2005 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2	Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated April 14, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3	Articles of Amendment of the Articles of Organization of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

3.4	First Amendment to the Operating Agreement of Northwest Iowa Renewable Energy, L.L.C. dated June 27, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

4.1	Form of Membership Unit Certificate filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

4.2	Form of Subscription Agreement of registrant filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

4.3	Escrow Agreement with 1st National Bank of Akron, Iowa dated July 30, 2007 filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

5.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

8.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.1	Bio-diesel Marketing Contract with Eco Energy, Inc. dated November 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.2	Option Agreement for Purchase of Real Estate with Higman Sand and Gravel dated July 21, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3	Letter of Intent with Bratney Companies dated September 7, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4	Phase I Design Services Agreement Between Owner & Contractor/Engineer with Bratney Companies dated July 17, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5	Consulting Agreement with Ag Visions Enterprises, LLC filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6	Proposal to Provide Environmental Permitting Services with Stanley Consultants dated September 5, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7	Phase II Consulting Agreement with Ag Visions Enterprises, LLC dated December 27, 2006 filed as part of Pre-Effective Amendment No. 1to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8	Real Estate Contract with Earnest Johnson dated November 14, 2006 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9	IRMP Preferred Agreement with FCStone, LLC dated March 19, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10	Memorandum of Understanding with Heartland Marketing Group, Inc. dated March 28, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11	Agreement for Consulting Services with Engineering & Construction Services dated April 17, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

10.12	Amendment to Option Agreement for Purchase of Real Estate with Higman Sand and Gravel, Inc. dated June 15, 2007 filed as part of this Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2.

23.1	Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated August 2, 2007 filed as part of this Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2.

23.2	Consent of Frazier, Barnes & Associates dated March 15, 2007 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.4	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

99.1	Feasibility Study prepared by Frazier, Barnes & Associates dated October 10, 2005 filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.